                                  EXHIBIT 2.1
                                  -----------

                                                            --------------------
                                                               EXECUTION COPY
                                                            --------------------









                            ASSET PURCHASE AGREEMENT

                                  by and among

                       TRINITY UNIVERSAL INSURANCE COMPANY

                                       and

                            UNITRIN SERVICES COMPANY

                                       and

                       LUMBERMENS MUTUAL CASUALTY COMPANY

                                       and

                   CERTAIN OF ITS SUBSIDIARIES AND AFFILIATES

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I

Definitions ..................................................................2
   1.1.   Definitions ........................................................2

ARTICLE II

Purchase and Sale ............................................................9
   2.1.   Transfer of Assets .................................................9
   2.2.   Limited Assumption of Liabilities ..................................9
   2.3.   Excluded Assets ...................................................10
   2.4.   Consideration and Payment .........................................10
   2.5.   Place and Date of Closing .........................................11
   2.6.   Closing Items .....................................................11

ARTICLE III

Representations and Warranties of Lumbermens ................................12
   3.1.   Organization and Good Standing ....................................12
   3.2.   Authorization .....................................................12
   3.3.   Consents and Approvals ............................................13
   3.4.   Defaults and Conflicts ............................................13
   3.5.   Absence of Certain Changes ........................................13
   3.6.   Title to Purchased Assets .........................................13
   3.7.   Lease Premises/Environmental Laws .................................13
   3.8.   Assumed Contracts .................................................14
   3.9.   Employee Matters ..................................................14
   3.10.  Compliance with Laws ..............................................15
   3.11.  Actions and Proceedings ...........................................15
   3.12.  Proprietary Rights and Computer Software and Systems ..............15
   3.13.  Insurance Business ................................................15
   3.14.  Regulatory Filings ................................................16
   3.15.  Licenses and Franchises ...........................................16
   3.16.  Intentionally Omitted .............................................16
   3.17.  Producers .........................................................16
   3.18.  Finders and Investment Bankers ....................................17
   3.19.  Third-Party Discussions ...........................................17
   3.20.  Disclosure ........................................................17
   3.21.  No Other Representations or Warranties ............................17

ARTICLE IV

Representations and Warranties of Trinity ...................................17
   4.1.   Organization and Good Standing ....................................18
   4.2.   Authorization .....................................................18

   4.3.   Consents and Approvals ............................................18
   4.4.   Defaults and Conflicts ............................................18
   4.5.   Compliance with Laws ..............................................18
   4.6.   Actions and Proceedings ...........................................19
   4.7.   Finders and Investment Bankers ....................................19
   4.8.   Disclosure ........................................................19
   4.9.   No Other Representations or Warranties ............................19

ARTICLE V

Covenants ...................................................................19
   5.1.   Conduct of Business ...............................................19
   5.2.   Investigations; Pre-Closing Access and Cooperation ................20
   5.3.   Post-Closing Access and Cooperation ...............................22
   5.4.   Subject Employees .................................................23
   5.5.   Consents and Reasonable Efforts ...................................23
   5.6.   Representations and Warranties ....................................24
   5.7.   Updating Schedules ................................................24
   5.8.   Further Assurances ................................................25
   5.9.   Expenses ..........................................................25
   5.10.  Confidentiality ...................................................25
   5.11.  Non-Solicitation of Subject Employees .............................27
   5.12.  Non-Compete .......................................................27
   5.13.  Enforcement .......................................................27
   5.14.  Trinity Companies' Usage of Kemper Name ...........................28
   5.15.  Systems Transition ................................................31
   5.16.  Trinity Companies' Usage of Shared Software .......................32
   5.17.  Stand Still .......................................................33

ARTICLE VI

Conditions Precedent to the Trinity Companies' Obligation to Close ..........34
   6.1.   Representations, Warranties and Covenants .........................34
   6.2.   Other Agreements ..................................................34
   6.3.   Governmental and Other Consents and Approvals .....................34
   6.4.   Possession of Assets; Instruments of Conveyance ...................35
   6.5.   Injunction ........................................................35
   6.6.   Other Documents ...................................................35
   6.7.   Stock Purchase Deliveries .........................................35

ARTICLE VII

Conditions Precedent to the Kemper Companies' Obligation to Close ...........35
   7.1.   Representations, Warranties and Covenants .........................35
   7.2.   Other Agreements ..................................................36
   7.3.   Governmental and Regulatory Consents and Approvals ................36

   7.4.   Injunction ........................................................36
   7.5.   Other Documents ...................................................36
   7.6.   Considerations ....................................................36
   7.7.   Stock Purchase Deliveries .........................................36

ARTICLE VIII

Survival ....................................................................37
   8.1.   Survival of Representations, Warranties, Covenants and
            Indemnities .....................................................37

ARTICLE IX

Indemnification and Other Rights ............................................37
   9.1.   Obligation to Indemnify ...........................................37
   9.2.   Claims Notice .....................................................39
   9.3.   Procedures for Direct Claims ......................................40
   9.4.   Indemnification Payments ..........................................40
   9.5.   Exclusivity .......................................................40

ARTICLE X

Termination .................................................................41
   10.1.  Termination of Agreement ..........................................41
   10.2.  Survival ..........................................................42

ARTICLE XI

Miscellaneous ...............................................................42
   11.1.  Publicity .........................................................42
   11.2.  Offset ............................................................42
   11.3.  Joint and Several Obligations .....................................42
   11.4.  Entire Agreement ..................................................42
   11.5.  No Third Party Beneficiaries ......................................43
   11.6.  Counterparts ......................................................43
   11.7.  Governing Law .....................................................43
   11.8.  Notices ...........................................................43
   11.9.  Successors and Assigns ............................................43
   11.10. Dispute Resolution ................................................44
   11.11. Waivers ...........................................................46
   11.12. Captions ..........................................................46
   11.13. Interpretation ....................................................46

                                    SCHEDULES
                                    ---------


Schedule 1.1(a)      Computer Hardware and Equipment
Schedule 1.1(b)      Knowledge of Kemper
Schedule 1.1(c)      Knowledge of Trinity
Schedule 1.1(d)      Other Purchased Assets
Schedule 1.1(e)      Additional Subject Employees
Schedule 3.3         Kemper Consents and Approvals
Schedule 3.5         Events and Conditions with a Material Adverse Effect
Schedule 3.7         Leased Premises
Schedule 3.8(a)      Material Assumed Contracts
Schedule 3.8(b)      Assignability of Material Assumed Contracts
Schedule 3.9         Subject Employees
Schedule 3.10        Compliance with Laws
Schedule 3.11        Kemper Actions and Proceedings
Schedule 3.12        Proprietary Rights and Computer Software and Systems
Schedule 3.13        Insurance Business
Schedule 3.14        Exceptions to Filings with Governmental Authorities
Schedule 3.15        Licenses and Franchises
Schedule 3.17(a)     Kemper Producers
Schedule 3.17(b)     Standard Forms of Agreements with Agents and Producers
Schedule 4.3         Trinity Consents and Approvals
Schedule 4.6         Trinity Actions and Proceedings
Schedule 5.2         Access Group
Schedule 5.14(a)     Kemper Marks and Logos
Schedule 5.14(b)     Domain Names

                                    EXHIBITS
                                    --------

            EXHIBIT A               POLICY CONVERSION AGREEMENT

            EXHIBIT B               REINSURANCE AGREEMENT

            EXHIBIT C               ADMINISTRATIVE SERVICES AGREEMENT

            EXHIBIT D               EMPLOYEE AGREEMENT

            EXHIBIT E               BILL OF SALE AND ASSUMPTION AGREEMENT

            EXHIBIT F               TRANSITION BRIDGING AGREEMENT

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") dated as of April 19th, 2002 is entered into by and among Trinity Universal Insurance Company, a Texas stock insurance company ("Trinity"), Unitrin Services Company, an Illinois corporation (individually and collectively, the "Trinity Companies"), Lumbermens Mutual Casualty Company, an Illinois mutual insurance company ("Lumbermens"), and those of Lumbermens' subsidiaries and affiliates that are signatories to this Agreement (individually and collectively, Lumbermens and such subsidiaries and affiliates are referred to herein as the "Kemper Companies").

                                    RECITALS

     WHEREAS, the business unit within the Kemper Companies known as the Individual and Family Group unit is engaged in, among other things, the marketing, issuance and administration of Personal Lines Coverage (as hereinafter defined);

     WHEREAS, the Kemper Companies desire to sell, and the Trinity Companies desire to purchase, subject to the terms and conditions hereinafter set forth, certain of the Kemper Companies' assets relating to the Personal Lines Coverage;

     WHEREAS, subject to the terms, conditions and limitations set forth in this Agreement, Trinity and certain of its affiliates shall enter into a Policy Conversion Agreement with the Kemper Companies in the form of Exhibit A hereto, pursuant to which Trinity and such affiliates shall acquire the right to replace such Kemper Companies upon expiration or cancellation of policies providing Personal Lines Coverage and such Kemper Companies shall agree to cooperate in effecting such replacements;

     WHEREAS, subject to the terms, conditions and limitations set forth in this Agreement, Trinity shall enter into the Reinsurance Agreement in the form of Exhibit B hereto, pursuant to which Trinity shall reinsure, on an indemnity reinsurance basis, the policies providing Personal Lines Coverage that shall be issued by the Kemper Companies for the account of Trinity and certain of its affiliates in accordance with the terms of the Policy Conversion Agreement;

     WHEREAS, subject to the terms, conditions and limitations set forth in this Agreement, Trinity and the Kemper Companies shall enter into an Administrative Services Agreement in the form of Exhibit C hereto, pursuant to which Trinity shall provide certain administrative and claim services for the administration and run-off of the policies providing Personal Lines Coverage issued by such Kemper Companies;

     WHEREAS, Unitrin, Inc. and Lumbermens are concurrently entering into a Stock Purchase Agreement dated as of even date herewith, subject to the terms, conditions and limitations of which Unitrin, Inc. shall acquire all of the outstanding capital stock of Kemper

Enterprise Group, Inc., an Illinois corporation ("KEGI"), which owns all of the outstanding capital stock of Kemper Auto & Home Insurance Company and Kemper Independence Insurance Company, both Illinois stock insurance companies;

     WHEREAS, subject to the terms, conditions and limitations set forth in this Agreement, Trinity and Lumbermens shall enter into an Employee Agreement in the form of Exhibit D hereto, pursuant to which Lumbermens shall provide the services of the Subject Employees (as defined hereinafter) to Trinity and provide certain payroll services and employee benefits with respect to such employees; and

     WHEREAS, Trinity and Lumbermens have entered into a certain Transition Bridging Agreement in the form of Exhibit F, pursuant to which Lumbermens will provide certain administrative services for a period following the Closing hereunder.

                                   ARTICLE I

                                   Definitions
                                   -----------

     1.1. Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

     "Accounting System Modifications" shall have the meaning set forth in
Section 5.15(b) hereof.

     "Administrative Services Agreement" means the Administrative Services Agreement by and among Trinity and the Kemper Companies in the form of Exhibit C hereto.

     "Affiliate" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person. "Control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, the holding of policyholders' proxies, by contract other than a commercial contract for goods or non-management services, or otherwise, unless the power is the result of an official position with or corporate office held by the Person. Except as provided otherwise in this Agreement, control is rebuttably presumed to exist if any Person, directly or indirectly, owns, controls, holds with the power to vote, or holds shareholders' proxies representing 10% or more of the voting securities of any other Person, or holds or controls sufficient policyholders' proxies, or is entitled by contract or otherwise, to nominate, appoint or elect the majority of the board of directors or comparable governing body of any other Persons.

     "Ancillary Agreements" means the (a) Policy Conversion Agreement, (b) Reinsurance Agreement, (c) Administrative Services Agreement, (d) Stock Purchase Agreement, (e) Employee Agreement, (f) Bill of Sale and Assumption Agreement, and (g) Transition Bridging Agreement.

     "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.

     "Assumed Contracts" means all contracts, agreements, leases and subleases of real and personal property, licenses, rights and commitments (oral or written) that are: (i) utilized for the Subject Business; or (ii) utilized for the Direct Business and which are not in the name of any of the KEGI Companies. "Assumed Contracts" does not include "Owned Software," "Licensed Software," "Shared Software," or "Direct Business Software." Furthermore, with respect to leases and subleases of real property for which the leased premises are occupied by both the Kemper Companies and IFG, "Assumed Contracts" shall mean only that portion of such lease or sublease that is allocable to IFG by the Kemper Companies as of the Contract Date.

     "Assumed Liabilities" shall have the meaning set forth in Section 2.2 hereof.

     "Bill of Sale and Assumption Agreement" means the Bill of Sale and Assumption Agreement in the form of Exhibit E hereto.

     "Books and Records" means (a) all of the books and records (including all hard copies and electronic or other copies thereof) of the Kemper Companies relating to the Subject Business, including without limitation, any marketing materials, customer lists, rating and pricing information and materials, policy records and information, policy forms, administrative records, claims files and records, reinsurance records, financial records, Tax records, compliance records, underwriting files and any other information or records relating thereto and (b) for each Subject Employee who consents in writing, each Subject Employee's employment files maintained by any Kemper Company, including personnel records and employee background investigation records, but, with respect to both (a) and (b) above, excluding any such records that are subject to the attorney-client privilege, are prohibited from being disclosed or transferred by Applicable Law or that primarily relate to the Excluded Assets or the Retained Liabilities.

     "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in the State of Illinois are permitted or obligated by Applicable Law to be closed or a day on which the New York Stock Exchange is closed for trading.

     "Claims Notice" shall have the meaning set forth in Section 9.2(a) hereof.

     "Closing" means the closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement.

     "Closing Date" means a date no later than five (5) Business Days after the last of the conditions to Closing set forth in this Agreement is satisfied or waived in writing; provided further, that the Closing may occur on such other date as the parties may agree to in writing.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

     "Computer Hardware" means the computer hardware and equipment listed on
Schedule 1.1(a) that are used in connection with: (i) the Subject Business, or
(ii) the Direct Business and which are not owned by any of the KEGI Companies.

     "Computer Software and Systems" means all databases, computer software programs, Internet applications, object code and source code (and related documentation) used in production by any Kemper Company in connection with the Subject Business.

     "Confidential Information" shall have the meaning set forth in Section 5.10 hereof.

     "Contract Date" means the date set forth in the first paragraph above.

     "Direct Business" means the business currently conducted by the KEGI Companies.

     "Direct Business Software" means all databases, computer software programs, Internet applications, object code and source code (and related documentation) used in production by any of the KEGI Companies in connection with the Direct Business and which are not owned by, or licensed solely to, any of the KEGI Companies.

     "Employee Agreement" means the Employee Agreement by and among Trinity and Lumbermens in form of Exhibit D hereto.

     "Encumbrance" means any lien, security interest, encumbrance, mortgage, pledge, security agreement, consignment or bailment for security purposes, reservation or exception, encroachment, easement or other title exception or encumbrance affecting an asset or property.

     "Excluded Assets" shall have the meaning set forth in Section 2.3 hereof.

     "Extra Contractual Obligations" means one hundred percent (100%) of any punitive, exemplary, compensatory or consequential damages or payments outside of or in excess of policy limits, arising under or relating to the Kemper Policies, as a result of an action alleging negligence, bad faith or other improper misconduct in denying or handling a claim under such a Kemper Policy.

     "Fixed Asset Purchase Price" shall have the meaning set forth in Section
2.4 thereof.

     "GAAP" means United States generally accepted accounting principles in effect from time to time.

     "Governmental Authority" means any court, administrative or regulatory agency or commission, or other federal, state, local or foreign governmental authority or instrumentality, or national securities exchange having jurisdiction over any party hereto.

     "IFG" means the business unit within the Kemper Companies that is known as the Individual and Family Group unit which is engaged in the marketing, issuance and administration of policies providing Personal Lines Coverage through independent agents; provided that, with respect to matters arising on or after Closing, the term "IFG", shall include the business of the Individual and Family Group as conducted by Trinity and its Affiliates.

     "Illinois SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of Illinois.

     "Indemnified Party" shall have the meaning set forth in Section 9.2(a) hereof.

     "Indemnifying Party" shall have the meaning set forth in Section 9.2(a) hereof.

     "Intellectual Property Purchase Price" shall have the meaning set forth in
Section 2.4. hereof.

     "KEGI Companies" means Kemper Enterprise Group, Inc. and all of its direct and indirect subsidiaries. "Kemper Auto & Home" means Kemper Auto & Home Insurance Company, an Illinois stock insurance company.

     "Kemper Companies" means Lumbermens, American Manufacturers Mutual Insurance Company, American Motorists Insurance Company, American Protection Insurance Company, and Kemper Lloyds Insurance Company.

     "Kemper Employment Termination Date" means the close of business on December 31, 2002 or such other date as mutually agreed by the parties in writing.

     "Kemper Extra Contractual Obligations" means all Extra Contractual Obligations to the extent such obligations are alleged to or are found to arise out of acts, errors or omissions occurring (or, in the case of omissions, failing to occur) at any time prior to the Closing Date by the Kemper Companies or their respective directors, officers, employees, Affiliates, agents or representatives.

     "Kemper Independence" means Kemper Independence Insurance Company, an Illinois stock insurance company.

     "Kemper Brands" shall have the meaning set forth in Section 5.14 hereof.

     "Kemper Marks" shall have the meaning set forth in Section 5.14 hereof.

     "Kemper Policies" means all insurance policies issued by a Kemper Company that provide Personal Lines Coverage.

     "Kemper Producers" means all agents, brokers and producers who write Personal Lines Coverage with any Kemper Company as of the Contract Date.

     "Knowledge of Kemper" means the actual knowledge of those persons identified in Schedule 1.1(b), as of the date of this Agreement or as of the Closing Date, as applicable.

     "Knowledge of Trinity" means the actual knowledge of those persons identified in Schedule 1.1(c), as of the date of this Agreement or as of the Closing Date, as applicable.

     "Leased Premises" means the premises that are identified on Schedule 3.7 hereof.

     "License" shall have the meaning set forth in Section 5.14 hereof.

     "Licensed Software" means Computer Software and Systems licensed by any Kemper Company from a third party for use in the Subject Business, the rights to which are to be assigned or re-licensed to the Trinity Companies at the Closing, as listed in Schedule 3.12 hereof.

     "Loss" and "Losses" shall have the meanings set forth in Section 9.1(a) hereof.

     "Lumbermens" means Lumbermens Mutual Casualty Company, an Illinois mutual insurance company.

     "Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of the Subject Business (other than Excluded Assets or the Retained Liabilities) taken as a whole; provided, however, that the following shall be excluded from the definition of "Material Adverse Effect" and from any determination as to whether such Material Adverse Effect has occurred or may occur: (a) the effects of changes that are generally applicable to (i) any segment of the personal lines insurance industry generally, or (ii) general economic, political or market conditions including
(U) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis; (V) any general suspension of trading in securities or the declaration of a banking moratorium or any suspension of payments on the extension of credit by lending institutions; (W) changes after the date of this Agreement in any Applicable Law or in the interpretation of any Applicable Law by any Governmental Authority;
(X) changes in GAAP or Illinois SAP; (Y) changes in interest rates; and (Z) financial or securities market fluctuations or conditions; (b) any adverse change or effect resulting from the announcement or the pendency of the transactions contemplated by this Agreement; and (c) the effects of any force majeure event.

     "Other Assets" means all tangible assets (other than Computer Hardware) of the Kemper Companies primarily used in (i) the Subject Business, or (ii) the Direct Business and which are not owned by any of the KEGI companies, including in each case the assets listed on Schedule 1.1(d).

     "Owned Software" means Computer Software and Systems the intellectual property rights to which are owned (as opposed to licensed) by any Kemper Company and which are exclusively used in the Subject Business, the ownership of which is to be transferred to the Trinity Companies at the Closing pursuant to
Section 2.1.

     "Permits" mean all licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings with, or waivers by, all Governmental Authorities and under all Applicable Laws required in order for the parties hereto to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

     "Permitted Encumbrances" as to any asset, means each of the following: (i) Encumbrances for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith; (ii) Encumbrances imposed by law, including without limitation materialmen's, mechanics', carriers', workmen's, and repairmen's liens and other similar liens arising in the ordinary course of business, and (iii) Encumbrances that do not in the aggregate materially detract from the value or materially interfere with the current or reasonably contemplated use of such asset in the Subject Business.

     "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, governmental, judicial or regulatory body or other entity.

     "Personal Lines Coverage" means the personal automobile insurance, homeowners' insurance and other personal lines coverages that are marketed, underwritten, issued and administered by the IFG business unit within the Kemper Companies, as of the date hereof, excluding any insurance: (a) covering risks located in Alaska, Michigan, Delaware, Arkansas or New Jersey, or (b) written by Kemper Producers whose authority to write new business has been terminated by the Kemper Companies on or prior to the Closing Date.

     "Personal Lines Insurance" means policies providing coverage for: (a) private passenger automobile; (b) residential property; (c) package (auto and homeowners); (d) personal catastrophe liability; (e) boats and watercraft; (f) motorcycle; (g) recreational vehicles; (h) personal property floaters; (i) personal inland marine; (j) home business extender, or (k) any combination of
(a) through (j).

     "Policy Conversion Agreement" means the Policy Conversion Agreement by and among Trinity and certain of its Affiliates and the Kemper Companies in the form of Exhibit A hereto.

     "Proprietary Rights" means all the trademarks, trade names and service marks and other intellectual property (and all registrations and applications with respect thereto) used by any Kemper Company exclusively in the Subject Business or Direct Business (and which are not owned by the KEGI Companies), other than the Computer Software and Systems, the Direct Business Software and other than the name "Kemper" or "Lumbermens" or any derivatives thereof or names or marks confusingly similar thereto.

     "Purchase Price" means the sum of the Intellectual Property Purchase Price and the Fixed Asset Purchase Price.

     "Purchased Assets" means (a) the Books and Records, (b) the Assumed Contracts, (c) the Proprietary Rights, (d) the Owned Software, (e) the rights to use the Licensed Software by the Trinity Companies as contemplated in Section 5.15, (f) the rights to use the Shared Software by the Trinity Companies as contemplated in Section 5.16, (g) the rights to use the Direct Business Software, (h) the Computer Hardware, and (i) the Other Assets.

     "Purchaser Indemnified Parties" means the Trinity Companies and their respective directors, officers, employees, representatives (excluding the Kemper Producers), Affiliates, successors and permitted assigns hereof.

     "Purchaser Material Adverse Effect" shall have the meaning set forth in
Section 4.6 hereof.

     "Reinsurance Agreement" means the Reinsurance Agreement by and among Kemper ceding companies and Trinity in the form of Exhibit B hereto.

     "Retained Liabilities" means the following liabilities and obligations of any of the Kemper Companies: (a) all liabilities and obligations arising under the terms and conditions of the Kemper Policies except to the extent that such liabilities and obligations are reinsured under the terms and conditions of the Reinsurance Agreement, (b) all Kemper Extra Contractual Obligations, (c) all obligations and liabilities arising out of or in connection with the employment of the Subject Employees prior to the Closing Date, (d) all liabilities and obligations expressly assumed by any Kemper Company under the terms of this Agreement , and (e) all other liabilities and obligations relating to the Subject Business not expressly assumed by the Trinity Companies under the terms of this Agreement or any Ancillary Agreement.

     "Sellers' Indemnified Parties" shall mean the Kemper Companies and their respective directors, officers, employees, representatives (excluding the Kemper Producers), Affiliates, successors and permitted assigns.

     "Shared Software" means Computer Software and Systems the intellectual property rights to which are owned (as opposed to licensed) by any Kemper Company and which are not exclusively used in the Subject Business, which will be licensed to the Trinity Companies and their Affiliates at the Closing pursuant to Section 5.16.

     "Stock Purchase Agreement" means the Stock Purchase Agreement by and between Unitrin, Inc. and Lumbermens dated contemporaneously herewith for the acquisition of all the outstanding stock of KEGI, the direct parent company of Kemper Home & Auto and Kemper Independence.

     "Subject Business" means the marketing, underwriting, issuing, selling, claims adjusting and administering of policies providing Personal Lines Coverage and the other business activities reasonably related thereto, in each case as currently conducted by the IFG unit, or, with respect to matters arising on or after Closing, as conducted by the IFG unit within the Trinity Companies and Affiliates.

     "Subject Employees" means (a) all employees of the Kemper Companies' IFG business unit, (b) those additional employees of any Kemper Company designated on Schedule 1.1(e), and (c) any employees hired to replace an employee listed on
Schedule 3.9 who terminates his or her employment with the Kemper Companies prior to the Kemper Employment Termination Date.

     "Taxes" (or "Tax" as the context may require) means any tax, however denominated, imposed by any federal, state, local, municipal, territorial, provincial or foreign government or any agency or political subdivision of any such government (a "Taxing Authority"), including, without limitation, any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, gains, goods and services, production, documentary, recording, social security, unemployment, disability, workers' compensation, estimated, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, capital stock, occupation, personal or real property, environmental or windfall profit tax, premiums, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority relating thereto.

     "Third Party Claim" shall have the meaning set forth in Section 9.2(a) hereof.

     "Transaction Documents" means this Agreement and the Ancillary Agreements.

     "Transferred Employees" means the Subject Employees who accept an offer of an employment from a Trinity Company and become an employee of such Trinity Company following the Kemper Employment Termination Date.

     "Transition Bridging Agreement" means the Transition Bridging Agreement by and between Lumbermens and Trinity in the form of Exhibit F hereto.

     "Trinity" means Trinity Universal Insurance Company, a Texas stock insurance company.

     "Trinity Companies" means Trinity and Unitrin Services Company, an Illinois stock company.

                                   ARTICLE II

                                Purchase and Sale
                                -----------------

     2.1. Transfer of Assets. At Closing, upon the terms and subject to the conditions of this Agreement, the Kemper Companies shall transfer, convey and assign to Trinity or such other Trinity Company as may be designated in writing by Trinity prior to Closing all of their right, title and interest in the Purchased Assets free and clear of all Encumbrances other than Permitted Encumbrances; provided, however, that any such designation shall not relieve Trinity's duties and obligations hereunder. Except as otherwise specifically provided in this Agreement, all sales, assignments and transfers of the Purchased Assets shall be effected by the Bill of Sale and Assumption Agreement in the form of Exhibit E hereto. Notwithstanding anything in this Agreement to the contrary, but subject to the provisions of Section 5.3, the Kemper Companies shall be entitled to keep and maintain copies of all Books and Records from and after the Closing, and to have access to the original Books and Records in accordance with the terms hereof.

     2.2. Limited Assumption of Liabilities. Except as otherwise expressly provided herein or in the Ancillary Agreements, on the Closing Date, pursuant to the Bill of Sale and Assumption Agreement, the Trinity Companies shall assume and agree to discharge the following obligations and liabilities of the Kemper Companies in accordance with their respective terms and subject to the respective conditions thereof:

     (i) all liabilities and obligations of the Subject Business, including all liabilities and obligations under the Assumed Contracts, to the extent such liabilities and obligations are applicable to and accrue with respect to periods subsequent to the Closing Date, (ii) any other liabilities or obligations associated with the Purchased Assets, to the extent such liabilities and obligations are applicable to and accrue with respect to periods subsequent to the Closing Date, and (iii) any liabilities and obligations with respect to the Subject Employees to the extent applicable to and accruing with respect to periods subsequent to the Closing Date.

     All of the foregoing liabilities and obligations to be assumed by the Trinity Companies hereunder are referred to herein as the "Assumed Liabilities." Other than the Assumed

Liabilities, no Trinity Company or any Affiliate shall assume any other liability of the Kemper Companies of any nature whatsoever, including, without limitation, the Retained Liabilities, whether absolute, contingent, or otherwise, by reason of this Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby, except as expressly set forth herein or in the Ancillary Agreements.

     2.3. Excluded Assets. Except for the Purchased Assets, the Trinity Companies are not purchasing any other asset of Lumbermens or any of the other Kemper Companies (the "Excluded Assets"). Without limiting the generality of the foregoing, the Purchased Assets shall not include (i) the Kemper Brands, (ii) the Shared Software, (iii) any cash, bank deposits, cash equivalents or security deposits of the Kemper Companies, (iv) any premium, agent or other receivables arising out of the Administered Policies as such term is defined in the Administrative Services Agreement, or (v) any claims or rights of action against third parties to the extent attributable to periods prior to the Closing Date.

     2.4. Consideration and Payment.

          (a) Intellectual Property Purchase Price. The purchase price for the Proprietary Rights and the Computer Software and Systems (the "Intellectual Property Purchase Price") shall be fifteen million dollars ($15,000,000), subject to reduction as provided hereafter. Trinity shall pay the Intellectual Property Purchase Price to Lumbermens on behalf of the Kemper Companies as follows:

               (i) five million dollars ($5,000,000) at Closing, and

               (ii) on the Final Systems Payment Date (as defined hereafter), one of the following amounts, as applicable:

                        [This space intentionally blank.]

     ------------------------------------ -------------------------------------
     If the Systems Ready Date is:           Then the payment to be made is:
     ------------------------------------ -------------------------------------
     On or before September 15, 2002         $10,000,000
     ------------------------------------ -------------------------------------
     After September 15, 2002 but before
       October 15, 2002                      $9,000,000
     ------------------------------------ -------------------------------------
     On or after October 15, 2002 but
       before November 15, 2002              $8,000,000
     ------------------------------------ -------------------------------------
     On or after November 15, 2002 but
       before December 15, 2002              $7,000,000
     ------------------------------------ -------------------------------------
     On or after December 15, 2002 but
       before January 15, 2003               $6,000,000
     ------------------------------------ -------------------------------------
     On or after January 15, 2003            $0
     ------------------------------------ -------------------------------------

     For purposes of this Section 2.4, "Final Systems Payment Date" means the later of the (i) Closing Date or (ii) five Business Days after the Systems Ready Date (as defined in Section 5.15). Notwithstanding anything to the contrary herein, if the Systems Ready Date occurs on or before the Closing Date, Trinity shall pay at Closing the full amount of the Intellectual Property Purchase Price without any reduction. If the Closing occurs after September 15, 2002 and the Systems Ready Date occurs after the Closing Date, the Intellectual Property Purchase Price shall be reduced in accordance with the above table without any adjustment in connection with the timing of the Closing.

          (b) Fixed Asset Purchase Price. The purchase price for the Books and Records, Computer Hardware, Assumed Contracts, the Direct Business Software and the Other Assets shall be equal to the aggregate amount of the actual book values of such assets as of the end of month prior to the Closing Date as reflected in the financial records of the Kemper Companies (the "Fixed Asset Purchase Price"); provided, that in no event shall the amount of the Fixed Asset Purchase Price exceed five million dollars ($5,000,000). Trinity shall pay the Fixed Asset Purchase Price to Lumbermens on behalf of the Kemper Companies at the Closing.

     2.5. Place and Date of Closing. The Closing shall take place at the offices of Lord, Bissell & Brook, 115 South LaSalle Street, Chicago, Illinois at 9:00 a.m. local time on the Closing Date or such other time and place as the parties may mutually agree.

     2.6. Closing Items.

          (a) Lumbermens' Deliveries. At Closing, one or more of the Kemper Companies (as and if appropriate) shall execute and deliver to the Trinity Companies the following:

               (i) Ancillary Agreements other than the Stock Purchase Agreement;

               (ii) evidence of the receipt of the consents and approvals identified on Schedule 3.3; and

               (iii) any other deliveries contemplated by Article VI or the other provisions hereof.

          (b) Trinity's Deliveries. At Closing, Trinity shall pay Lumbermens the amounts specified in Sections 2.4(a) and 2.4(b) and one or more of the Trinity Companies (as and if appropriate) shall execute and deliver to the Kemper Companies the following:

               (i) Ancillary Agreements other than the Stock Purchase Agreement;

               (ii) evidence of the receipt of the consents and approvals identified on Schedule 4.3; and

               (iii) any other deliveries contemplated by Article VII or the other provisions hereof.

                                  ARTICLE III

                  Representations and Warranties of Lumbermens
                  --------------------------------------------

     Lumbermens and each of the other Kemper Companies represent and warrant, jointly and severally, to each of the Trinity Companies, as of the date hereof and as of the Closing Date, as follows; provided, however, that neither Lumbermens nor the other Kemper Companies makes any representation or warranty with respect to the Excluded Assets or Retained Liabilities:

     3.1. Organization and Good Standing. Lumbermens is a mutual insurance company duly organized, validly existing and in good standing under the laws of the State of Illinois, and has full power and authority to own or lease its properties, to conduct its business as presently conducted and to enter into the Transaction Documents to which it is a party and to consummate the transactions described therein. Each of the other Kemper Companies is an insurance company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full power and authority to own or lease its properties, to conduct its business as presently conducted and to enter into the Transaction Documents to which it is a party and consummate the transactions described therein.

     3.2. Authorization. Lumbermens and each of the other Kemper Companies have the full corporate power and authority, and have taken all corporate action necessary, in order to execute, deliver and perform their respective obligations under the Transaction Documents to which each is a party and to consummate the transactions contemplated therein. This Agreement has been duly executed and delivered by Lumbermens and each of the other Kemper Companies and constitutes the valid and legally binding obligations of such companies, enforceable against such companies in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and subject to general principles of equity. Each of the other Transaction Documents, when duly executed and delivered by Lumbermens and each of the other Kemper Companies that are party to such agreements, shall constitute the valid and legally binding obligations of such companies, enforceable against such companies in accordance with their terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and subject to general principles of equity.

     3.3. Consents and Approvals. Except for the consents and approvals listed in Schedule 3.3, the Kemper Companies are not required to obtain any Permit or authorization, consent or approval of any third Person for the consummation by any Kemper Company of the Closing, including the execution of the Ancillary Agreements, other than the Stock Purchase Agreement.

     3.4. Defaults and Conflicts. Subject to the receipt of all consents and approvals contemplated by Section 3.3 and Schedule 3.3, neither the execution and delivery of the Transaction Documents, the fulfillment of and compliance with their respective terms and provisions nor the consummation of the transactions contemplated thereby, will (a) violate or conflict with the terms of any judicial, administrative or arbitral order, writ, award, judgment or ruling, (b) conflict with the terms, conditions or provisions of the Articles of Incorporation or bylaws of any Kemper Company, (c) conflict with, result in a breach of, constitute a default under, accelerate or permit acceleration of the performance required by, or terminate or give any other party thereto the right to terminate, any agreement, indenture or instrument to which any Kemper Company is a party or by which it is bound, including without limitation, any Assumed Contract, the breach, violation, acceleration of performance or termination of which would materially adversely affect the ability of any Kemper Company to comply with the Transaction Documents or consummate the transactions contemplated thereby or (d) result in the creation of any Encumbrance other than a Permitted Encumbrance upon any of the Purchased Assets.

     3.5. Absence of Certain Changes. Except as contemplated or required by this Agreement or as set forth on Schedule 3.5, since December 31, 2001, there have been no events or conditions which, individually or in the aggregate have had (or are reasonably likely to result in) a Material Adverse Effect, and the Kemper Companies have conducted the Subject Business in the ordinary course consistent with past practices and have not taken any action that, if taken after the date hereof, would violate Section 5.1. Since December 31, 2001, the Kemper Companies have not increased the compensation payable or to become payable to any of the Subject Employees, other than increases in the ordinary course of business.

     3.6. Title to Purchased Assets. Except for the Assumed Contracts, the Licensed Software and the Direct Business Software, all of the Purchased Assets are owned by Lumbermens or one of the other Kemper Companies and all Purchased Assets are in their possession and subject to their respective control. Except for the Assumed Contracts, the Licensed Software and the Direct Business Software, Lumbermens and each of the other Kemper Companies have good and marketable title to the Purchased Assets to be conveyed to Trinity (or such other Trinity Company designated by Trinity) by each such Kemper Company, free and clear of all Encumbrances other than Permitted Encumbrances.

     3.7. Leased Premises/Environmental Laws. Schedule 3.7 identifies all the premises that are leased and currently occupied by the Kemper Companies in connection with the Subject Business or the Direct Business which leases are not in the name of any of the KEGI Companies (the "Leased Premises"). The Kemper Companies have conducted their business at the Leased

Premises in compliance in all material respects with all applicable federal, state, and local laws currently in force relating to the protection of the environment ("Environmental Laws"). Except as set forth in Schedule 3.7, there is no pending, or to the Knowledge of Kemper, threatened, civil or criminal litigation, written notice of violation, or administrative proceeding relating to such Environmental Laws involving the Leased Premises. To the Knowledge of Kemper, there are no conditions existing with respect to the release, emission, discharge or presence of hazardous substances at or from the Leased Premises or in connection with the conduct of the Subject Business, which conditions could, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. None of the Kemper Companies require any approvals, consents, licenses, or permits with respect to environmental matters to carry on the Subject Business substantially as currently conducted.

     3.8. Assumed Contracts. Schedule 3.8(a) lists all Assumed Contracts that involve the payment of more than ten thousand dollars ($10,000) annually ("Material Assumed Contracts"). The aggregate amount of annual payments under Assumed Contracts not listed on Schedule 3.8(a) does not exceed two hundred thousand dollars ($200,000). Except as set forth on Schedule 3.8(b), each of the Material Assumed Contracts is assignable or transferable to the assuming Trinity Companies without the consent or approval of a third party (or such consent and approval has been obtained prior to the date hereof or will be obtained prior to Closing), and the assignment thereof to any assuming Trinity Company shall not materially affect the terms or enforceability thereof or give rise to any right of termination whatsoever. Each of the Assumed Contracts is in full force and effect and is valid and enforceable against the Kemper Company party thereto and, to the Knowledge of Kemper, against the other entity or entities party thereto, except as the enforceability thereof may be limited by bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally. None of the Kemper Companies nor, to the Knowledge of Kemper, any other party thereto is in default under any Assumed Contract. Except as set forth on Schedule 3.8, no amounts are owing and payable by any Kemper Company to any party under any Assumed Contract on the date hereof and no amounts will be owing and payable to any such parties by any of the Kemper Companies under such contracts on the Closing Date, except for amounts owing pursuant to the terms thereof. Lumbermens has heretofore delivered to Trinity or its representatives true and correct copies of each Assumed Contract.

     3.9. Employee Matters.

          (a) Schedule 3.9 sets forth a list of all Subject Employees as of the Contract Date. Except as disclosed in Schedule 3.9, none of the Subject Employees has an employment agreement with Lumbermens or any of the other Kemper Companies, and there is no collective bargaining agreement covering any such employee. Lumbermens has previously provided Trinity with a copy of any severance plan applicable to the Subject Employees.

          (b) Except as provided in Schedule 3.9, there has been no material violation or asserted claim of violation by Lumbermens or any of the other Kemper Companies with respect to the Subject Business, or by any Subject Employees, of any federal, state or local law, including, but not limited to, those prohibiting employment discrimination or regulating the workplace or employer obligations to employees or under common law, or for any tortious act.

     3.10. Compliance with Laws. Except as disclosed in Schedule 3.10, (i) neither Lumbermens nor any of the other Kemper Companies has received any written notification from any Governmental Authority (A) asserting that any of such parties is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces relating to the Subject Business, or (B) threatening to revoke any license, franchise, permit or governmental authorization relating to the Subject Business, and (ii) neither Lumbermens nor any of the other Kemper Companies is subject to any formal agreement entered into within three years preceding the Contract Date with any Governmental Authority with respect to the Subject Business.

     3.11. Actions and Proceedings. Schedule 3.11 sets forth a description of each material lawsuit in which punitive, exemplary or other extra-contractual damages are sought against Lumbermens or any of the other Kemper Companies relating to the Subject Business. Except as disclosed in Schedule 3.11, and except for insurance claims litigation arising in the ordinary course of business, there are no actions, suits, arbitrations or legal, administrative or other proceedings pending, or to the Knowledge of Kemper threatened, against, at law or in equity, affecting or relating to the Subject Business that, individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, decrees or judgments by or with any Governmental Authority before which any Kemper Company was a party that, individually or in the aggregate, would have a Material Adverse Effect.

     3.12. Proprietary Rights and Computer Software and Systems. Schedule 3.12 contains a true and complete list of all: (i) Computer Software and Systems,
(ii) Direct Business Software, and (iii) all Proprietary Rights. Schedule 3.12 sets forth whether each item identified on Schedule 3.12 is Owned Software, Shared Software, Direct Business Software or Licensed Software. Except as otherwise disclosed in Schedule 3.12, Lumbermens or one of the other Kemper Companies owns or is duly authorized to use all of such Proprietary Rights. There is no claim, action, proceeding or investigation pending, or to the Knowledge of Kemper threatened, with respect to any such Proprietary Rights. The Kemper Companies have: (i) the right to use all Owned Software and Shared Software, free and clear of any royalty or other similar payment obligations, infringement or alleged infringement or Encumbrance (other than a Permitted Encumbrance), and (ii) the right to use the Licensed Software and the Direct Business Software, which right, to the Knowledge of Kemper, is free and clear of claims of infringement or alleged infringement or other Encumbrance (other than a Permitted Encumbrance), except for such costs, charges, fees or other payments required under the terms of the licenses, contracts or agreements governing the Licensed Software and the Direct Business Software. Each of the licenses for Licensed Software and the Direct Business Software is in full force and effect and is valid and enforceable against the Kemper Company party thereto and, to the Knowledge of Kemper, against the other entity or entities party thereto, except as the enforceability thereof may be limited by bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally. None of the Kemper Companies nor, to the Knowledge of Kemper, any other party thereto is in default under any of such licenses.

     3.13. Insurance Business. Except as set forth on Schedule 3.13, all policies written in the Subject Business are on forms that either (i) do not require approval of, or are on forms approved by, the applicable insurance regulatory authorities, or (ii) have been filed and not objected to by such authorities within the period provided by Applicable Law for objection; the premiums charged for such policies conform and comply with approved policy and premium rates on file with applicable insurance regulatory authorities, to the extent that such approval is required; and all such policies have been duly issued and are validly in force. The insurance practices and business operations of the Kemper Companies with respect to the Subject Business (including, without limitation, its reserving, marketing, investment, financial, claims, underwriting, premium collection and refunding and other practices) conform in all material respects to all applicable legal and regulatory requirements.

     3.14. Regulatory Filings. Lumbermens has made available for inspection by Trinity all material compliance files and all other material reports, statements, documents, registrations, filings and submissions made by Lumbermens or any of the other Kemper Companies with any Governmental Authority with respect to the Subject Business since January 1, 1999. Except as set forth in
Schedule 3.14, Lumbermens and each of the other Kemper Companies have filed all reports, statements, documents, registrations, filings or submissions required to be filed by it with any Governmental Authority with respect to the Subject Business since January 1, 1999. Except as disclosed in Schedule 3.14, (i) all such registrations, filings and submissions were in material compliance with Applicable Law when filed, and (ii) no material deficiencies have been asserted by any such Governmental Authority with respect to such registrations, filings and submissions that have not been satisfied. Schedule 3.14 lists all reports of examination, including without limitation all market conduct examinations and financial examinations, issued by any department of insurance or regulatory body with respect to any of the Kemper Companies, to the extent such reports of examination relate to the Subject Business, since January 1, 1999, and all material issues raised in such reports have been resolved to the satisfaction of the issuer of such reports.

     3.15. Licenses and Franchises. Schedule 3.15 lists (a) all jurisdictions in which the Kemper Companies are licensed to conduct the Subject Business and (b) the lines of business which each Kemper Company is licensed to transact in such jurisdiction with respect to the Subject Business. Each Kemper Company (i) is duly authorized to issue the Personal Lines Coverage that it is currently writing, in the respective states in which it conducts the Subject Business, and
(ii) has all other material authorizations necessary to conduct the Subject Business in the manner and in the areas in which the Subject Business is presently being conducted and all such authorizations are valid and in full force and effect.

     3.16. Intentionally Omitted.

     3.17. Producers. Schedule 3.17(a) sets forth a list of all Kemper Producers. Schedule 3.17(b) consists of the standard forms of agreements between the Kemper Companies and the Kemper Producers, which relate to the Subject Business. There are no other material agreements between any Kemper Company and any Kemper Producer providing for the compensation of such Kemper Producer in connection with the Subject Business or the provision of financing (whether in the form of contract loans or otherwise) to such Kemper Producer. None of the Kemper Companies nor, to the Knowledge of Kemper, any other party thereto is in material default under any such contracts, nor is any Kemper Company aware of any basis for such a material default.

     3.18. Finders and Investment Bankers. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Lumbermens or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby, except Cochran, Caronia & Co., whose fees for services rendered in connection therewith shall be paid solely by the Kemper Companies.

     3.19. Third-Party Discussions. Other than pursuant to this Agreement, neither Lumbermens nor any of its Affiliates is currently entertaining discussions with any third party regarding a possible sale, transaction or any other disposition of the Subject Business.

     3.20. Disclosure. To the Knowledge of Kemper, no representation or warranty of any Kemper Company and no statement or information relating to any Kemper Company or the Subject Business in (i) this Agreement, (ii) the Schedules hereto, or (iii) any certificate furnished to any Trinity Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein not misleading.

     3.21. No Other Representations or Warranties.

          (a) Except for the representations and warranties contained in (i) this Agreement, (ii) the Schedules hereto, or (iii) any certificate furnished to any Trinity Company pursuant to this Agreement, none of the Kemper Companies, any advisor to the Kemper Companies, or any other third Person makes any express or implied representation or warranty on behalf of the Kemper Companies, and the Kemper Companies hereby disclaim any such representation or warranty whether by the Kemper Companies, any of their respective Affiliates, officers, directors, employees, agents or representatives or by any other third Person.

          (b) In particular, without limiting the foregoing disclaimer, none of the following shall be deemed to constitute a representation or warranty of any Person referred to in paragraph (a) of this Section 3.21: (i) any financial projection or forecast relating to the Subject Business or (ii) any oral or written information presented to the Trinity Companies during any discussions with management, other than any information set forth in
     (x) this Agreement, (y) the Schedules hereto, or (z) any certificate furnished to any Trinity Company pursuant to this Agreement. With respect to any projection or forecast delivered by or on behalf of the Kemper Companies to the Trinity Companies, each of the Trinity Companies acknowledges that (A) there are uncertainties inherent in attempting to make such projections and forecasts, (B) it is familiar with such uncertainties, (C) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to it, and (D) it shall have no claim against the Kemper Companies or any third Person with respect thereto other than a claim for fraud or bad faith.

                                   ARTICLE IV

                    Representations and Warranties of Trinity
                    -----------------------------------------

     The Trinity Companies represent and warrant, jointly and severally, to each of the Kemper Companies, as of the date hereof and as of the Closing Date, as follows:

     4.1. Organization and Good Standing. Trinity is a stock insurance company duly organized, validly existing and in good standing under the laws of the State of Texas, and has full power and authority to own or lease its properties, to conduct its business as presently conducted and to enter into the Transaction Documents to which it is a party and to consummate the transactions described therein. Unitrin Services Company is a corporation duly organized, validly existing and in good standing under the laws of Illinois, and has full power and authority to own or lease its properties, to conduct its business as presently conducted and to enter into the Transaction Documents to which it is a party and consummate the transactions described therein.

     4.2. Authorization. Trinity and each of its Affiliates have the full corporate power and authority, and have taken all corporate action necessary, in order to execute, deliver and perform their respective obligations under the Transaction Documents to which each is a party and to consummate the transactions contemplated therein. This Agreement has been duly executed and delivered by the Trinity Companies and constitutes the valid and legally binding obligations of such companies, enforceable against such companies in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and subject to general principles of equity. Each of the other Transaction Documents when executed and delivered by Trinity and each of its Affiliates that are parties to such agreements, shall constitute the valid and legally binding obligations of such companies, enforceable against such companies in accordance with their terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and subject to general principles of equity.

     4.3. Consents and Approvals. Except for the consents and approvals listed in Schedule 4.3, the Trinity Companies are not required to obtain any Permit, authorization, consent or approval of any third Person for the consummation by any Trinity Company of the Closing, including the execution of the Ancillary Agreements other than the Stock Purchase Agreement.

     4.4. Defaults and Conflicts. Subject to the receipt of all consents and approvals contemplated by Section 4.3 and Schedule 4.3, neither the execution and delivery of the Transaction Documents, the fulfillment of and compliance with their respective terms and provisions nor the consummation of the transactions contemplated thereby, will (a) violate or conflict with the terms of any judicial, administrative or arbitral order, writ, award, judgment or ruling, (b) conflict with the terms, conditions or provisions of the Articles of Incorporation or bylaws of any Trinity Company or Affiliate, or (c) conflict with, result in a breach of, constitute a default under, accelerate or permit acceleration of the performance required by, or terminate or give any other party thereto the right to terminate, any agreement, indenture or instrument to which any Trinity Company or Affiliate is a party or by which it is bound, the breach, violation, acceleration of performance or termination of which would materially adversely affect the ability of any Trinity Company or Affiliate to comply with the Transaction Documents or consummate the transactions contemplated thereby.

     4.5. Compliance with Laws. Except for any licenses, authorizations and policy and rate form approvals required for the transaction of the Subject Business by the Trinity Companies and Affiliates, no Trinity Company or Affiliate has received any written notification from any Governmental Authority asserting that it is not in material compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, affecting such company's authority or ability to consummate the transactions contemplated by the Transaction Documents, or threatening to revoke any license, franchise, permit or governmental authorization affecting such company's authority or ability to consummate the transactions contemplated by the Transaction Documents, and no Trinity Company or Affiliate is subject to any formal agreement with any Governmental Authority which may affect its authority or ability to consummate the transactions contemplated by the Transaction Documents.

     4.6. Actions and Proceedings. Schedule 4.6 sets forth a description of each lawsuit in which punitive, exemplary or other extra-contractual damages are sought against Trinity or any Affiliate that is reasonably likely to affect such company's ability to consummate the transactions contemplated by the Transaction Documents (a "Purchaser Material Adverse Effect"). Except as disclosed in
Schedule 4.6, there are no actions, suits, arbitrations or legal, administrative or other proceedings pending, or to the Knowledge of Trinity threatened, against, at law or in equity, or any outstanding orders, decrees or judgments by or with any Governmental Authority before which any Trinity Company or Affiliate was a party that, individually or in the aggregate, are reasonably likely to result in a Purchaser Material Adverse Effect.

     4.7. Finders and Investment Bankers. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Trinity or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

     4.8. Disclosure. To the Knowledge of Trinity, no representation or warranty of any Trinity Company and no statement concerning any Trinity Company or Affiliate contained in (i) this Agreement, (ii) the Schedules hereto, or (iii) any certificate furnished to any Kemper Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein not misleading.

     4.9. No Other Representations or Warranties. Except for the representations and warranties contained in (i) this Agreement, (ii) the Schedules hereto, or
(iii) any certificate furnished to any Kemper Company pursuant to this Agreement, none of the Trinity Companies, any advisor to the Trinity Companies or any other third Person makes any express or implied representation or warranty on behalf of the Trinity Companies, and the Trinity Companies hereby disclaim any such representation or warranty whether by the Trinity Companies or any of its Affiliates, officers, directors, employees, agents or representatives or any other third Person.

                                    ARTICLE V

                                    Covenants
                                    ---------

     5.1. Conduct of Business.

          (a) Except (i) as expressly provided by any Transaction Document, (ii) as required by Applicable Law, or (iii) with the prior written consent of Trinity, during the period from the Contract Date to the Closing, the Kemper Companies shall, in all material respects, operate the Subject Business only in the ordinary course and consistent with past practice, including (A) the use of commercially reasonable efforts to preserve the value of the Subject

     Business, (B) the use of commercially reasonable efforts to preserve their relationships with and goodwill of the Kemper Producers, customers, suppliers, Subject Employees and other third Persons having business dealings with the Kemper Companies in connection with the Subject Business,
     (C) termination prior to Closing of all IFG employees who are scheduled to be terminated in connection with IFG's restructuring plan, (D) filling open employment positions at IFG in the ordinary course, and (E) otherwise continuing the execution of the strategic business plan for IFG that is in place on the Contract Date.

          (b) Without limiting the generality of Section 5.1, and except as otherwise expressly provided in any Transaction Document, the Kemper Companies will not, without the prior written consent of Trinity:

               (i) amend any Material Assumed Contract or any license for Licensed Software or Direct Business Software;

               (ii) dispose of any Purchased Asset;

               (iii) terminate the services of any Lumbermens officer dedicated to IFG or materially change the duties of any such Person in a manner that adversely affects the Subject Business, or materially reduce the amount of time such Person spends providing such services to the Subject Business; provided that Trinity shall not unnecessarily withhold its consent to any termination or change in duties described in this Section 5.1(b)(iii);

               (iv) pay, discharge, compromise or satisfy any material claims, liabilities or obligations associated with the Subject Business other than the payment, discharge, compromise or satisfaction of claims, liabilities or obligations in the ordinary course of business consistent with past practice;

               (v) change the salary or other compensation paid to any Subject Employee, other than in the ordinary course of business;

               (vi) change the commissions or other compensation payable to any Kemper Producer in connection with placement of Personal Lines Coverage other than in the ordinary course of business and except as may be required under the terms of the Kemper Companies' contractual relationships with such Persons; or

               (vii) agree in writing or otherwise to take any of the actions described above in this Section 5.1(b).

          (c) Prior to Closing, Lumbermens shall notify Trinity as promptly as reasonably practicable of any event or occurrence which might reasonably be expected to have a Material Adverse Effect on the Subject Business.

     5.2. Investigations; Pre-Closing Access and Cooperation.

          (a) During the period between the Contract Date and the Closing Date, Trinity shall be entitled, through its Affiliates, employees and representatives and at Trinity's expense, to make such investigation of the assets, liabilities, business and operations of the Subject Business, and such examination of the books and records relating to the Subject Business, as Trinity may reasonably request. Any investigation, examination or interview by Trinity of the Kemper Companies' employees and agents or access pursuant to any of the provisions of this
     Section 5.2(a) or 5.2(b) shall be conducted or occur at reasonable times during normal business hours and upon reasonable prior notice to the Kemper Companies; provided, that such actions by Trinity shall not unreasonably interfere with the Kemper Companies' normal business operations. The parties hereto and their respective officers, employees, agents and representatives, including, without limitation, counsel, investment bankers, actuarial consultants and independent public accountants, shall cooperate with each other in connection with such review and examination. The foregoing and Section 5.3 shall not require any Kemper Company to permit any inspection, or to disclose any information, that in the reasonable judgment of Lumbermens could reasonably be expected to result in
     (i) the disclosure of any trade secrets of third parties or the violation of any obligations of any Kemper Company with respect to confidentiality if the Kemper Companies shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure, (ii) the waiver of any applicable attorney-client privilege, or (iii) the violation of any Applicable Law.

          (b) Without limiting the generality of the foregoing, during the period between the Contract Date and the Closing Date, the Kemper Companies shall, in accordance with mutually acceptable guidelines and procedures:
     (i) provide to Trinity and its Affiliates access to the Persons identified on Schedule 5.2 and to service providers of the Kemper Companies; (ii) reasonably designate certain Persons to serve as members of a Lumbermens/Trinity transition team and cause such Persons to devote reasonable time to transition matters; (iii) devote reasonable resources to transition matters (such resources to include, without limitation, office accommodations and related facilities for a substantial and continuing presence of Trinity's transition team members on the Kemper Companies' premises); (iv) reasonably cooperate with the Trinity Companies and their Affiliates to assist them in filing policy and contract forms to enable them to issue policies and contracts in their names substantially similar to the insurance policies included in the Subject Business; (v) consult with Trinity regarding the Kemper Companies' development work pertaining to systems, products, distribution, customer and producer services and the construction of a network of outside attorneys to replace the Kemper Company staff counsel defending policyholder claims arising in connection with the Subject Business; and (vi) reasonably cooperate with the Trinity Companies and their Affiliates in their development work pertaining to systems, products, distribution and customer and producer services (including but not limited to assisting the Trinity Companies and their Affiliates in the training of their personnel on the Kemper Companies' insurance products and the use of the Computer Software and Systems and the Direct Business Software) in order to facilitate implementation of the transition plan on or prior to the Closing Date; and (vii) communicate with each of the Kemper Producers to obtain the cooperation of such producer on and after Closing with respect to the replacement of the Kemper Companies by Trinity and its Affiliates as issuers of policies providing the Personal Lines Coverage in accordance with the terms and conditions of the Policy Conversion Agreement.

          (c) The facilities, services and cooperation to be provided by the Kemper Companies pursuant to Sections 5.2(b) and 5.3(c) shall be provided to the Trinity Companies and their Affiliates as part of the consideration for the Trinity Companies' performance under this Agreement and without any additional charge therefor.

          (d) Notwithstanding any other provisions of this Section 5.2, Trinity and Lumbermens shall cooperate in implementing the provisions of this
     Section 5.2 so as not to prevent or interfere with the Kemper Companies' compliance with Section 5.1 hereof.

     5.3. Post-Closing Access and Cooperation.

          (a) Following the Closing Date, the Kemper Companies shall allow Trinity, upon reasonable prior notice and during normal business hours, through its Affiliates, employees and representatives, the right to (x) examine and make copies, at Trinity's expense, of any records retained by the Kemper Companies and maintained by the Kemper Companies after the Closing Date, but only to the extent that such records relate to the Subject Business; and (y) reasonable access to any Kemper Company employees, in the case of either clause (x) or (y), for any reasonable purpose relating to the Subject Business, including, without limitation, the preparation or examination of Tax returns, regulatory and statutory filings and financial statements and the conduct of any litigation or otherwise, or the conduct of any regulatory, policyholder or other dispute resolution whether pending or threatened. The Kemper Companies shall maintain such records for Trinity's examination and copying until at least the fifth anniversary of the Closing Date or such longer period required by Applicable Law, after which the Kemper Companies may destroy such records in their discretion. Access to such records shall not unreasonably interfere with each Kemper Company's or any successor company's business operations.

          (b) Following the Closing Date, the Trinity Companies shall allow Lumbermens, upon reasonable prior notice and during normal business hours, through its Affiliates, employees and representatives, the right to (x) examine and make copies, at Lumbermens' expense, of the Books and Records transferred to the Trinity Companies at Closing and the books and records relating to the Subject Business created and maintained by the Trinity Companies after the Closing Date (the "Post-Closing Records"), and (y) reasonable access to the Trinity Companies' employees (including the Transferred Employees), in the case of either clause (x) or (y), for any reasonable purpose relating to the Subject Business, including, without limitation, the preparation or examination of Tax returns, regulatory and statutory filings and financial statements and the conduct of any litigation or otherwise, or the conduct of any regulatory, policyholder or other dispute resolution whether pending or threatened. The Trinity Companies shall maintain the Books and Records for examination and copying by each of the Kemper Companies for a period of not less than five years following the Closing Date or any longer period as mandated by Applicable Law, after which the Trinity Companies may destroy such records in their discretion. Access to such records shall not unreasonably interfere with each Trinity Company's or any successor company's business operations.

          (c) Without limiting the generality of the foregoing, following the Closing Date, the parties to the Agreement shall in accordance with mutually acceptable guidelines and procedures: (i) reasonably designate certain persons to serve as members of a Lumbermens/Trinity post-closing transition team and cause such persons to devote reasonable time to post-closing transition matters; (ii) reasonably cooperate in connection with the filing of policy and contract forms by Trinity and its Affiliates to enable them to issue policies and contracts in their names substantially similar to the insurance policies included in the Subject Business; (iii) consult regarding the Kemper Companies' products, distribution, customer and producer services and the construction of a network of outside attorneys to replace the Kemper Company staff counsel defending policyholder claims arising in connection with the Subject Business; (iv) reasonably cooperate in connection with the Trinity Companies' and their Affiliates' development work pertaining to products, distribution and customer and producer services (including but not limited to assisting the Trinity Companies and their Affiliates in the training of their personnel on the Kemper Companies' insurance products) in order to facilitate implementation of the post-closing transition plan at the earliest feasible date; and (v) shall use commercially reasonable efforts to work with the Kemper Producers to obtain their cooperation in replacing the Kemper Companies with Trinity and its Affiliates as issuers of the Personal Lines Coverage in accordance with the terms and conditions of the Policy Conversion Agreement.

     5.4. Subject Employees. One or more of the Trinity Companies or their Affiliates shall offer employment to substantially all of the Subject Employees. Such offers of employment shall match the then current levels of base compensation of the Subject Employees and shall include a package of welfare and retirement benefits comparable to the benefits afforded by Kemper to the Subject Employees prior to the Kemper Employment Termination Date. Such offers shall also provide the Subject Employees with credit for their years of service with the Kemper Companies for purposes of eligibility and vesting under welfare and retirement benefits with the Trinity Companies but not for purposes of benefit accruals thereunder. The Kemper Companies shall use commercially reasonable efforts to work with the Trinity Companies and the Subject Employees to communicate offers of employment to the Subject Employees and shall take no action that interferes with the making of such offers or the acceptance of such offers by the Subject Employees. The Kemper Companies shall provide the Trinity Companies access to the Subject Employees for purposes of interviewing and meeting with the Subject Employees. Those Subject Employees who accept an offer of employment with a Trinity Company shall begin employment with such company immediately following the Kemper Employment Termination Date, subject to the terms and conditions of such offer.

     5.5. Consents and Reasonable Efforts.

          (a) The parties hereto shall cooperate and use their commercially reasonable efforts to promptly obtain all consents, approvals and agreements of, and to promptly give and make all notices and filings with, any Governmental Authorities, necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, the Permits described in Sections 6.3 and 7.3. The Kemper Companies shall use their commercially reasonable efforts to promptly obtain, and the Trinity Companies will cooperate with the Kemper Companies in promptly obtaining, all approvals and consents to the transactions contemplated by this Agreement and the Ancillary Agreements, as set forth on Schedule 3.3 and the consents of third parties under Assumed Contracts. The Trinity Companies shall use their commercially reasonable efforts to promptly obtain, and the Kemper Companies will cooperate with the Trinity Companies in promptly obtaining, all approvals and consents to the transactions contemplated by this Agreement and the Ancillary Agreements as set forth on Schedule 4.3. The parties hereto will each furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions to any Governmental Authority.

          (b) The parties hereto agree that they will consult with each other with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The form of any filings, registrations or notifications required to be made by any party shall be subject to the prior approval of the other party or parties hereto, which approval shall not be unreasonably withheld or delayed, except that no party shall be obligated to share confidential or proprietary information with the other parties in connection with such filings. The party responsible for a filing as set forth above shall promptly deliver to the other party evidence of the filing of all filings, registrations and notifications relating thereto and any supplement, amendment or item of additional information in connection therewith. The party responsible for a filing shall also promptly deliver to the other party a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any Governmental Authority in respect of any such filings. In exercising the foregoing rights and obligations, the parties hereto shall act reasonably and as promptly as practicable. The parties hereto shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement or the Ancillary Agreements which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

     5.6. Representations and Warranties. From the date hereof through the Closing Date: (a) the Kemper Companies shall notify Trinity promptly of any event, condition or circumstance, to the Knowledge of Kemper, occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement; and (b) the Trinity Companies shall notify Lumbermens promptly of any event, condition or circumstance, to the Knowledge of Trinity, occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement.

     5.7. Updating Schedules. In connection with the Closing, each party hereto (with the Kemper Companies, on the one hand, and the Trinity Companies, on the other hand, considered to be one party for purposes of this Section 5.7) will promptly supplement or amend the various Schedules to this Agreement to reflect any matter which, if existing, occurring or known on the Contract Date should have been so disclosed, or which is necessary to correct any information in such Schedules which was or has been rendered inaccurate thereby; provided, that for purposes of determining the rights and obligations of the parties under this Agreement, any such supplemental or amended disclosure by any party shall not be deemed to have been disclosed as of the Contract Date, to constitute a part of, or an amendment or supplement to, such party's Schedules, or to cure any breach or inaccuracy of a representation or warranty unless so agreed to in writing by the other party, which agreement shall not be unreasonably withheld if such supplemental or amended disclosure is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to disclosures made by the Kemper Companies or a Purchaser Material Adverse Effect with respect to disclosures made by the Trinity Companies.

     5.8. Further Assurances.

          (a) Upon the terms and subject to the conditions herein provided, on and prior to the Closing Date each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all action or do, or cause to be done, all things or execute any documents necessary, proper or advisable under Applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

          (b) On and after the Closing Date, the parties hereto shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties or covenants) which may be reasonably requested and necessary to carry out any of the provisions hereof, including, without limitation, putting the Trinity Companies in full possession and operating control of the Purchased Assets and the Subject Business and giving effect to the assumption of the Assumed Liabilities as contemplated hereby and by the Ancillary Agreements.

          (c) From time to time following the Closing, Kemper Companies shall, in the case of any Assumed Contract, Licensed Software or Direct Business
     Software: (a) which cannot be transferred or assigned effectively to the Trinity Companies without the consent of third parties which consent has not been obtained prior to the Closing, with the cooperation of the Trinity Companies, obtain such consent without delay, and if any such consent is unobtainable, use its commercially reasonable efforts to secure to the Trinity Companies the benefits thereof in some other manner, or (b) which are otherwise not transferable or assignable, to use its commercially reasonable efforts with the cooperation of the Trinity Companies, secure to the Trinity Companies the benefits thereof in some other manner (including the exercise of the rights of Kemper Companies thereunder). Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, agreement, contract, lease, easement or other commitment included in the Purchased Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof.

     5.9. Expenses. Except as otherwise specifically provided in this Agreement or the Ancillary Agreements, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, including, without limitation, all fees and expenses of agents, representatives, counsel, investment bankers, actuaries and accountants; provided, that (a) Lumbermens shall pay all fees due Cochran, Caronia & Co. for services rendered in connection with the transactions contemplated hereby; (b) the Kemper Companies shall bear the cost of obtaining required Permits, insurance regulatory approvals, consents and orders for the implementation of any Transaction Document in any state or jurisdiction the laws of which require any Kemper Company to obtain such approval, consent or order; and (c) the Trinity Companies shall bear the cost of obtaining required Permits, insurance regulatory approvals, consents and orders for the implementation of any Transaction Document from any state or jurisdiction the laws of which require any Trinity Company to obtain such approval, consent or order.

     5.10. Confidentiality.

          (a) Each party hereto (with the Kemper Companies, on the one hand, and the Trinity Companies, on the other hand, considered to be one party for purposes of this Section 5.10) will hold, and will cause their respective directors, officers, shareholders, employees, Affiliates and Representatives (which, for purposes of this Section 5.10 includes attorneys, investment bankers, actuarial consultants, independent public accountants, and other business advisors and consultants) to hold, in strict confidence the Confidential Information (as defined herein) of the other party from any other Person unless:

               (i) a party is compelled to disclose the Confidential Information by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the Ancillary Agreements and transactions contemplated hereby and thereby by Governmental Authorities) or by other requirements of Applicable Law; provided, that if, in the course of any legal or administrative proceedings or as otherwise required by Applicable Law or a Governmental Authority, either party is requested or required to disclose Confidential Information, such party will, prior to any disclosure and within five (5) Business Days, notify the other party in writing and provide the other party with copies of any such written request or demand so that the other party may seek a protective order or other appropriate remedy or waive in writing the provisions of this
          Section 5.10 to the extent necessary (provided that one or the other be done). The parties shall cooperate with each other to obtain a protective order or other reliable assurance that confidential treatment will be afforded to designated portions of the Confidential Information. If no protective order or other remedy is obtained and the other party has not waived compliance with this Section 5.10, and if either party is, based upon the written advice of its counsel (which counsel shall be reasonably acceptable to the other party), legally required to disclose Confidential Information under Applicable Law, then such party may do so without liability to the other party, except that disclosure of Confidential Information shall be limited to the information actually required to be disclosed pursuant to Applicable Law; or

               (ii) the Confidential Information is disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder.

          (b) For purposes of this Agreement, "Confidential Information" is defined as all documents and information concerning one party (the "furnishing party") or any of its Affiliates that is furnished to the other party (the "receiving party") or the receiving party's Representatives in connection with this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby, except that Confidential Information shall not include documents or information that can be shown to have (i) been already in the possession of the receiving party, provided that such information is not known by the receiving party to be subject to another confidentiality agreement with or other obligation of secrecy to the furnishing party or another party, or (ii) become generally available to the public other than as a result of a disclosure by the receiving party or become available to the receiving party on a non-confidential basis from a source other than the furnishing party or its directors, officers, shareholders, employees, Affiliates, agents or Representatives, provided that such source is not known, after due inquiry, to be bound by a confidentiality agreement with or other obligation of secrecy to the furnishing party or another party; provided, further, that following the Closing the foregoing restrictions will not apply to the Trinity Companies' use of documents and information constituting the Purchased Assets furnished by the Kemper Companies. Nothing in this Section 5.10 shall preclude a receiving party from sharing Confidential Information with its rating agencies in connection with customary rating processes.

     5.11. Non-Solicitation of Subject Employees. Each party to this Agreement covenants and agrees that, during the period from the Closing Date through the fifth anniversary of the Closing Date, neither it nor any of its subsidiaries will, and each of the parties to this Agreement shall cause its and its respective subsidiaries' employees not to, directly or indirectly, solicit, recruit or hire any employee of the other party. For purposes of this Section 5.11, the Subject Employees shall be considered employees of Trinity. Notwithstanding the foregoing, nothing shall prohibit any party to this Agreement or any of its respective subsidiaries, from soliciting, recruiting or hiring (i) any persons who respond to a general solicitation or advertisement that is not specifically directed only to the employees of the other party or
(ii) any persons whose employment has been terminated by the other party to this Agreement.

     5.12. Non-Compete. Except as otherwise provided in the Policy Conversion Agreement, during the period from the Closing Date through the fifth anniversary of the Closing Date, neither Lumbermens nor any Affiliate of Lumbermens shall, directly or through a fronting arrangement, market, issue, administer, or sell policies providing Personal Lines Insurance in any state in the United States or the District of Columbia. Nothing set forth in this Agreement shall prohibit the Kemper Companies or their Affiliates from engaging in the following activities:

          (a) owning not in excess of five percent (5%) in the aggregate of any class of capital stock of any Person engaged, directly or indirectly, in the marketing, sale, issuance or administration of policies providing Personal Lines Insurance if such stock is publicly traded and listed on any national or regional stock exchange or on the NASDAQ market system;

          (b) writing incidental personal lines insurance policies in connection with commercial lines coverages, consistent with past practices;

          (c) writing through its managing general agent, Gabor Insurance Services, high value homeowners insurance, pursuant to an existing program in FWUA eligible zones in the state of Florida;

          (d) writing through its managing general agent, Motorcycle Services, LLC, motorcycle renters or owners coverages, pursuant to an existing program in multiple states; or

          (e) administration of any Administered Policies (as defined in the Administrative Services Agreement) to the extent that such administration is not being provided by Trinity pursuant to such agreement.

     5.13. Enforcement.

          (a) The parties hereto acknowledge that any damage caused to the Trinity Companies by reason of the breach by any Kemper Company or any of their respective subsidiaries, Affiliates or successors in interest of Section 5.11 or 5.12 could not be adequately compensated for in monetary damages alone; therefore, each party agrees that in addition to any other remedies, at law or otherwise, the Trinity Companies shall be entitled to specific performance of Sections 5.11 and 5.12 or an injunction restraining and enjoining any violation of Section 5.11 or 5.12.

          (b) It is the intent and desire of the parties to this Agreement that the provisions of Sections 5.11 and 5.12 shall be enforced to the fullest extent permissible under Applicable Law. Accordingly, if any particular portion of Section 5.11 or 5.12 shall be adjudicated to be invalid or unenforceable, Section 5.11 or 5.12 shall be amended to the extent necessary to make such Section valid and enforceable under such law.

     5.14. Trinity Companies' Usage of Kemper Name.

          (a) In order to effect an orderly transition of the Subject Business from the Kemper Companies to the Trinity Companies, for the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date, Lumbermens hereby grants to the Trinity Companies and their Affiliates a limited, non-exclusive, royalty-free, non-transferable right to use the mark "Kemper" and the Kemper logo set forth in Schedule 5.14(a) (collectively, the "Kemper Marks") and the Internet domain names set forth in Schedule 5.14(b) (collectively, the "Kemper Domain Names," and together with the Kemper Marks, the "Kemper Brands") solely in connection with the promotion and conduct of the Subject Business in all fifty states and the District of Columbia in accordance with the procedures, guidelines and standards furnished by Lumbermens to the Trinity Companies and Affiliates from time to time (the "Standards") and subject to the terms and conditions herein. Such right to use is hereinafter referred to as "License."

          (b) The Trinity Companies shall not have the right to use the mark "Kemper" or the Kemper logo in any type style or variation other than that which is approved by Lumbermens. The Trinity Companies acknowledge that Lumbermens has developed the Standards with respect to the use of the Kemper Brands by the Kemper Companies and acknowledge and agree that Lumbermens has the right to revise such Standards at any time in its sole discretion, and the Standards, as they may be so revised, shall be deemed to be a part of this Agreement upon Trinity Companies' receipt of notice of such revised Standards. Without limiting the generality of the foregoing, the Trinity Companies shall not, and shall cause their Affiliates not to, use the Kemper Brands in connection with any material that is obscene, defamatory, libelous, otherwise offensive to a reasonable person, fraudulent, misleading or a violation of Applicable Law. Lumbermens, or its representatives, shall be permitted, at any reasonable time upon reasonable notice, to enter upon the premises of the Trinity Companies and their Affiliates to examine, inspect and evaluate the records and facilities of the Trinity Companies and their Affiliates and shall have access to the employees of the Trinity Companies and their Affiliates relative to the use of the Kemper Brands to determine whether the Trinity Companies and their Affiliates are complying with the Standards. In order to assist Lumbermens in controlling the various uses of the Kemper Brands, the Trinity Companies shall provide Lumbermens with specimens and samples of all literature, brochures, signage, screens and other advertising, promotional, marketing and otherwise descriptive material prepared by or for the Trinity Companies or their Affiliates for use in connection with the Kemper Brands regardless of form of material or medium (including, without limitation, electronic), prior to such use of the Kemper Brands. The Trinity Companies shall not, and shall cause their Affiliates not to, use the Kemper Brands in any material or medium reasonably objected to in writing by Lumbermens.

          (c) With respect to its use of the Kemper Brands, each Trinity Company represents and agrees that it will and will cause its Affiliates to comply with all Applicable Law in effect from time to time relating to the use and protection of trademarks. The Trinity Companies shall not, and shall cause their Affiliates not to, assign, sublicense or transfer by operation of law or otherwise any of their rights hereunder without the prior written consent of Lumbermens, which may be withheld in its sole discretion. Any unconsented assignment, license or transfer shall be void at all times. Lumbermens may assign, sublicense or otherwise transfer any of the Kemper Brands at any time without notice to the Trinity Companies, so long as such assignment, license or transfer does not materially impair the Trinity Companies' rights to use the Kemper Brands in accordance with this Agreement. The Trinity Companies hereby acknowledge Lumbermens' exclusive ownership right, title and interest in the Kemper Brands, any and all variations of the Kemper Marks, and agree that they will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair such right, title and interest or any part thereof or at anytime during the term of the License, use any trade name, domain name or any other name, mark or trade dress that is confusingly similar to or which may dilute any of the Kemper Brands. The Trinity Companies hereby recognize and acknowledge the value of Lumbermens' goodwill in the Kemper Brands and agree that the goodwill generated by the Trinity Companies and their Affiliates in connection with the use of the Kemper Brands inures solely to the benefit of Lumbermens. Each of the Trinity Companies shall, and shall cause its Affiliates to, execute all papers reasonably requested by Lumbermens to effect any necessary or appropriate registration, maintenance or renewal of any of the Kemper Brands or recordation of the License as registered users of the Kemper Brands. Lumbermens shall obtain such registrations of any of the Kemper Brands in such jurisdictions as it deems appropriate or necessary in its sole discretion, and none of the Trinity Companies nor any of their respective Affiliates shall be entitled to obtain any such registration including any Internet domain name registration or other registration containing the term "Kemper" or any other term that is similar to "Kemper." The Trinity Companies will inform Lumbermens in writing without delay of any infringement, dilution or potential infringement of any Kemper Brand which comes to the attention of the Trinity Companies or any of their Affiliates. None of the Trinity Companies or their Affiliates shall at any time take any action in the courts, administrative agencies or otherwise to prevent the infringement, dilution, imitation, simulations, illegal use or misuse of any of the Kemper Brands, it being understood that such action can only be taken by Lumbermens, as owner of the Kemper Brands, which action Lumbermens may choose to take at its sole discretion. None of the Trinity Companies or any of their respective Affiliates shall, without informing Lumbermens in advance of the material facts relating thereto and without obtaining Lumbermens' prior written consent thereto, which consent shall not be unreasonably withheld, effect: 1) the settlement, defense of, consent to a judgment or decree or other action with respect to any suit, action or proceeding before any Governmental Authority involving any of the Kemper Brands; or 2) any changes in any of the Trinity Companies' or their respective Affiliates' names, logos, signs, trademarks or other identifications that would reasonably be expected to adversely affect the goodwill associated with any of the Kemper Brands.

          (d) The License shall automatically be terminated immediately upon the occurrence of any of the following: (i) if any Trinity Company or Affiliate is in material default under any provision of the Transaction Documents and has failed to cure said default within 30 days after receiving written notice of such default from Lumbermens; (ii) any of the Trinity Companies or their Affiliates prevent or interfere in any material respect with the right of Lumbermens to inspection to determine whether the Trinity Companies and their Affiliates are complying with the Standards; (iii) any material violation of the Standards by any Trinity Company or its Affiliates; (iv) any Trinity Company or its Affiliates use the Kemper Brands in connection with a good or service that is not of a nature authorized hereby; (v) any actual or attempted unconsented assignment, sublicense or transfer by operation of law or otherwise of any Trinity Company's or its Affiliates' rights under this Agreement relating to the Kemper Brands, (vi) with respect to any Trinity Company or Affiliate that uses the Kemper Brands and its direct and indirect subsidiaries, in the event that such Trinity Company or Affiliate (x) applies for or consents to or becomes subject to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (y) admits in writing its inability, or becomes generally unable, to pay its debts as such debts become due; or (z) makes a general assignment for the benefit of its creditors; (vii) in the event of the sale by the Trinity Companies of all or substantially all of the assets constituting IFG other than to an Affiliate, (viii) in the event that any Person acquires control of 51% or more of the voting securities or all or substantially all of the assets of Unitrin, Inc., or (ix) with respect to any Trinity Company or Affiliate that uses the Kemper Brands, in the event that Unitrin, Inc. does not, directly or indirectly, own 51% of the capital stock of such Trinity Company or such Affiliate.

     Immediately upon expiration or termination of the License, the Trinity Companies shall, and shall cause their Affiliates to: (u) discontinue all use of the Kemper Brands; (v) remove any and all links from the Internet web pages of any of the Trinity Companies' or their Affiliates' web pages to the Kemper Domain Names, (w) terminate and disallow any and all agreements or authorizations permitting links between the Kemper Domain Names and any other Internet web pages or domain names; (x) destroy all labels, advertisements, promotional materials, letterheads, envelopes, signs, screens and other materials bearing the Kemper Brands, all at the Trinity Companies' expense; (y) immediately change the name(s) under which it conducts its business so as to eliminate the mark "Kemper" (in each and every form) therefrom, including any use of "Kemper" in corporate names or assumed names; and (z) immediately after such termination refrain from communicating, directly or indirectly, that any of the Trinity Companies or their Affiliates formerly was known by a name containing the mark "Kemper" other than in response to factual inquiries regarding past practices.

          (e) The Trinity Companies and their Affiliates may continue to use the Kemper Brands, subject to the terms hereof, without the payment of any fees solely for the purpose of providing administrative services under the terms and conditions of the Administrative Services Agreement as long as such agreement remains in effect.

          (f) Notwithstanding anything herein to the contrary, Lumbermens agrees that for a period ending on the earlier of (i) the fifth anniversary of the Closing Date, or (ii) the date of termination of the License, Lumbermens will not license the Kemper Brands to any third Person for use in the marketing, issuance, administration or sale of Personal Lines Insurance except with respect to the activities specified in Sections 5.12(b), (c),
     (d) and (e).

     5.15. Systems Transition.

          (a) Commencing on the Contract Date, the Kemper Companies and the Trinity Companies shall cooperate fully with one another, and shall use commercially reasonable efforts, in developing and executing a comprehensive plan whose objective will be to: (i) replicate a fully-functional set of Computer Software and Systems (including the Accounting System Modifications defined in Section 5.15(b) below) on a standalone environment at Lumbermens' offices in Long Grove, Illinois (the "Cloned System") and to place such Cloned System into production at such offices ("Phase 1"); and (ii) migrate such Cloned System to hardware residing at the Trinity Companies data center in Oakbrook Terrace, Illinois and to place it into production at such data center ("Phase 2"). The Kemper Companies shall be responsible for Phase 1 and the Trinity Companies shall be responsible for Phase 2. The Kemper Companies agree to use their commercially reasonable efforts to complete Phase 1 on or before September 15, 2002. When the Cloned System has been put into production at Lumbermens' offices in Long Grove, Illinois, the Kemper Companies shall provide a comprehensive demonstration (including production of prior month-end reports) to the Trinity Companies of all functional components of the Cloned System (including agency interfaces, policy administration, policy rating, claims (including claims capability for the Direct Business), commissions, billing, statistical reporting, accounting and financial reporting, reinsurance and all necessary external interfaces (including interfaces to third party services such as Choicepoint, CLUE, etc.)) as of the Contract Date to allow the Trinity Companies to ascertain whether or not the Cloned System is fully functional and operational. The Trinity Companies shall notify the Kemper Companies in writing within 24 hours of the completion of such demonstration whether or not the Trinity Companies concur that the Cloned System is fully functional and operational. The Kemper Companies will use their commercially reasonable efforts to remedy any material problems, defects, malfunctions or missing functionality identified within 24 hours of such demonstration by the Trinity Companies, acting in good faith and exercising commercially reasonable judgment. For purposes of this Agreement, the term "Systems Ready Date" means the date on which the Kemper Companies and the Trinity Companies have agreed in good faith that the Cloned System satisfies the foregoing requirements with respect to Phase 1, which agreement shall not unreasonably be withheld. In the event the parties are unable to agree on whether or not the Cloned System meets the requirements of this Section 5.15(a), such dispute shall be resolved in accordance with the provisions of Section 11.10 hereof.

          (b) On or before the first day of the month following the Closing Date, the Computer Software and Systems shall be modified by the Kemper Companies to the extent (if any) reasonably necessary to enable such systems to separately account for transactions under the Reinsurance Agreement and the Administrative Services Agreement (the "Accounting System Modifications"). Kemper Companies shall produce a report and such other documents reasonably requested by Trinity evidencing the completion of the Accounting System Modifications. The Trinity Companies acting in good faith and exercising commercially reasonable judgment shall notify the Kemper Companies within two Business Days of the delivery to Trinity of such report or other documents whether or not Trinity concurs that the Accounting System Modifications are substantially complete. Kemper will use commercially reasonable efforts to remedy any material problems, defects, malfunctions or missing functionality identified by the Trinity Companies. Except for the Accounting System Modifications, the Kemper Companies shall make no modifications to the Computer Software and Systems or Direct Business Software on or after the

     Closing Date through completion of Phase 2 without the prior written consent of the Trinity Companies, which consent will not be unreasonably withheld.

          (c) Beginning on the Closing Date and extending through the Systems Ready Date (the "Transitional Processing Period"), the Kemper Companies shall provide the Trinity Companies with comprehensive data processing services for the Subject Business and claims processing for the Direct Business, in each case for no charge utilizing the Computer Software and Systems. After the Transitional Processing Period, the Kemper Companies shall continue to provide such services to the Trinity Companies until the completion of Phase 2 for a monthly charge based on actual costs incurred by the Kemper Companies in providing such services, provided that the total actual costs charged to the Trinity Companies in providing such services shall not exceed $800,000 per month.

          (d) Beginning promptly after the Contract Date, the Kemper Companies shall commence and shall use commercially reasonable efforts to secure (i) all necessary consents by third parties under the licenses of Licensed Software and Direct Business Software to the assignment or other transfer of such Licensed Software and Direct Business Software to the Trinity Companies or, alternatively, the re-licensing of such Licensed Software and Direct Business Software in the name of the Trinity Companies, and (ii) the consent by such third parties to the use of the Licensed Software by the Trinity Companies to process business for and on behalf of the Kemper Companies and the waiver of any "service bureau" or similar licensing fees in connection therewith. The Trinity Companies will cooperate with the Kemper Companies in these efforts and shall be entitled to participate in all discussions with third party vendors. Any consideration required to be paid to any such third party as a condition to such party's granting its consent to such assignment, transfer or issuance of licenses in the name of the Trinity Companies of the Licensed Software and Direct Business Software shall be shared equally by the Kemper Companies and the Trinity Companies up to the first three million dollars ($3,000,000) and thereafter shall be borne solely by the Kemper Companies. Any fees imposed to permit the Licensed Software to be used by the Trinity Companies to process "run-off" business for and on behalf of the Kemper Companies shall be borne by the Kemper Companies.

          (e) All object code, source code and related documentation for the Computer Software and Systems and Direct Business Software that will be licensed and provided by the Kemper Companies to the Trinity Companies will be exact duplicates of such code and documentation that is in production on the Closing Date at the Kemper Companies or the KEGI Companies, as the case may be, except for the Accounting System Modifications and any other modifications that the Trinity Companies have consented to in accordance with Section 5.15(b).

     5.16. Trinity Companies' Usage of Shared Software.

          (a) Grant. The Kemper Companies hereby grant to the Trinity Companies and any present or future Affiliate of the Trinity Companies engaged in the property and casualty insurance business, a perpetual, nontransferable (other than in connection with the sale of the Trinity Companies or any of their Affiliates or the assets thereof), nonexclusive, royalty-free license to copy, modify and use the Shared Software solely in connection with their respective businesses; provided that such copying, modification and use occurs only on computer systems that are owned by, operated by or operated on behalf of the Trinity Companies or their Affiliates.

     All right, title and interest in and to the Shared Software, other than those rights expressly granted herein, shall remain in the Kemper Companies.

          (b) Compliance with Law. The Trinity Companies accept full responsibility for complying with all Applicable Law concerning use of privileged or confidential third party information derived from input into or output from the Shared Software.

          (c) Ownership. As between the Trinity Companies and the Kemper Companies, the parties acknowledge and agree that the Kemper Companies shall own all right, title and interest in and to the Shared Software. Subject to the Kemper Companies' ownership rights in the Shared Software, as between the Kemper Companies and the Trinity Companies, the Trinity Companies shall own all right, title and interest in and to all modifications it creates to the Shared Software. The Trinity Companies shall use such modifications solely in connection with the Shared Software. The Trinity Companies shall maintain the confidentiality of such modifications in the same manner that it maintains the confidentiality of the Shared Software.

          (d) Confidential Nature. The parties acknowledge that the Shared Software is a trade secret and is proprietary information and materials of the Kemper Companies. Except as expressly authorized by this Agreement, the Trinity Companies shall:

               (i) limit access to the Shared Software to the grantees specified in Section 5.16(a) above and their respective agents, representatives, and consultants who have a need-to-know the same;

               (ii) advise such employees, agents and consultants having access to the Shared Software of the proprietary nature thereof and of the obligations set forth in this Agreement and confirm their agreement that they will be bound by such obligations; and

               (iii) safeguard the Shared Software by using a reasonable degree of care, but not less than that degree of care used by the Trinity Companies in safeguarding its own similar information or material.

          (e) Disclaimer of Warranties. EXCEPT AS PROVIDED IN SECTIONS 3.6 AND 3.12, THE SHARED SOFTWARE PROVIDED TO THE TRINITY COMPANIES HEREUNDER IS PROVIDED ON AN "AS-IS" BASIS WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER. EXCEPT AS PROVIDED IN SECTIONS 3.6 AND 3.12, NEITHER THE KEMPER COMPANIES NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, TO THE TRINITY COMPANIES OR ANY OTHER ENTITY REGARDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY PREVIOUS COURSE OF DEALINGS BETWEEN THE PARTIES OR CUSTOM OR USAGE OF TRADE), OR RESULTS TO BE DERIVED FROM THE USE OF THE SHARED SOFTWARE PROVIDED HEREUNDER.

     5.17. Stand Still. During the term of this Agreement, the Kemper Companies shall not directly or indirectly solicit or initiate any negotiations or discussions with, or provide any information to, or otherwise cooperate in any other manner with any Person or group of Persons (other than Trinity and its Affiliates) concerning any sale or other disposition of the Subject Business.

                                   ARTICLE VI

       Conditions Precedent to the Trinity Companies' Obligation to Close
       ------------------------------------------------------------------

     The obligations of each Trinity Company under this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by it to the extent permitted by law:

     6.1. Representations, Warranties and Covenants.

          (a) The Kemper Companies shall have performed in all material respects all of their obligations under this Agreement required to be performed by them on or prior to the Closing Date;

          (b) all representations and warranties of the Kemper Companies contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date (except that any representations and warranties that are made as of a particular date and which relate solely to a particular date or period shall be true and correct as of such date and for such period) except as would not in the aggregate have a Material Adverse Effect (ignoring, for this purpose, any materiality qualifier in any particular representation or warranty); and

          (c) Trinity shall have received a certificate signed by an officer of Lumbermens to the effect that the conditions in Sections 6.1(a) and 6.1(b) have been satisfied.

     6.2. Other Agreements. The Ancillary Agreements which are to be executed and delivered on the Closing Date and each of the other agreements and instruments contemplated hereby and thereby to which any of the Kemper Companies are parties, shall have been duly executed and delivered by each such Kemper Company on the Closing Date and each of such agreements, documents and instruments shall be in full force and effect with respect to each such Kemper Company on the Closing Date.

     6.3. Governmental and Other Consents and Approvals.

          (a) All Permits listed on Schedules 3.3 and 4.3 hereto shall have been obtained on terms and conditions which would not (i) result in a Material Adverse Effect or (ii) result in the imposition on Trinity, any of its Affiliates or any of their respective businesses of any material cost, liability or restriction not consented to by Trinity. Such Permits shall be in full force and effect and Trinity shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such Permits.

          (b) All consents of third Persons (other than Permits) with respect to the assignment or other transfer of the Material Assumed Contracts, the Direct Business Software and Licensed Software listed on Schedule 3.3 shall have been obtained other than consents to the assignment or transfer of Material Assumed Contracts, the Direct Business Software and

     Licensed Software the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect. All consents to the assignment or other transfer of Material Assumed Contracts, the Direct Business Software and Licensed Software that have been obtained shall have been obtained on terms and conditions which would not (i) result in a Material Adverse Effect, or (ii) result in the imposition on Trinity, any of its Affiliates or any of their respective businesses of any material cost, liability or restriction not consented to by Trinity.

     6.4. Possession of Assets; Instruments of Conveyance. The Kemper Companies shall have delivered to the appropriate Trinity Company, as applicable, possession of the Purchased Assets to be transferred on the Closing Date and shall have transferred to such Trinity Company all of the right, title and interest of the Kemper Companies in and to such Purchased Assets as provided in this Agreement and the Ancillary Agreements.

     6.5. Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein not be consummated as herein provided.

     6.6. Other Documents. The Kemper Companies shall have delivered to Trinity
(a) copies of the resolutions (in form and substance reasonably satisfactory to Trinity) duly adopted by the board of directors of each Kemper Company authorizing the execution, delivery and performance of this Agreement and Ancillary Agreements by the Kemper Companies party thereto, certified (in form and substance reasonably satisfactory to Trinity) by the Secretary or an Assistant Secretary of each Kemper Company; (b) certificates (in form and substance reasonably satisfactory to Trinity) of the Secretary or an Assistant Secretary as to the incumbency and signatures of the officers of the Kemper Companies executing this Agreement and the Ancillary Agreements to be executed and delivered on the Closing Date; and (c) such other documents, certificates or records as Trinity or its counsel may reasonably request.

     6.7. Stock Purchase Deliveries. Lumbermens shall have delivered to Unitrin, Inc. all documents and other deliveries required of Lumbermens for closing under the terms and conditions of the Stock Purchase Agreement.

                                  ARTICLE VII

        Conditions Precedent to the Kemper Companies' Obligation to Close
        -----------------------------------------------------------------

         The obligations of each Kemper Company under this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by it to the extent permitted by law:

     7.1. Representations, Warranties and Covenants.

          (a) The Trinity Companies shall have performed in all material respects all of their respective obligations under this Agreement required to be performed by them at or prior to the Closing Date;

          (b) all representations and warranties of the Trinity Companies contained in this Agreement shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for breaches of such representations and warranties that do not, in the aggregate, have a Purchaser Material Adverse Effect; and

          (c) the Kemper Companies shall have received a certificate signed by an officer of Trinity to the effect that the foregoing conditions have been satisfied.

     7.2. Other Agreements. The Ancillary Agreements which are to be executed and delivered on the Closing Date and each of the other agreements and instruments contemplated hereby and thereby to which any of the Trinity Companies is a party shall have been duly executed and delivered by each such Trinity Company on the Closing Date and each of such agreements and instruments shall be in full force and effect with respect to each such Trinity Company on the Closing Date.

     7.3. Governmental and Regulatory Consents and Approvals. All Permits listed on Schedules 3.3 and 4.3 hereto shall have been obtained on terms and conditions which are reasonably acceptable to Lumbermens and which would not result in the imposition on Lumbermens, any of its Affiliates or any of their respective businesses of any material cost, liability or restriction not contemplated by this Agreement or the Ancillary Agreements. Such Permits shall be in full force and effect, and Lumbermens shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such Permits.

     7.4. Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein not be consummated as herein provided.

     7.5. Other Documents. Trinity shall have delivered to Lumbermens: (a) copies of the resolutions (in form and substance reasonably satisfactory to Lumbermens) duly adopted by the boards of directors of each Trinity Company authorizing the execution, delivery and performance of this Agreement and Ancillary Agreements by the Trinity Companies party thereto, certified (in form and substance reasonably satisfactory to Sellers) by the Secretary or an Assistant Secretary of each such Trinity Company; (b) certificates (in form and substance reasonably satisfactory to Lumbermens) of the Secretary or an Assistant Secretary as to the incumbency and signatures of the officers of the Trinity Companies executing this Agreement and the Ancillary Agreements to be executed and delivered on the Closing Date; and (c) such other documents, certificates or records as Lumbermens or its counsel may reasonably request.

     7.6. Considerations. Lumbermens shall have received payment of the consideration specified in Section 2.4 by wire transfer of immediately available funds.

     7.7. Stock Purchase Deliveries. Unitrin, Inc. shall have delivered to Lumbermens all documents and other deliveries required of Unitrin, Inc. for closing under the terms and conditions of the Stock Purchase Agreement.

                                  ARTICLE VIII

                                    Survival
                                    --------

     8.1. Survival of Representations, Warranties, Covenants and Indemnities.

          (a) All representations and warranties of the parties hereto contained in this Agreement shall survive the execution and delivery hereof until the date that is two years after the Closing Date, except: (i) that the representations and warranties contained in Sections 3.1, 3.2, 3.6, 3.18, 4.1, 4.2 and 4.7 shall survive indefinitely; and (ii) with respect to matters as to which a Claims Notice shall have been given conforming to the requirements of Section 9.2 or 9.3 by a party hereto prior to such expiration date.

          (b) The covenants, undertakings, agreements and indemnities of the parties contained in this Agreement, any Ancillary Agreement and in any document, agreement, obligation or instrument contemplated hereby or thereby to be performed or complied with after the Closing shall survive without limitation as to time except as may otherwise be provided under the terms of this Agreement, any Ancillary Agreement or such related documents, agreements, obligations or instruments. Nothing in Section 8.1(a) shall be construed as a waiver of any party's right to indemnification pursuant to
     Article IX for any breach of any covenant, undertaking and agreement contained in this Agreement to be performed or complied with at or prior to the Closing Date.

                                   ARTICLE IX

                        Indemnification and Other Rights
                        --------------------------------

     9.1. Obligation to Indemnify.

          (a) Subject to the limitations on survivability set forth in Article VIII, Lumbermens and each of the other Kemper Companies, jointly and severally, agree to defend the Purchaser Indemnified Parties from and against all Losses (as hereinafter defined) asserted against any Purchaser Indemnified Party and to indemnify and hold harmless the Purchased Indemnified Parties for all actual Losses imposed upon or incurred by any Purchaser Indemnified Party, in either case arising from: (i) any breach of or inaccuracy in the representations and warranties made by the Kemper Companies contained in Article III hereof for such period of survival as provided in Section 8.1(a) hereof; (ii) any breach, nonfulfillment or default in the performance of any of the covenants and agreements of any Kemper Company contained in this Agreement; (iii) the Retained Liabilities; and (iv) any enforcement of this indemnity.

          As used in this Article IX and this Agreement, "Loss" and/or "Losses" shall mean all actions, claims, losses, liabilities, damages, costs, expenses (including reasonable attorneys' fees), interest and penalties, but, with respect to direct claims not involving a Third Party Claim (as defined below), shall not include punitive or consequential damages other than lost profits incurred by the Subject Business.

          (b) Subject to the limitations on survivability set forth in Article VIII, Trinity and each of the other Trinity Companies, jointly and severally, agree to defend the Sellers' Indemnified Parties from and against all Losses asserted against any Sellers' Indemnified Party and to indemnify and hold harmless the Sellers' Indemnified Parties for all actual Losses imposed upon or incurred by any Sellers' Indemnified Party, in either case arising from: (i) any breach of or inaccuracy in the representations and warranties made by any Trinity Company contained in
     Article IV hereof for such period of survival as provided in Section 8.1(a) hereof; (ii) any breach, nonfulfillment or default in the performance of any of the covenants and agreements of any Trinity Company contained in this Agreement; (iii) any Assumed Liabilities; and (iv) any enforcement of this indemnity.

          (c) The aggregate amount for which the Kemper Companies shall be liable under Sections 9.1 (a)(i), 9.1(a)(ii) and 9.1(a)(iv) (to the extent related to claims under Sections 9.1(a)(i) or 9.1(a)(ii)) hereof shall in no event exceed twenty million dollars ($20,000,000). The Kemper Companies shall be required to indemnify the Purchaser Indemnified Parties pursuant to Sections 9.1(a)(i), 9.1(a)(ii) and 9.1(a)(iv) (to the extent related to claims under Sections 9.1(a)(i) or 9.1(a)(ii)) hereof only to the extent that the indemnified amounts and aggregate Losses incurred by the Purchaser Indemnified Parties exceeds five hundred thousand dollars ($500,000) and, in such event, indemnification shall be made by the Kemper Companies only to the extent of such excess.

          (d) Each Indemnified Party shall use commercially reasonable efforts to collect any amounts available under any insurance coverage with respect to any Loss indemnifiable hereunder and from such other Person alleged to have responsibility and to realize any Tax benefit with respect to the Loss. The amount of any Losses sustained by an Indemnified Party (as defined below) shall be reduced by the amount of any Tax benefit with respect to the Loss. If an Indemnified Party realizes a Tax benefit or receives an amount under insurance coverage or from any other Person alleged to have responsibility with respect to Losses sustained at any time subsequent to any indemnification provided pursuant to this Section 9.1, then such Indemnified Party shall promptly reimburse the applicable Indemnifying Party (as defined in Section 9.2(a) below) for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification up to such amount realized or received by the Indemnified Party, as applicable.

          (e) Each Indemnified Party shall be obligated to use its commercially reasonable efforts to mitigate the amount of any Loss for which it is entitled to seek indemnification hereunder, and the Indemnifying Party shall not be required to make any payment to an Indemnified Party in respect of such Loss to the extent such Indemnified Party has failed to comply with the foregoing obligation.

          (f) Upon making any indemnification payment, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third Person in respect of the Loss to which the payment relates; provided, however, that until the Indemnified Party recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third Person on account of said payment are hereby made expressly subordinated and subjected in right of payment to the Indemnified Party's rights against such third party. Without limiting the generality of any other provision hereof, each such Indemnified Party and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

          (g) No party shall assert a claim for indemnification for a Loss under this Article IX to the extent it has or is asserting a claim for indemnification of such Loss under the indemnification provisions of any Ancillary Agreement.

     9.2. Claims Notice.

          (a) In the event that any party hereto wishes to assert a claim for indemnification hereunder (including, but not limited to, claims arising from a claim or demand made, or an action, proceeding or investigation instituted, by any Person not a party to this Agreement that may result in a Loss for which indemnification is claimed under this Article IX (a "Third Party Claim")), such party seeking indemnification (the "Indemnified Party") shall give written notice (a "Claims Notice") to the other party (the "Indemnifying Party"). Such Claims Notice shall be delivered to the Indemnifying Party as promptly as practicable after such claim becomes known to the Indemnified Party, specifying in detail the facts constituting the basis for, and the amount of, the claim asserted. The failure by any Indemnified Party to notify the Indemnifying Party in a timely manner as specified in the preceding sentence shall relieve any Indemnifying Party from its indemnification obligations only to the extent such failure or other actions taken by the Indemnified Party in response to such claim shall actually prejudice an Indemnifying Party; provided that notwithstanding the foregoing, an Indemnifying Party shall have no obligations to indemnify an Indemnified Party if a Claims Notice containing the information specified above is not received by the Indemnifying Party prior to the termination of the applicable periods described in Section 8.1.

          (b) Subject to the provisions of Section 9.2(c), upon receipt of a Claims Notice the Indemnifying Party shall have the right to assume the defense and control of Third Party Claims. In the event the Indemnifying Party exercises such rights to assume the defense and control of a Third Party Claim, the Indemnified Party shall have the right but not the obligation reasonably to participate in (but not control) the defense of Third Party Claims with its own counsel and at its own expense. Any election by an Indemnifying Party whether to assume the defense of a Third Party Claim must be received by the Indemnified Party within a reasonable time period after receipt of the Indemnified Party's Claims Notice, and failure to send such notice within a reasonable time shall be deemed an election not to defend. If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnifying Party shall select counsel, contractors and consultants of recognized standing and competence after consultation with the Indemnified Party; shall take all steps necessary in the defense or settlement of such Third Party Claims; and shall at all times diligently and promptly pursue the resolution of such Third Party Claims. The Indemnified Party shall, and shall cause each of its directors, officers, employees, agents, representatives, Affiliates and permitted assigns to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim defended by the Indemnifying Party, which cooperation shall include, without limitation, designating a liaison counsel to whom the Indemnifying Party may direct notices and other communications, using reasonable efforts to make witnesses available, and providing records and documents to the extent such witnesses, records and documents are relevant to the Third Party Claim.

          (c) The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim as to which the Indemnifying Party has assumed the defense in accordance with the terms of Section 9.2(b), without the consent of any Indemnified Party, but only to the extent that such settlement or entry of judgment (i) provides solely for the payment of money, and (ii) provides a complete release of, or dismissal with prejudice of claims against, any Indemnified Party potentially affected by such Third Party Claim from all matters that were or could have been asserted in connection with such claims. Except as provided above, settlement or consent to entry of judgment shall require the prior approval of the Indemnified Party, such approval not to be unreasonably withheld. If requested by the Indemnifying Party, the Indemnified Party will cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim or cross-complaint against any Person (other than the Indemnified Party or its directors, officers, employees, agents, representatives, Affiliates, successors and permitted assigns). Unless and until the Indemnifying Party elects to defend the Third Party Claim, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense to defend and resolve the Third Party Claim in such manner as it reasonably deems appropriate.

     9.3. Procedures for Direct Claims. In the event any Indemnified Party shall have a claim for indemnity against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver written notice of such claim with reasonable promptness after such claim becomes known to the Indemnified Party to the Indemnifying Party specifying in detail the facts constituting the basis for, and the amount of, the claim asserted. The failure by any Indemnified Party to notify the Indemnifying Party in a timely manner as specified in the preceding sentence shall relieve any Indemnifying Party from its indemnification obligations only to the extent such failure or other actions taken by the Indemnified Party in response to such claim shall actually prejudice an Indemnifying Party; provided that notwithstanding the foregoing, an Indemnifying Party shall have no obligations to indemnify an Indemnified Party if a Claims Notice containing the information specified above is not received by the Indemnifying Party prior to the termination of the applicable periods described in Section 8.1.

     9.4. Indemnification Payments. Any payment arising under this Article IX shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing.

     9.5. Exclusivity. If the Closing occurs, and further subject in any case to
(i) the right to enforce the indemnities provided for in this Article IX, and
(ii) to any rights and remedies provided in any Ancillary Agreement, and to the extent permitted by Applicable Law, the indemnities provided for in this Article IX shall be the exclusive remedies of the parties hereto and their respective officers, directors, employees, agents and Affiliates for any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent they are by their terms to be performed after the Closing Date), and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof (including, without limitation, any common law rights of contribution), all of which the parties hereto hereby waive.

     9.6. Interest. In the case of any payments made or costs or damages incurred and paid by a party, interest on the amount thereof shall accrue beginning the date any Loss is paid by the

Indemnified Party or a date thirty (30) days after written notice of the claim is given, whichever is later, provided that such notice is accompanied by documentation describing the basis of such claim in reasonable detail for evaluation; provided further, however, that the claiming party shall only be entitled to receive such interest to the extent that it is determined that such party is entitled to indemnification hereunder. Interest shall accrue until the claim is paid in full at a variable rate equal to the prime interest rate (as published in the Money Rates column of the Wall Street Journal).

                                    ARTICLE X

                                   Termination
                                   -----------

     10.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

          (a) by Trinity or Lumbermens in writing, if there shall be any order, writ, injunction or decree of any Governmental Authorities binding on any party hereto, which prohibits or restrains such party from consummating the transactions contemplated hereby; provided, that such party, as the case may be, shall have used its commercially reasonable efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted by December 31, 2002.

          (b) by either Trinity or Lumbermens in writing, if the Closing has not occurred on or prior to December 31, 2002 unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to materially perform each of its obligations under this Agreement required to be performed by it on or prior to the Closing Date; provided, that if the Closing hereunder has not occurred due solely to the failure of a party to receive a required approval from a Governmental Authority, the parties agree to extend the December 31, 2002 termination date to March 31, 2003, and to use their respective commercially reasonable efforts to obtain such approval.

          (c) by Trinity: (i) if there has been a misrepresentation on the part of any Kemper Company in any representation or warranty of such Kemper Company contained herein or in any certificate or other instrument delivered or furnished to a Trinity Company pursuant hereto, and such misrepresentation has had or would reasonably be expected to have a Material Adverse Effect (ignoring, for this purpose, any materiality qualifier in such representation or warranty), or (ii) if there has been any failure on the part of any Kemper Company to comply with or perform any of its agreements, covenants or obligations hereunder and such failure has had or could reasonably be expected to have a Material Adverse Effect and such noncompliance or nonperformance shall not have been (x) cured or eliminated by the Kemper Companies within twenty (20) Business Days following receipt by Lumbermens of written notice thereof from Trinity; or
     (y) waived by Trinity on or before the Closing Date;

          (d) by Lumbermens: (i) if there has been a misrepresentation on the part of any Trinity Company in any representation or warranty of such Trinity Company contained herein or in any certificate or other instrument delivered or furnished to a Kemper Company pursuant hereto and such misrepresentation has had or would reasonably be expected to have a

     Purchaser Material Adverse Effect or (ii) if there has been any failure on the part of any Trinity Company to comply with or perform any of their respective agreements, covenants or obligations hereunder and such failure has had or could reasonably be expected to have a Purchaser Material Adverse Effect and such noncompliance or nonperformance shall not have been
     (x) cured or eliminated by the Trinity Companies within twenty (20) Business Days following receipt by Trinity of written notice thereof from Lumbermens; or (y) waived by Lumbermens on or before the Closing Date;

          (e) at any time on or prior to the Closing Date, by mutual written consent of Trinity and Lumbermens.

     10.2. Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become null and void and of no further force and effect, except that (a) in the event of such a termination because of any breach, the breaching party shall be liable to the other party for all actual damages arising directly from such breach, including but not limited to, reasonable consultant fees and expenses; and (b) the obligations arising under Sections 5.9, 5.10, 11.1, 11.3, 11.5, 11.7, 11.8, 11.9, 11.10 and this Section 10.2 shall remain in full force and effect. In no event shall any party be liable for any punitive damages as a result of the termination of this Agreement.

                                   ARTICLE XI

                                  Miscellaneous
                                  -------------

     11.1. Publicity. Except as may otherwise be required by Applicable Law, no release or announcement concerning this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby shall be made without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed. The parties hereto shall cooperate with each other in making any release or announcement.

     11.2. Offset. Each of the parties hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of Losses or otherwise, due from such party to the other under this Agreement, and may offset the same against any balance or balances due or to become due to the offsetting party from the other party under this Agreement. The party asserting the right of offset shall have, and may exercise, such right regardless of the capacity in which the party acted under the agreement or, if more than one, the different agreements involved.

     11.3. Joint and Several Obligations. Lumbermens and each of the Kemper Companies shall be jointly and severally liable for all obligations under, or relating to, this Agreement. Trinity and the Trinity Companies shall be jointly and severally liable for all obligations under, or relating to, this Agreement.

     11.4. Entire Agreement. This Agreement, together with the Ancillary Agreements and the Exhibits and Schedules hereto and thereto, constitute the entire contract between the parties. No amendment or modification hereof shall be of any force or effect unless in writing and signed by the party or parties hereto against whom such amendment or modification is sought to be enforced.

     11.5. No Third Party Beneficiaries. Nothing herein, express or implied, is intended, or shall be construed to confer upon or give to any Person other than the signatories hereto and their respective legal representatives, any rights or remedies under or by reason of this Agreement. There are no third party beneficiaries of this Agreement and the transactions contemplated hereby.

     11.6. Counterparts. This Agreement may be executed by the parties in one or more identical counterparts, each of which shall constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto.

     11.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     11.8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time delivered as follows:

           (a) If to the Trinity Companies: Unitrin, Inc.
                                            One East Wacker Drive
                                            Chicago, IL 60601
                                            Attention:  General Counsel

               with a copy to:              Trinity Universal Insurance Company
                                            10000 North Central Expressway
                                            Dallas, TX  75231
                                            Attention:  President


           (b) If to the Kemper Companies:  Lumbermens Mutual Casualty Company
                                            One Kemper Drive
                                            Long Grove, IL 60049-0001
                                            Attention:  General Counsel

               with a copy to:              Sidley Austin Brown & Wood
                                            Bank One Plaza
                                            10 South Dearborn Street
                                            Chicago, IL 60603
                                            Attention:  Richard G. Clemens

     11.9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns but except as otherwise specifically provided herein, the Agreement and the respective rights and obligations of the parties hereto shall not be assignable by any party hereto without prior written consent of the other parties hereto. This Agreement may be assigned by the Trinity Companies to any Affiliate of the Trinity Companies and all references herein to the Trinity Companies shall be deemed to include any such assignee; provided that no such assignment shall relieve the Trinity Companies of their obligations under this Agreement.

     11.10. Dispute Resolution.

          11.10A General. All disputes arising out of or relating to this Agreement, or the breach thereof, shall be settled in accordance with the following procedures, which may be commenced by either party upon written notice to the other party (the "Notice of Dispute").

          11.10B Non-Binding Mediation. A dispute shall first be subject to a non-binding mediation session of up to two consecutive days conducted in Chicago, Illinois by a single, disinterested mediator appointed by J.A.M.S. ("JAMS"). Unless otherwise agreed by the parties, the mediation shall commence within fifteen (15) days of the effective date of the Notice of Dispute. Each party shall have the option to present a written summary of its position, not to exceed ten (10) pages, and/or to make an opening statement of its position to the mediator of not more than one (1) hour in duration. No document submitted, nor anything stated by either party, during the mediation shall be admissible or discoverable in any subsequent arbitration proceeding or other civil adjudication relating to the dispute. The costs of mediation shall be shared equally by the parties.

          11.10C Binding Arbitration.

          (a) If the dispute is not resolved by mediation, then either party may, within five (5) Business Days after the conclusion of mediation, submit the dispute to binding arbitration administered by JAMS by giving written notice to the other party and to JAMS. The arbitration proceedings shall be conducted before a single arbitrator that shall be an attorney, except in the case of disputes involving an actuarial matter, in which case the arbitrator shall be an actuary familiar with the property and casualty insurance industry who is designated a Fellow, Casualty Actuarial Society and except in the case of disputes involving an information technology matter in which case the arbitrator shall be an expert in the field of information technology. Selection of the arbitrator shall be by any method that is agreeable to the parties, provided that, if the parties are unable to agree on an arbitrator within twenty (20) days after the dispute is submitted to arbitration, then JAMS shall assign the arbitrator. No person may be selected as an arbitrator that has had any prior relationship with either of the parties, whether business, professional, social or otherwise, or that served as mediator of the same dispute.

          (b) The arbitration shall be held in Chicago, Illinois.

          (c) The arbitrator shall permit each party to take pre-hearing discovery, but shall limit the scope of such discovery so as to be consistent with the scope and complexity of the issues in dispute and so as to allow completion of the hearing within the time limit imposed by Section 11.10C(d) below. Each party will submit to the hearing schedule set by the arbitrator. Each party shall be entitled: (i) to be represented by counsel at the arbitration hearing, (ii) prior to the hearing to present the arbitrator and the other party with a written summary of its position on the issues in dispute, which shall not exceed ten (10) pages in length,
     (iii) at the hearing to make both an opening and closing statement of its position, neither of which shall exceed two (2) hours in duration, (iv) to present such testimony and documentary, physical or other evidence as is relevant and material to the dispute (provided that formal rules of evidence shall not apply), (v) to present witnesses and to cross examine opposing witnesses, and (vi) to file post-hearing briefs with the arbitrator (with copies to the other party) of not more than ten (10) pages in length.

          (d) Except as hereafter provided, the arbitration shall be completed within one hundred and twenty (120) days after the date the dispute was submitted to arbitration. Upon a clear showing by a party that imposition of the foregoing time limit would work an undue hardship on such party or would not be practicable due to events beyond such party's control (such as the illness of a key witness), the arbitrator may extend such time limit but shall make all reasonable efforts to see that the arbitration is completed as promptly as practicable.

          (e) The arbitrator shall render an award within ten (10) Business Days after completion of the arbitration. Such award shall be final, binding and not appealable to any court except on the grounds for vacating an award specified in Section 5/12 of the Illinois Uniform Arbitration Act (or any successor provision thereto); and provided that the award may be enforced in any court of competent jurisdiction. Neither JAMS nor the arbitrator shall be a necessary party in any judicial proceedings relating to an arbitration hereunder. Neither the parties, JAMS nor the arbitrator may disclose the existence or results of any arbitration hereunder to any third parties without the prior written consent of both parties.

          (f) The arbitrator may grant equitable remedies consistent with the provisions of this Agreement, but shall not have the authority to impose an award of punitive, exemplary or multiplied damages. The arbitrator shall have the same power as a judge in a court of law or equity to hear and grant motions, including, without limitation, motions for dismissal for failure to state a claim, motions for judgment on the pleadings and motions for summary judgment.

          (g) In the event that one party (the "offeror") offers in writing to settle the dispute (the "Settlement Offer") during the pendency of the arbitration for a sum certain in money or other consideration and such offer is rejected by the other party (the "offeree"), and if:

               (i) the Settlement Offer was an offer by the offeror to pay the offeree a sum certain in money or other consideration, and the offeror subsequently prevails or the offeree is awarded less than the amount of such Settlement Offer; or

               (ii) the Settlement Offer represented a sum certain in money or other consideration that the offeror was willing to receive from offeree in settlement, and the offeror subsequently is awarded more than the amount of such Settlement Offer, then in either such case, the offeror shall be entitled to recover from the offeree all the offeror's costs and expenses of arbitration incurred subsequent to such offer, including reasonable attorneys' fees and costs assessed against it by JAMS.

          (h) The arbitration rules and procedures of JAMS shall otherwise govern the arbitration to the extent such rules are consistent with these provisions.

     11.11. Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach of waiver of any other condition or of the breach of any other term of this Agreement. No waiver of any condition of their Agreement shall be effective unless in writing.

     11.12. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.13. Interpretation.

          (a) For purposes of this Agreement, the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. All dollar references in this Agreement are to the currency of the United States.

          (b) No uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsperson. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     IN WITNESS WHEREOF, each of the corporate parties hereto has caused this Asset Purchase Agreement to be executed in its name and on its behalf by its duly authorized officers, all as of the date set forth above.

                                        TRINITY UNIVERSAL INSURANCE COMPANY

                                        By:    /s/ James A. Schulte
                                               ---------------------------------
                                        Name:  James A. Schulte
                                               ---------------------------------
                                        Title: President
                                               ---------------------------------


                                        UNITRIN SERVICES COMPANY

                                        By:    /s/ Donald G. Southwell
                                               ---------------------------------
                                        Name:  Donald G. Southwell
                                               ---------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        LUMBERMENS MUTUAL CASUALTY COMPANY

                                        By:    /s/ William A. Hickey
                                               ---------------------------------
                                        Name:  William A. Hickey
                                               ---------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------


                                        AMERICAN MOTORISTS INSURANCE COMPANY

                                        By:    /s/ William A. Hickey
                                               ---------------------------------
                                        Name:  William A. Hickey
                                               ---------------------------------
                                        Title: President
                                               ---------------------------------

                                        AMERICAN MANUFACTURERS MUTUAL INSURANCE
                                        COMPANY


                                        By:    /s/ William A. Hickey
                                               ---------------------------------
                                        Name:  William A. Hickey
                                               ---------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------


                                        AMERICAN PROTECTION INSURANCE COMPANY

                                        By:    /s/ William A. Hickey
                                               ---------------------------------
                                        Name:  William A. Hickey
                                               ---------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        KEMPER LLOYDS INSURANCE COMPANY

                                        By:    /s/ William A. Hickey
                                               ---------------------------------
                                        Name:  William A. Hickey
                                               ---------------------------------
                                        Title: Authorized Signatory
                                               ---------------------------------

                                    EXHIBIT A
                                    ---------

                           POLICY CONVERSION AGREEMENT
                           ---------------------------

THIS AGREEMENT is entered into as of ____ , 2002 (the "Execution Date") by and between Lumbermens Mutual Casualty Company, an Illinois mutual insurance company ("Lumbermens"), American Motorists Insurance Company, an Illinois stock insurance company, American Manufacturers Mutual Insurance Company, an Illinois mutual insurance company, American Protection Insurance Company, an Illinois stock insurance company, and Kemper Lloyds Insurance Company, a Texas Lloyds insurance company (individually and collectively, the five companies set forth above are referred to herein as "Kemper"), and Trinity Universal Insurance Company, a Texas stock insurance company ("Trinity"), and those of Trinity's subsidiaries and affiliates that are signatories to this Agreement, or any other property and casualty affiliate thereof (individually and collectively, Trinity and such subsidiaries and affiliates are referred to herein as the "Trinity Companies").

WHEREAS, Kemper writes personal and commercial lines property and casualty insurance business through independent agents;

WHEREAS, Kemper currently writes policies providing Personal Lines Coverage (as hereinafter defined) through its Individual and Family Group business unit;

WHEREAS, Kemper wishes to cease writing policies providing Personal Lines Coverage and to devote its capital, time and attention to other, primarily commercial, lines of insurance; and

WHEREAS, the Trinity Companies have reviewed the Individual and Family Group book of business and agent relationships and wish to enter into an agreement with Kemper to access that business and those relationships.

WITNESSETH, in consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1. For the purpose of this Agreement the following definitions shall apply:

         a. Agent Policies means all policies (excluding Excluded Policies) including all endorsements thereto, whether written prior to or subsequent to the Execution Date, which either:

                  i. provide Personal Lines Coverage and are produced by independent agents on behalf of IFG; or

                  ii. are those personal lines insurance policies listed on Exhibit D, which are marketed, underwritten, issued and administered by Kemper Direct and were written on the paper of Kemper.

         b. Asset Purchase Agreement means that certain Asset Purchase Agreement dated April __, 2002, between Trinity and certain of its affiliates and Lumbermens and certain of its affiliates.

         c.       Ceded Policies shall have the meaning set forth in Section
                  3.2.

         d. Change of Control means (a) the acquisition by any person or entity of control of 51% or more of the voting securities or all or substantially all of the assets of Unitrin, Inc. or (b) at any time during the term of this Agreement, Unitrin, Inc. does not own directly or indirectly fifty one percent (51%) of the outstanding voting stock of Trinity.

         e. Conversion Date means 12:01 a.m. Chicago time on the 1st day of the month following the Execution Date; provided, however, that in the event that the Accounting System Modifications (as such term is defined in the Asset Purchase Agreement) have not been completed by such date, Conversion Date shall mean the 1st day of the month following the date on which the Accounting System Modifications are completed.

         f. Direct Renewal Rights Policies means all policies providing personal lines insurance coverage, including all endorsements to such contracts, that are first written or renewed after the Conversion Date by Kemper Auto & Home Insurance Company or Kemper Independence Insurance Company.

         g. Excluded Policies means all policies providing Personal Lines Coverage that either:

                  i. cover risks located in Alaska, Arkansas, Delaware, Michigan or New Jersey; or

                  ii. were written by a Kemper agent whose authority to write new business on behalf of Kemper has been terminated by Kemper on or prior to the Execution Date.

         h. Execution Date means 12:01 a.m. Chicago time on the date of this Agreement as set forth in the introductory paragraph hereof.

         i. Exhibit A States means the states and jurisdictions set forth on Exhibit A attached to this Agreement.

         j. Gross Written Premiums means the total gross written premiums generated by the Agent Policies and Direct Renewal Rights Policies, less any cancellations and return premiums.

         k. IFG means the business unit within Kemper that is known as the Individual and Family Group unit which is engaged in the marketing, issuance and administration of policies providing Personal Lines Coverage through independent agents. The term IFG shall include the business of IFG as conducted by the Trinity Companies after the Execution Date.

         l.       Insolvency Event means as to Trinity that it:

                  i. becomes insolvent or is unable to pay its debts as they become due in the ordinary course;

                  ii. seeks or becomes subject to the appointment of an administrator, professional liquidator, conservator, receiver, custodian, trustee or other similar official for all or part of its assets;

                  iii. makes a general assignment, arrangement or composition with or for the benefit of its creditors; or

                  iv. has a party take possession of all or substantially all of its assets through attachment, levy or otherwise.

         m. Kemper Direct means the business unit within Kemper as of the Execution Date, which is engaged in the marketing, issuance and administration of auto and homeowners policies through the Internet.

         n. Kemper Policyholders means named insured persons under Agent Policies or Direct Renewal Rights Policies covering risks located in any of the Exhibit A States as of the Conversion Date.

         o. Licensing Period means the period forty-eight (48) months after the Execution Date that the Trinity Companies will have to secure all Policy Issuance Authority necessary in the Exhibit A States, or such other time as the parties may mutually agree in writing.

         p. Loss Ratio shall have the meaning set forth in Section 7.2 hereof.

         q. New Agent means: (i) a Kemper agent from the list of agents set forth on Exhibit B that becomes an agent appointed by the Trinity Companies for IFG; or (ii) any other agent that is appointed by the Trinity Companies, or by Kemper after the Conversion Date, to write new business consistent with this Agreement.

         r. Ordinary Course means in the usual manner consistent with the standards and practices of experienced and qualified personnel servicing personal lines property and casualty insurance policies and in accordance with applicable law.

         s. Personal Lines Coverage means the personal automobile insurance, homeowners' insurance and other personal lines coverages that are marketed, underwritten, and issued and administered by the IFG business unit within the Kemper Companies, as of the Execution Date.

         t. Policy Issuance Authority means, with respect to policies providing Personal Lines Coverage in a particular state, the receipt of all certificates of authority and regulatory approvals from such state and the filing and approval of all necessary rates, forms and other documents with the appropriate regulatory authorities of such state that are necessary in order to permit the Trinity Companies to write policies providing Personal Lines Coverage in such state replicating IFG's program in such state as of the Execution Date.

         u.       Quota Share Agreement shall have the meaning set forth in
                  Section 2.5 hereof.

         v. Renewal Rights Policies means: (i) Agent Policies that are written on Kemper paper, and reinsured under the Quota Share Agreement; (ii) Agent Policies that were originally written on Kemper paper and that are replaced with the Trinity Companies' paper pursuant to this Agreement; (iii) new Agent Policies first written on or after the Conversion Date through New Agents; and (iv) Direct Renewal Rights Policies; provided, however, that it excludes any Agent Policies or Direct Renewal Rights Policies which are administered by the IFG unit after the Conversion Date but were originally produced by other business units of the Trinity Companies.

         w. Renewal Rights Premiums means the total Gross Written Premiums generated by the Renewal Rights Policies.

         x. Transition Period means the time between the Execution Date and the Conversion Date.

                                   ARTICLE II
                             POLICY RENEWAL TRANSFER

2.1. For the consideration and under the terms and conditions set forth in this Agreement, Kemper hereby sells, and the Trinity Companies hereby purchase, to the extent permitted by applicable law, all rights, title and interest that Kemper has, if any, to service, continue and renew, from and after the Conversion Date, the in-force Agent Policies in the Exhibit A States as of the date hereof, including: (i) all of Kemper's rights, to the extent such rights exist, to issue and underwrite such Agent Policies; (ii) renewal data relating to such Agent Policies;
         (iii) copies of all books, records, and files of Kemper applicable to the 1999, 2000, 2001 and 2002 calendar years that are necessary for the continued administration and renewal or replacement of such Agent Policies, including, without limitation, all computerized data records and all other records and files regardless of the media in or on which such data, records or files are maintained.

2.2.     [Intentionally Omitted]

2.3. From and after the Conversion Date, as between Kemper and the Trinity Companies, the Trinity Companies shall have the sole right to write or renew or replace Agent Policies in the Exhibit A States, except as set forth in Article III hereof and except to the extent that Kemper may be obligated by statute, regulation, or this Agreement or other contract to write or renew Agent Policies in the Exhibit A States.

2.4. Nothing contained in this Agreement shall impair any rights that the Kemper agents have to renewal rights or expirations by law, regulation, or contract.

2.5. The Agent Policies that are renewed or replaced pursuant to this Agreement will be serviced: (i) in the case of Agent Policies that continue to be written on Kemper paper, pursuant to a quota share reinsurance agreement of even date herewith between Trinity and Kemper ("Quota Share Agreement"); or (ii) in the case of Agent Policies that are written by the Trinity Companies, pursuant to the Trinity Companies' policies and procedures with respect to insurance policies written by them.

                                   ARTICLE III
                     KEMPER ISSUANCE DURING LICENSING PERIOD

3.1. During the Licensing Period (excluding the Transition Period), only to the extent that the Trinity Companies do not have appropriate Policy Issuance Authority to write the Agent Policies directly on the Trinity Companies' paper, Trinity shall use its commercially reasonable efforts to effect renewals of Kemper Policyholder Agent Policies upon expiration, which renewals will be written by Kemper and will be reinsured by Trinity pursuant to the Quota Share Agreement.

3.2. Until such time as the Trinity Companies have obtained the necessary Policy Issuance Authority, but in no event later than the expiration of the Licensing Period, the Trinity Companies shall have the authority, on behalf of Kemper, to solicit, underwrite, bind and issue Agent Policies, but only to the extent that such Agent Policies are reinsured by the Trinity Companies under the Quota Share Agreement (the "Ceded Policies").

3.3. Trinity shall be responsible for the administration of all aspects of the Ceded Policies subject to, and in accordance with, the terms and conditions of the Quota Share Agreement.

3.4. Notwithstanding any other provision of this Agreement or the Quota Share Agreement, the Trinity Companies' authority to solicit, underwrite, bind and issue Agent Policies on behalf of the Kemper Companies and the Trinity Companies' obligations to pursue Policy Issuance Authority shall terminate:

         a. Immediately, without notice, in the event that: (i) the Quota Share Agreement is terminated, (ii) Trinity loses its certificate of authority in the State of Illinois or does not have authority to provide reinsurance under the Quota Share Agreement pursuant to Illinois law, or (iii) Trinity becomes the subject of an Insolvency Event.

         b. At the option of Kemper, (i) upon 30 days' prior notice in the event of a material breach of any provisions of this Agreement or the Quota Share Agreement by the Trinity Companies, if such breach has not been cured to the reasonable satisfaction of Kemper during such 30 day period, (ii) upon a Change of Control, or (iii) upon the expiration of the Licensing Period.

                                   ARTICLE IV
                  DUTIES AND OBLIGATIONS OF TRINITY AND KEMPER

4.1. In states where the Trinity Companies have the appropriate Policy Issuance Authority:

         a. the Trinity Companies shall use their commercially reasonable efforts to offer an independent agency agreement to those Kemper agents listed on Exhibit B that such Trinity Companies wish to appoint and that in turn express an interest in receiving an appointment from such Trinity Companies; and

         b. the Trinity Companies shall as soon as reasonably practicable make all preparations necessary to begin replacing Agent Policies issued on the Kemper Companies' paper and writing new Agent Policies directly on the Trinity Companies' paper through their New Agents.

4.2. For each of the Exhibit A States in which the Trinity Companies do not have the appropriate Policy Issuance Authority, the Trinity Companies shall within 6 months of the Execution Date make all appropriate certificate of authority applications with such state to obtain such Policy Issuance Authority and will begin performing the tasks identified in Section 4.1 as soon as reasonably practicable after the Trinity Companies obtain such Policy Issuance Authority during the Licensing Period.

4.3. For Agent Policies with anniversary dates effective on and after the Conversion Date, in states where the Trinity Companies have the appropriate Policy Issuance Authority and have completed the tasks identified in Section 4.1, the Trinity Companies shall:

         a. use their commercially reasonable efforts to offer to write Agent Policies on their own behalf and for their own account on their own policy forms and at their own rates for Kemper Policyholders submitted through a New Agent that meet the Trinity Companies' underwriting criteria, and

         b. assume all responsibility with respect to all aspects of such Agent Policies, including, but not limited to, the underwriting, administering, billing, and servicing of such Agent Policies for former Kemper Policyholders who become insured with the Trinity Companies.

4.4. For states in which the Trinity Companies do not have the appropriate Policy Issuance Authority, the Trinity Companies will begin performing the tasks identified in Section 4.3 as soon as is reasonably practicable after the Trinity Companies obtain the appropriate Policy Issuance Authority during the Licensing Period and have completed the tasks identified in Section 4.1.

4.5. The Trinity Companies shall cooperate and assist Kemper in effecting an orderly and proper withdrawal from issuing policies providing Personal Lines Coverage including (i) providing timely policy cancellation or non-renewal notice to the Kemper Policyholders in accordance with applicable legal requirements; (ii) making disclosures to insurance regulators regarding the replacement activities to be taken by the Trinity Companies and the resultant reduction or termination of Kemper's personal lines business pursuant to this Agreement; (iii) advising Kemper of any requirements regarding withdrawal brought to the attention of the Trinity Companies by the insurance regulators; (iv) when requested by Kemper, preparing plans or notices of withdrawal for Kemper's review and written approval; (v) filing such plans or notices with insurance regulators at Kemper's written direction; and (vi) taking lead responsibility for, and otherwise cooperating with and assisting Kemper, in making such filings with, and obtaining such approvals from, regulatory authorities with respect to such withdrawals.

4.6. Kemper shall cooperate and assist the Trinity Companies with (i) determining which insurance regulators require submission of plans or notices of withdrawal; (ii) preparing plans or notices of withdrawal; and (iii) otherwise cooperating and assisting the Trinity Companies, in making such filings with, and obtaining such approvals from, regulatory authorities with respect to such withdrawals.

4.7. Kemper shall reimburse the Trinity Companies for all reasonable third party costs and expenses that the Trinity Companies incur in effectuating the plans or withdrawals contemplated by this Article IV.

4.8. Kemper does hereby appoint and name the Trinity Companies, and the Trinity Companies do hereby accept such appointment, to provide administrative services for the Agent Policies pursuant to the terms and conditions of Article V of this Agreement.

4.9. The Trinity Companies shall jointly and severally indemnify, defend and hold harmless Kemper (and their directors, officers, employees, representatives, affiliates, successors and permitted assigns) (the "Kemper Indemnitees") from and against all actions, claims, losses, liabilities, damages, deficiencies, costs, expenses, (including reasonable fees and expenses of attorneys), interest and penalties (collectively, referred to hereinafter as "Losses") asserted against, imposed upon or incurred by such Kemper Indemnitees resulting from, arising out of, based upon or otherwise in respect of any of the following: (a) any breach of a covenant or duty of any Trinity Company under this Agreement, (b) any violation of any law, rule or regulation by any Trinity Company or any of its affiliates or agents, (c) any negligence or willful or intentional misconduct by any Trinity Company or any of its affiliates or agents relating to any matter that is the subject of this Agreement, (d) any fraud, theft or embezzlement by officers, employees or agents of any Trinity Company or its affiliates or agents during the term of this Agreement, and (e) the reasonable costs to Kemper Indemnitees of enforcing this indemnity against Trinity; provided, however, that the Trinity Companies shall have no obligation or liability to Kemper pursuant to this Section 4.9 to the extent that any breach, violation, negligence or misconduct described in clauses (a), (b) or (c) above occurs pursuant to the express advice, direction or consent of Kemper or its representatives (including Kemper's staff counsel).

4.10. Kemper shall jointly and severally indemnify, defend and hold harmless the Trinity Companies (and their directors, officers, employees, representatives, affiliates, successors and permitted assigns) (the "Trinity Indemnitees") from and against all Losses asserted against, imposed upon or incurred by such Trinity Indemnitees resulting from, arising out of, based upon or otherwise in respect of any of the following: (a) any breach of a covenant or duty of Kemper under this Agreement, (b) any violation of any law, rule or regulation by Kemper or any of its affiliates or agents, (c) any negligence or willful or intentional misconduct by Kemper or any of its affiliates or agents relating to any matter that is the subject of this Agreement, (d) any fraud, theft or embezzlement by officers, employees or agents of Kemper or its affiliates or agents during the term of this Agreement, (e) any act or omission by Trinity on or after the Effective Date of this Agreement taken pursuant to the express written advice and direction of, or with the express written consent, of Kemper or its representatives (including Kemper's staff counsel) and (f) the reasonable costs to Trinity Indemnitees of enforcing this indemnity against Kemper.

4.11. For purposes of this Agreement, the persons providing the services required to be performed hereunder by Trinity shall be considered Trinity employees.

4.12.    No party shall assert a claim for indemnification for a Loss under
         Section 4.9 or 4.10 to the extent it has or is asserting a claim for indemnification for such Loss under the indemnification provisions of any of the Transaction Documents (as defined in the Asset Purchase Agreement), other than this Agreement.

4.13. If an event occurs which a party asserts is an indemnifiable event hereunder, the party seeking indemnification shall promptly notify the party obligated to provide indemnification (the "Indemnifying Party"). If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the party seeking indemnification will give the Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding, provided, however, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. If any such action is brought against any party seeking indemnification and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof, with counsel reasonably satisfactory to the party seeking indemnification. After notice from the Indemnifying Party to the party seeking indemnification of such election to so assume the defense thereof, the Indemnifying Party shall not be liable to the party seeking indemnification for any legal expenses of other counsel or any other expenses subsequently incurred by such party in connection with the defense thereof, and the party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. The party seeking indemnification shall have the right to participate at its own expense in the defense of such asserted liability. In no event shall an Indemnifying Party be liable for any settlement effected without its consent, which consent will not be unreasonably withheld.

4.14. On and after the Conversion Date, renewals of Agent Policies and the writing of new Agent Policies shall be on Kemper paper only (a) as required by law, (b) as required in any state or jurisdiction where the Trinity Companies do not have the appropriate Policy Issuance Authority during the Licensing Period, (c) at the request of independent agents pursuant to their Kemper agency-company agreement or (d) pursuant to the Quota Share Agreement.

                                   ARTICLE V
                            TRANSITION PERIOD DUTIES

5.1. During the Transition Period, Trinity, on behalf of Kemper, shall service Agent Policies in the Ordinary Course until the expiration or cancellation of the Agent Policies (including, but not limited to, the processing of all cancellations and endorsements, payment of agents' commissions and the issuance of premium notices).

5.2. During the Transition Period, Trinity, on behalf of Kemper, will process all applications for reinstatement of Agent Policies in the Ordinary Course.

5.3. Kemper will render its systems and servicing performance in the Ordinary Course to Kemper Policyholders to enable both Kemper and the Trinity Companies to perform their respective obligations under this Agreement.

5.4. During the Transition Period, Trinity, on behalf of Kemper, shall offer new and renewal Agent Policies to each Kemper Policyholder or potential Kemper Policyholder who meets IFG's underwriting standards in effect on the Execution Date.

                                   ARTICLE VI
                             EXCHANGE OF INFORMATION

6.1. At all relevant times, the parties shall exchange such data, as may be agreed upon by the parties, necessary to prepare for the performance of the parties' obligations under this Agreement.

6.2. Kemper shall provide such data regarding the Agent Policies, in a format to be agreed upon by the parties, to facilitate the conversion of such Agent Policies to policies issued by the Trinity Companies.

6.3. All information to be exchanged by the parties hereto shall be subject to the rights any third persons may have to such information, including insurance agents pursuant to their agency-company agreements with Kemper.

6.4. Subject to Section 6.3, Kemper shall maintain and make available to the Trinity Companies any and all policy information in its possession or control with respect to the Kemper Policyholders that the Trinity Companies may reasonably request for as long as is required for the parties to complete their obligations under this Agreement. Agent Policy information shall include underwriting, coverage, billing and rating data, and claims information.

6.5. Kemper shall allow the Trinity Companies access to its Personal Lines Coverage database to view and extract policy information relating to the Kemper Policyholders.

                                   ARTICLE VII
                                  CONSIDERATION

7.1. Base Commission. In consideration of Kemper transferring its renewal rights as contemplated by this Agreement, the Trinity Companies shall pay Kemper a commission of one percent (1%) of the Renewal Rights Premiums for the calendar years 2003, 2004 and 2005 (each referred to as a "Commission Year"). Such commissions shall be calculated for each calendar quarter in such Commission Year, and shall be paid within sixty (60) days of the end of each such calendar quarter.

7.2.     Bonus Calculation. In addition to the commissions provided for in
         Section 7.1 above, for each of the years 2003, 2004 and 2005 (each referred to as a "Profit Sharing Year"), Kemper will be eligible for additional bonus commissions based on the Loss Ratio realized for a Profit Sharing Year on the Renewal Rights Policies in the manner set forth below.

         For the purposes of all bonus commission calculations, "Loss Ratio" shall mean the sum of the loss adjustment expense ratio (both allocated and unallocated) and the incurred loss ratio with respect to the Renewal Rights Policies written, renewed or replaced during such Profit Sharing Year, and shall be determined in accordance with Kemper's past practices, including but not limited to, Kemper's past practices with respect to (A) inclusion of the costs of IFG's claims department and IFG's claims systems, (B) the reclassification of two percent (2%) of the net written premiums to ULAE from underwriting expenses, and (C) calculation of IBNR claim reserves. Notwithstanding anything to the contrary otherwise contained herein, Loss Ratio calculations will include only the first $10 million of each single catastrophic loss as defined by ISO incurred with respect to the Renewal Rights Policies.

         Twenty-four (24) months after the end of each Profit Sharing Year, the Loss Ratio with respect to the Renewal Rights Policies written, renewed or replaced during such Profit Sharing Year shall be calculated by the Trinity Companies. If the Loss Ratio with respect to the Renewal Rights Policies for such Profit Sharing Year is seventy four percent (74%) or less, then Kemper shall be entitled to a profit sharing bonus commission equal to the earned premiums on all Renewal Rights Policies written or renewed during such Profit Sharing Year, multiplied by the applicable percentage specified in the Table set forth in Exhibit C. Such payments, if any, shall be made within sixty (60) days after the end of each such twenty-four (24) month period.

                                  ARTICLE VIII
                                 AGENT RELATIONS

8.1. To assist in the smooth transition of the Kemper Policyholders to the Trinity Companies, and to mitigate any confusion by Kemper's independent agents with authority to write Personal Lines Coverage, the parties will provide each other with copies of any written communication each intends to provide to such agents during the Transition Period prior to such communications being released. Any such communication shall be subject to approval by the other party, which approval shall not be unreasonably withheld.

8.2. To assist the Trinity Companies in converting such Kemper Policyholders to the Trinity Companies, Kemper will use its commercially reasonable efforts to cooperate, facilitate and assist the Trinity Companies in appointing all Kemper agents that are listed on Exhibit B and that the Trinity Companies desire to appoint. Kemper will recommend to such agents that they accept such appointments. However, neither party shall have any liability to the other party in the event the Trinity Companies are unable to appoint any of such agents.

8.3. Consistent with the terms of their agency agreements and the applicable provisions of state law, and to the extent that it is otherwise consistent with the terms and conditions of this Agreement, as soon as reasonably possible following the Conversion Date, Kemper shall terminate appointments or otherwise withdraw the Personal Lines Coverage authority granted by Kemper to agents located in the states where the Trinity Companies have appropriate Policy Issuance Authority to write policies providing Personal Lines Coverage; provided, however, that during the Licensing Period, Kemper shall make no such withdrawals in any state where the Trinity Companies do not have appropriate Policy Issuance Authority and Kemper shall have a duty to maintain such agency force, unless otherwise mutually agreed to by the parties.

                                   ARTICLE IX
                             POLICYHOLDER RELATIONS

9.1. To assist in the smooth transition of the Kemper Policyholders to the Trinity Companies, the parties will provide each other with copies of any written communication each intends to provide to Kemper Policyholders during the Transition Period prior to such communications being released. Any such communication shall be subject to approval by the other party, which approval shall not be unreasonably withheld.

9.2. Kemper shall make a good faith effort in assisting the Trinity Companies in replacing Kemper coverages with coverages written by the Trinity Companies, and in making appropriate recommendations to Kemper Policyholders to accept the Trinity Companies as the replacement carrier.

9.3. Upon receipt of the appropriate Policy Issuance Authority, the Trinity Companies intend to offer a policy to Kemper Policyholders produced by a New Agent that meets the Trinity Companies' underwriting criteria.

9.4. With respect to all Agent Policies issued by the Trinity Companies to Kemper Policyholders, the Trinity Companies agree to continue such policies in force for a minimum of one policy term, absent a reasonable basis for cancellation or nonrenewal (including nonpayment of premium) or rescission as permitted under state insurance laws.

                                    ARTICLE X
                               DISPUTE RESOLUTION

         The dispute resolution mechanism set forth in the Asset Purchase Agreement between Kemper and Trinity is incorporated by reference in this Agreement and shall be used to settle all disputes arising out of this Agreement.

                                   ARTICLE XI
                              REGULATORY APPROVALS

11.1. The Trinity Companies shall be responsible for obtaining and shall use their commercially reasonable efforts to obtain all necessary Policy Issuance Authority as soon as reasonably practicable.

11.2. Kemper and the Trinity Companies shall jointly cooperate in making all reasonable efforts to secure all other regulatory approvals required to effectuate the intent and purpose of this Agreement.

                                   ARTICLE XII
                                   TERMINATION

12.1.    This Agreement may be terminated at any time:

         a.       by the mutual written consent of the parties;

         b. at the election of Kemper, if the Trinity Companies have made any misrepresentation or have breached any duty or warranty contained in this Agreement which would materially impair any party's ability to perform its obligations in accordance with the terms of this Agreement or to consummate the transactions contemplated hereby, and such noncompliance or nonperformance shall not have been cured or eliminated by the Trinity Companies within twenty (20) business days following receipt by the Trinity Companies of written notice thereof from Kemper; or

         c. at the election of the Trinity Companies, if Kemper has made any misrepresentation or has breached any duty or warranty contained in this Agreement which would materially impair any party's ability to perform its obligations in accordance with the terms of this Agreement or to consummate the transactions contemplated hereby, and such noncompliance or nonperformance shall not have been cured or eliminated by Kemper within twenty (20) business days following receipt by Kemper of written notice thereof from the Trinity Companies.

12.2. If this Agreement is terminated under Section 12.1, the parties shall have no further rights or obligations as respects the other party, except as expressly provided for in this Agreement.

                                  ARTICLE XIII
                                     NOTICES

13.1. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed effective upon actual delivery. In each case, notice shall be directed to the following address:

         If to Kemper:

              Lumbermens Mutual Casualty Company
              One Kemper Drive
              Long Grove, IL 60049-0001
              Attention:  General Counsel

         With a copy to:

              Sidley Austin Brown & Wood
              Bank One Plaza
              10 South Dearborn Street
              Chicago, IL 60603
              Attention:  Richard G. Clemens

         If to Trinity:

              Trinity Universal Insurance Company
              5220 Belfort Road
              Suite 200
              Jacksonville, FL  32256
              Attention: President

         With a copy to:

             Unitrin Services Company
             One E. Wacker Drive
             Chicago, IL 60601
             Attention:  Secretary

                                   ARTICLE XIV
                               GENERAL PROVISIONS

14.1. This Agreement, and Exhibits attached hereto, constitute the entire understanding between the parties with respect to the subject matter contained herein and supersede any prior understandings and agreements, written or oral, between them respecting such subject matter.

14.2. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

14.3. Each Exhibit referred to herein is incorporated into and made a part of this Agreement by such reference. All information contained on any and each such Exhibit is hereby incorporated by reference into every other such Exhibit.

14.4. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

14.5. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party hereto of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

14.6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and legal representatives. This Agreement is not assignable except by operation of law or by mutual consent of the parties hereto. Notwithstanding the preceding sentence, any party may assign its rights or delegate its duties and obligations under this Agreement to one or more of its affiliates upon written notice to the other parties; provided, however, that the assignor shall remain obligated under this Agreement notwithstanding such assignment or delegation.

14.7. Nothing in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14.8. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois, without regard to its conflict of laws rules.

14.9. The expenses incident to each party's performance of the transactions contemplated by this Agreement (except as otherwise specifically provided herein) shall be the obligation of, and shall be paid by, the party incurring such expenses.

14.10. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.11. Following the Execution Date, the Trinity Companies shall allow Kemper, upon reasonable prior notice and during normal business hours, through its affiliates, employees and representatives, the right to (x) examine and make copies, at Kemper's expense, of the books and records of the Trinity Companies and its affiliates relating to the Agent Policies, Direct Renewal Rights Policies and otherwise with respect to this Agreement, and (y) reasonable access to any employees of the Trinity Companies and their affiliates, in the case of either clause (x) or (y) , to verify the Trinity Companies' compliance with the terms of this Agreement. The Trinity Companies shall, and shall cause its affiliates to, maintain such books and records for examination and copying by Kemper for a period of not less than five years following the Execution Date or any longer period as mandated by applicable law or regulation.

                            [signature pages follow]

IN WITNESS WHEREOF, the parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives and dated as of the ___ day of ______________, 2002.

LUMBERMENS MUTUAL CASUALTY COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------


AMERICAN MOTORISTS INSURANCE COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------


AMERICAN MANUFACTURERS MUTUAL INSURANCE COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------


AMERICAN PROTECTION INSURANCE COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------


KEMPER LLOYDS INSURANCE COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------


TRINITY UNIVERSAL INSURANCE COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------

ALPHA PROPERTY & CASUALTY INSURANCE COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------


CHARTER COUNTY MUTUAL INSURANCE COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------


CHARTER INDEMNITY COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------


FINANCIAL INDEMNITY COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------


MILWAUKEE CASUALTY INSURANCE CO.

BY:
   ------------------------------------
TITLE:
      ---------------------------------


MILWAUKEE SAFEGUARD INSURANCE COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------

SECURITY NATIONAL INSURANCE COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------


TRINITY LLOYD'S INSURANCE COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------


TRINITY UNIVERSAL INSURANCE COMPANY OF KANSAS, INC.

BY:
   ------------------------------------
TITLE:
      ---------------------------------


UNION NATIONAL FIRE INSURANCE COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------


UNITED CASUALTY INSURANCE COMPANY OF AMERICA

BY:
   ------------------------------------
TITLE:
      ---------------------------------


UNITRIN DIRECT ADVANTAGE INSURANCE COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------

UNITRIN DIRECT INSURANCE COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------


VALLEY INSURANCE COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------


VALLEY PROPERTY & CASUALTY INSURANCE COMPANY

BY:
   ------------------------------------
TITLE:
      ---------------------------------

                                EXHIBIT A STATES

1)   Alabama
2)   Arizona
3)   California
4)   Colorado
5)   Connecticut
6)   District of Columbia
7)   Florida
8)   Georgia
9)   Hawaii
10)  Idaho
11)  Illinois
12)  Indiana
13)  Iowa
14)  Kansas
15)  Kentucky
16)  Louisiana
17)  Maine
18)  Maryland
19)  Massachusetts
20)  Minnesota
21)  Mississippi
22)  Missouri
23)  Montana
24)  Nebraska
25)  Nevada
26)  New Hampshire
27)  New Mexico
28)  New York
29)  North Carolina
30)  North Dakota
31)  Ohio
32)  Oklahoma
33)  Oregon
34)  Pennsylvania
35)  Rhode Island
36)  South Carolina
37)  South Dakota
38)  Tennessee
39)  Texas
40)  Utah
41)  Vermont
42)  Virginia
43)  Washington
44)  West Virginia

45)  Wisconsin
46)  Wyoming

                                    EXHIBIT B

                    CURRENT KEMPER AGENTS IN EXHIBIT A STATES

                                    EXHIBIT C

                                LOSS RATIO TABLE

                             RENEWAL RIGHTS POLICIES


                                                           Incentive Payment
   Loss Ratio of                                            as a Percentage
Renewal Rights Policies                                    of Earned Premium

    greater than 74.0                                           0.00%
    greater than 73.0 and less than or equal to 74.0            0.75%
    greater than 72.0 and less than or equal to 73.0            1.50%
    greater than 71.0 and less than or equal to 72.0            2.25%
    greater than 70.0 and less than or equal to 71.0            3.00%
    greater than 69.0 and less than or equal to 70.0            3.75%
    greater than 68.0 and less than or equal to 69.0            4.50%
    Less than or equal to 68.0                                  5.25%

                                    EXHIBIT D

                         KEMPER DIRECT "AGENT POLICIES"

                                    EXHIBIT B
                                    ---------

                     100% QUOTA SHARE REINSURANCE AGREEMENT

                                 by and between

                       LUMBERMENS MUTUAL CASUALTY COMPANY

                 and certain of its subsidiaries and affiliates

                                      and

                      TRINITY UNIVERSAL INSURANCE COMPANY

                               Table of Contents
                               -----------------


                                                                            Page
                                                                            ----

ARTICLE I - DEFINITIONS ......................................................1

ARTICLE II-  BUSINESS REINSURED ..............................................5

ARTICLE III - DURATION OF AGREEMENT ..........................................6

ARTICLE IV-  REINSURANCE PREMIUM .............................................6

ARTICLE V - CEDING COMMISSION AND EXPENSE REIMBURSEMENT ......................6

ARTICLE VI - CREDIT FOR REINSURANCE ..........................................7

ARTICLE VII - UNDERWRITING AUTHORITY, POLICY ADMINISTRATION
AND CLAIMS HANDLING ..........................................................9

ARTICLE VIII - REPORTS ......................................................10

ARTICLE IX - RECORDS AND INSPECTION .........................................10

ARTICLE X - INDEMNIFICATION .................................................11

ARTICLE XI - COOPERATION ....................................................12

ARTICLE XII - OFFSET CLAUSE .................................................12

ARTICLE XIII - INSOLVENCY ...................................................13

ARTICLE XIV - ERRORS AND OMISSIONS ..........................................13

ARTICLE XV - ARBITRATION ....................................................13

ARTICLE XVI - NOTICES .......................................................15

ARTICLE XVII - MISCELLANEOUS ................................................15

                     100% QUOTA SHARE REINSURANCE AGREEMENT

This Agreement is made and entered into as of ______, 2002 (the "Closing Date") by and between Lumbermens Mutual Casualty Company, an Illinois mutual insurance company, American Motorists Insurance Company, an Illinois stock insurance company, American Manufacturers Mutual Insurance Company, an Illinois mutual insurance company, American Protection Insurance Company, an Illinois stock insurance company, and Kemper Lloyds Insurance Company, a Texas Lloyds company (collectively, "Kemper"), and Trinity Universal Insurance Company, a Texas stock insurance company ("Trinity").

WHEREAS, Kemper writes policies providing Personal Lines Coverage through its Individual and Family Group business unit;

WHEREAS, Kemper desires to provide for an orderly cessation of the policies providing Personal Lines Coverage that it writes through its Individual and Family Group business unit, and to transition the policies providing Personal Lines Coverage to Trinity; and

WHEREAS, pursuant to the Policy Conversion Agreement, Trinity is authorized to underwrite and issue Kemper policies providing Personal Lines Coverage; and

WHEREAS, Trinity desires to assume, on a 100% quota share basis, risk on certain Kemper policies providing Personal Lines Coverage subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, it is agreed by Kemper and Trinity as follows:

                                    ARTICLE I
                                   DEFINITIONS

"Ancillary Agreements"        shall have the meaning set forth in the Asset
                              Purchase Agreement, including the Asset Purchase
                              Agreement but excluding this Agreement.

"Asset Purchase Agreement"    means that Asset Purchase Agreement between Kemper
                              and Trinity dated as of April _____, 2002.

"Ceded Policies"              means all policies providing Personal Lines
                              Coverage written on Kemper paper with a policy effective date on or after the Effective Date and prior to the termination of the Policy Conversion
                              Agreement.

"Change of Control"           means (a) the acquisition by any person or entity
                              of control of 51% or more of the voting securities or all or substantially all of the assets of Parent or (b) at any time during the term of this Agreement, Parent does not own directly or indirectly at least fifty one percent (51%) of the outstanding voting stock of Trinity.

"Closing Date"                shall have the meaning set forth in the Asset
                              Purchase Agreement.

"Effective Date"              means 12:01 a.m. Chicago time on the first day of
                              the month following the Closing Date; provided, however, that in the event the Accounting System
                              Modifications (as such term is defined in the Asset Purchase Agreement) have not occurred as of such date, Effective Date shall mean the 1st day of the month following the date on which the Accounting System Modifications are completed.

"Excluded Policies"           means those policies providing Personal Lines
                              Coverage that either cover risks located in any of the Excluded States or were written by a Terminated Agent.

"Excluded States"             means the states of Alaska, Arkansas, Delaware,
                              Michigan and New Jersey.

"Extracontractual
Obligations"                  means one hundred percent (100%) of any punitive,
                              exemplary, compensatory or consequential damages for which Kemper is liable, including any Loss
                              Excess of Policy Limits, as a result of an action against it by its insured, its insured's assignee or a third party claimant, which action alleges negligence, bad faith or other improper conduct on the part of Kemper in denying or handling a claim under a Ceded Policy. An Extracontractual
                              Obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Ceded Policy.

"Gross Liability"             means the amount of liability paid or payable by
                              Kemper including all (i) losses paid or payable to an insured or on behalf of an insured to a claimant, (ii) Extracontractual Obligations, (iii)
                              IBNR, (iv) allocated and unallocated loss adjustment expenses incurred by Kemper, and (v) commissions, profit sharing, agent or producer remunerations paid or payable by Kemper.

"IBNR" means a reserve for losses incurred but not yet reported and for future loss development.

"IFG" means the business unit within Kemper that is known as the Individual and Family Group unit which is engaged in the marketing, issuance and administration of policies providing Personal Lines Coverage; provided that, with respect to matters arising on or after the Effective Date, the term "IFG" shall include the business of the Individual and Family Group as conducted by Trinity and certain of its affiliates.

"Insolvency Event"            means as to Trinity that it:

                              (i) becomes insolvent or is unable to pay its debts as they become due in the ordinary course;

                              (ii)      seeks or becomes subject to the
                                        appointment of an administrator,
                                        professional liquidator, conservator,
                                        receiver, custodian, trustee or other
                                        similar official for all or part of its
                                        assets;

                              (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; or

                              (iv) has a party take possession of all or substantially all of its assets through attachment, levy or otherwise. "Kemper Direct" means the business unit within Kemper as of the Closing Date, which is engaged in the marketing, issuance and administration of automobile and homeowners policies through the Internet.

"Loss Excess of Policy
Limits" means one hundred percent (100%) of any amount for which Kemper is liable in excess of its policy limits, but otherwise within the terms of a Ceded Policy as a result of an action against it by its insured or its insured's assignee to recover damages the insured is legally obligated to pay to a third party claimant because of alleged or actual negligence or bad faith or other improper conduct in rejecting a settlement within policy limits, or in discharging its duty to defend or prepare the defense in the trial of an action against its insured, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action. A Loss Excess of Policy Limits shall be deemed to have occurred on the same date as the loss giving rise to the Loss Excess Policy Limits.

"Loss Reserves"               means the amount recorded on the books of Trinity
                              on account of its actual or potential loss obligation on the Ceded Policies, including IBNR, calculated in accordance with statutory accounting principles and practices prescribed or permitted by the Texas Insurance Department.

"Net Premiums"                means the direct premium collected, including
                              policy fees and charges, minus return premiums, cancellations and any other returns of premium.

"Parent"                      means Unitrin, Inc.

"Personal Lines Coverage"     means (a) the personal automobile insurance,
                              homeowners' insurance and other personal lines coverages that are marketed, underwritten, issued and administered by the IFG business unit within the Kemper Companies as of the date hereof, and
                              (b) those personal lines insurance policies listed on Exhibit A that are marketed, underwritten, issued and administered by Kemper Direct, which were written on the paper of Kemper as of the date hereof, in either case, excluding any Excluded
                              Policies.

"Policy Conversion
Agreement"                    means that certain agreement of even date herewith
                              that provides for the transition to Trinity of the policies providing Personal Lines Coverage.

"Terminated Agent"            means any agent or producer of Kemper whose
                              authority to write policies providing Personal
                              Lines Coverage has been terminated by Kemper on or prior to the Closing Date.

"Unearned Premium Reserves"   means the unearned premium reserve of Trinity with
                              respect to the Ceded Policies, calculated in accordance with statutory accounting principles and practices prescribed or permitted by the Texas
                              Insurance Department.

                                   ARTICLE II
                               BUSINESS REINSURED

A. Kemper hereby cedes and Trinity hereby assumes a 100% quota share participation in the Gross Liability of Kemper in the Ceded Policies. Trinity's liability hereunder shall attach or shall be deemed to attach simultaneously with that of Kemper.

B. Trinity is absolutely and unconditionally bound to follow the fortunes of Kemper with respect to the Ceded Policies.

C. There are no exclusions from the cession of Ceded Policies under this Agreement. The territorial limits of this Agreement are the same as those of the Ceded Policies. Trinity acknowledges that there is no reinsurance maintained by Kemper on the Ceded Policies, the benefits of which would inure to Trinity.

D. This Agreement provides for indemnity reinsurance solely between Kemper and Trinity, and shall not create any right or legal relations between Trinity and (i) any policyholder of a Ceded Policy or (ii) any other person.

                                   ARTICLE III
                              DURATION OF AGREEMENT

A.        This Agreement shall commence as of the Effective Date.

B. This Agreement shall not be subject to termination by either party except as follows:

          (i) By written agreement between Kemper and Trinity on the date indicated by such agreement; or

          (ii) Upon the expiration of all liability on the Ceded Policies and the complete performance by Kemper and Trinity of all obligations and duties arising under this Agreement.

                                   ARTICLE IV
                               REINSURANCE PREMIUM

A. As premium for the reinsurance of the Ceded Policies, Kemper shall cede and hereby cedes to Trinity 100% of the Net Premiums received on the Ceded Policies. Trinity shall be entitled to all subrogation, salvage and other recoveries and all premiums collected on the Ceded Policies hereunder, whenever realized.

B. Kemper will promptly endorse and remit to Trinity any Net Premiums received by Kemper on the Ceded Policies. Kemper shall treat any Net Premiums on the Ceded Policies as the property of Trinity to be held for the sole benefit of Trinity subject to the terms of this Agreement.

                                    ARTICLE V
                              CEDING COMMISSION AND
                              EXPENSE REIMBURSEMENT

A. In lieu of the payment of ceding commissions hereunder, Trinity shall pay the commissions payable pursuant to the Policy Conversion Agreement.

B. Trinity shall promptly reimburse Kemper for one hundred percent (100%) of the following costs incurred for the Ceded Policies: (1) all premium taxes and policy fees, if any, on the Ceded Policies; and (2) all fees and assessments or increases thereof levied against Kemper by any state insurance guaranty or insolvency pool, guaranty fund, assigned risk plan, board or bureau, joint underwriting association, FAIR plan or similar plans on the Ceded Policies or by reason of Kemper's increased premium base due to the issuance of the Ceded Policies.

C. Kemper shall promptly return or forward to Trinity any amount of premium taxes and policy fees, if any, or other fees and assessments by any state insurance guaranty or insolvency pool, guaranty fund, assigned risk plan, board or bureau, joint underwriting association, FAIR plan or similar plans refunded or credited to Kemper for Ceded Policies.

                                   ARTICLE VI
                             CREDIT FOR REINSURANCE

A. For purposes of this Article VI, each of the following events shall constitute a "Triggering Event:"

         (i)      a Change of Control;

         (ii)     an Insolvency Event;

         (iii) Trinity ceasing to be a licensed, authorized and admitted insurance company in the State of Illinois; and

         (iv)     aggregate Net Premiums on the Ceded Policies for any twelve
                  (12) month period ending on the following anniversary dates of the Effective Date exceeding the corresponding annual limits at any time during such period:

                        1st Anniversary          $800,000,000
                        2nd Anniversary          $700,000,000
                        3rd Anniversary          $500,000,000
                        4th Anniversary          $300,000,000

B. As soon as reasonably practicable, but in no event later than (a) thirty (30) days after the occurrence of a Triggering Event in VI.A(i), VI.A(iii) or VI.A(iv), or (b) two (2) business days after the occurrence of a Triggering Event in Section VI.A(ii), Trinity shall establish and maintain in favor of Kemper a reinsurance security trust arrangement or unconditional evergreen letter of credit issued by a "qualified United States financial institution" (as such term is defined under Section 173.1(3)(A) of the Illinois Insurance Code) or any combination thereof (a "Security Facility") as chosen by Trinity in its discretion.

C. Any Security Facility established for a Triggering Event in VI.A(iii) shall satisfy the requirements necessary for Kemper to take credit for reinsurance in Illinois, notwithstanding any other provisions of this
         Article VI. Any Security Facility for a Triggering Event in Section VI.A(i), VI.A(ii) or VI.A(iv) shall be established in accordance with the requirements for such Security Facility set forth in Section 173.1(2) of the Illinois Insurance Code and the regulations promulgated thereunder; provided, however, that in the event of a conflict between the provisions of such statute and regulations and the provisions of this Article VI, the provisions of this Article VI shall control.

D. Kemper may withdraw funds maintained in any Security Facility, without diminution, limitation or restriction, only in amounts necessary to satisfy Trinity's payment obligations under this Agreement as and when they become due; provided, however, no such withdrawals shall be permitted unless and until Trinity is in material breach of its payment obligations under this Agreement. A Triggering Event shall not constitute a breach under this Agreement.

E. The Security Facility shall be established in an amount equal to 102% of the sum of the following amounts calculated at the time of the Triggering Event: (i) Unearned Premium Reserves and (ii) Loss Reserves (collectively, the "Reinsurance Obligations"). For purposes of this
         Article VI, the amount of funds in the Security Facility shall be determined as: (a) the face amount of any letter of credit less prior draws on such letter of credit (if any), and (b) the aggregate fair market value of all assets held in any trust account. The amount of funds maintained in the Security Facility shall be adjusted on a quarterly basis to an amount at least equal to 102% of the Reinsurance Obligations calculated as of the close of the immediately preceding calendar quarter ( the "Minimum Security Balance"), and Trinity may remove amounts from the Security Facility to the extent that such adjustments show that the amount in the Security Facility, exceeds the Minimum Security Balance. Such adjustments shall be made not later than forty-five (45) days following the close of each calendar quarter.

F. Notwithstanding any occurrence of multiple Triggering Events, nothing herein shall require Trinity to establish or maintain more than one Security Facility, provided, however, that in the event of an occurrence of a Triggering Event in VI.A(iii), Trinity shall establish a separate Security Facility for each Kemper ceding company and the Reinsurance Obligations and Required Minimum Balance shall be computed separately for each such Security Facility on the basis of the Ceded Policies issued by the Kemper ceding company for which the Security Facility is established. Nothing herein shall require Trinity to maintain a Security Facility in an amount in excess of 102% of the Minimum Security Balance with respect to such Security Facility.

G. With respect to the occurrence of a Triggering Event specified under any of Section VI.A(i), VI.A(ii) or VI.A(iv), Trinity shall maintain the Security Facility until the termination, cancellation or expiration of all of Trinity's obligations under this Agreement.

H.       With respect to the occurrence of a Triggering Event specified under
         Article VI.A(iii), Trinity shall maintain the Security Facility until such time as Trinity regains its status as a licensed, authorized and admitted insurance company in the State of Illinois.

I. Trinity shall promptly provide Kemper with written notice following the occurrence of a Triggering Event. In the event that Trinity is no longer required to maintain a Security Facility pursuant to Section VI.G or H, Kemper shall promptly take such all steps as shall be necessary to effect the release to Trinity of any remaining amount in the Security Facility.

J. Trinity shall bear all costs and expenses necessary for the establishment and maintenance of any Security Facility.

K. During the term of this Agreement, Trinity shall maintain catastrophe reinsurance covering the Ceded Policies with a reinsurer having an AM Best rating of A- or better, with an attachment point no higher than twenty million dollars ($20,000,000) per occurrence and a limit of no less than the one in two hundred and fifty (250) year exceeding probability loss for all material perils combined, as determined by the RMS catastrophe model or equivalent model.

                                   ARTICLE VII
                  UNDERWRITING AUTHORITY, POLICY ADMINISTRATION
                               AND CLAIMS HANDLING

A. Subject to and in compliance with the additional terms and conditions of the Service Schedule attached hereto, Trinity shall be responsible for the administration of all aspects of the Ceded Policies, including, but not limited to, handling of all regulatory policy filings; underwriting, accepting risks and issuing the Ceded Policies; billing and collecting all premiums; paying all agents' and brokers' commissions; defending, adjusting, settling and paying all claims arising under the Ceded Policies; reporting to Kemper, and compiling statistical data necessary for Kemper to comply with all financial reporting and regulatory reporting requirements. Trinity may assign all or any part of its administrative duties contemplated by this Agreement to any one or more of its affiliates with the written consent of Kemper, which consent shall not be unreasonably withheld.

B. Kemper shall forward promptly to Trinity any notices (including claims notices, services of process or notices of administrative proceedings), copies of all lawsuits, correspondence, communications and inquiries or complaints from policyholders, insurance departments or their representatives received by Kemper with regard to the Ceded Policies. Trinity shall assume the defense of Kemper in any actions with regard to the Ceded Policies.

C. Kemper does hereby appoint and name Trinity, acting through its authorized officers and employees, as Kemper's exclusive administrator of the Ceded Policies and as its lawful attorney in fact with respect to the rights, duties, privileges and obligations of Kemper relating to the Ceded Policies, (i) to do any and all lawful acts that Kemper might have done with respect to the Ceded Policies, and (ii) to proceed by all lawful means (A) to perform any and all of Kemper's obligations under the Ceded Policies, (B) to enforce any right and defend against any liability arising under the Ceded Policies, (C) to sue or defend (in the name of Kemper, when necessary) any action arising under the Ceded Policies, (D) to collect any and all sums due or payable to Kemper under the Ceded Policies and to quit and release for same, (E) to collect any and all premiums due or payable under the Ceded Policies through any automatic charge authorizations or otherwise of persons who own or hold Ceded Policies, (F) to sign (in Kemper's name, when necessary) vouchers, receipts, releases and other papers in connection with any of the foregoing matters, (G) to take actions necessary, as may be reasonably determined, to maintain the Ceded Policies in compliance with applicable laws, (H) to request rate changes for the Ceded Policies and make required filings of Ceded Policy forms, and (J) to do everything lawful in connection with the satisfaction of Trinity's obligations and the exercise of its rights under this Agreement. In the absence of any agreement signed by the parties hereto, this appointment may not be revoked, terminated, limited or modified by Kemper. If requested by Trinity, Kemper shall execute and deliver to Trinity a power of attorney certificate in substantially the form as provided hereinabove as evidence of such power.

D. Trinity hereby accepts appointment as Kemper's exclusive administrator of the Ceded Policies and as Kemper's lawful attorney in fact with respect to the rights, duties and privileges of Kemper relating to the Ceded Policies and agrees to administer the Ceded Policies pursuant to the terms and conditions of this Agreement.

E. Notwithstanding anything contained herein, Kemper shall be responsible for filing all financial reports, including but not limited to premium tax returns and financial statements related to the Ceded Policies, and any other action that cannot be delegated by law.

                                  ARTICLE VIII
                                     REPORTS

Trinity shall furnish Kemper such information and details in a format and timeframe reasonably necessary for Kemper to prepare its financial statements and to comply with the requirements of the regulatory authorities having jurisdiction over Kemper.

                                   ARTICLE IX
                             RECORDS AND INSPECTION

During the term of this Agreement, the records pertaining to the Ceded Policies, including claims arising under the Ceded Policies, shall be deemed to be jointly owned records of Kemper and Trinity, and shall be made available to Kemper and Trinity or its representatives or any duly appointed examiner for any state within the United States. Each party shall have the right at any reasonable time during normal business hours to inspect, through its duly authorized representatives, and make copies of all books, records, and papers pertaining to any matter under this Agreement or any claims or losses incurred under the Ceded Policies.

                                    ARTICLE X

                                 INDEMNIFICATION

A. Trinity shall indemnify, defend and hold harmless Kemper (and its directors, officers, employees, representatives, affiliates, successors and permitted assigns) (the "Kemper Indemnitees") from and against all actions, claims, losses, liabilities, damages, deficiencies, costs, expenses, (including reasonable fees and expenses of attorneys), interest and penalties (collectively, referred to hereinafter as "Losses") asserted against, imposed upon or incurred by such Kemper Indemnitees resulting from, arising out of, based upon or otherwise in respect of any of the following: (a) any breach of any covenant or agreement made or to be performed by Trinity pursuant to this Agreement, (b) violation of any law, rule or regulation by Trinity, (c) the payment of or failure to pay any liabilities reinsured hereunder,
         (d) any negligent or intentional actions, omissions or failure to act by Trinity in connection with the Ceded Policies, (e) any fraud, theft or embezzlement by officers, employees or agents of Trinity during the term of this Agreement, (f) any Extracontractual Obligations not otherwise reinsurable under Article II, and (g) the reasonable costs to Kemper Indemnitees of enforcing this indemnity against Trinity.

B. Kemper shall indemnify, defend and hold harmless Trinity (and its directors, officers, employees, representatives, affiliates, successors and permitted assigns) (the "Trinity Indemnitees") from and against all Losses asserted against, imposed upon or incurred by such Trinity Indemnitees resulting from, arising out of, based upon or otherwise in respect of any of the following: (a) any breach of any covenant or agreement made or to be performed by Kemper pursuant to this Agreement,
         (b) violation of any law, rule or regulation by Kemper, (c) any negligent or intentional actions, omissions or failure to act by Kemper in connection with the Ceded Policies, (d) any fraud, theft or embezzlement by officers, employees or agents of Kemper during the term of this Agreement, and (e) the reasonable costs to Trinity Indemnitees of enforcing this indemnity against Kemper.

C. If an event occurs which a party asserts is an indemnifiable event hereunder, the party seeking indemnification shall promptly notify the party obligated to provide indemnification (the "Indemnifying Party"). If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the party seeking indemnification will give the Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding, provided, however, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. If any such action is brought against any party seeking indemnification and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof, with counsel reasonably satisfactory to the party seeking indemnification. After notice from the Indemnifying Party to the party seeking indemnification of such election to so assume the defense thereof, the Indemnifying Party shall not be liable to the party seeking indemnification for any legal expenses of other counsel or any other expenses subsequently incurred by such party in connection with the defense thereof, and the party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. The party seeking indemnification shall have the right to participate at its own expense in the defense of such asserted liability. In no event shall an Indemnifying Party be liable for any settlement effected without its consent, which consent will not be unreasonably withheld.

D. For purposes of this Agreement, the persons providing the services required to be performed hereunder by Trinity shall be considered Trinity employees.

E.       No party shall assert a claim for indemnification for a Loss under this
         Article X to the extent it has or is asserting a claim for indemnification of such Loss under the indemnification provisions of any of the Ancillary Agreements.

                                   ARTICLE XI
                                   COOPERATION

The parties agree to cooperate fully with each other with respect to claims or other disputes arising out of or in connection with the Ceded Policies, including, but not limited to, making their respective employees available to testify in court or elsewhere, and providing relevant information to regulatory authorities. Kemper shall be reimbursed for its necessary out-of-pocket expenses incurred in connection with the performance of services contemplated by this Article.

                                   ARTICLE XII
                                  OFFSET CLAUSE

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other party hereto under this Agreement; and the party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer or otherwise, in which each party acted under this Agreement, provided, however, that, in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of applicable law.

                                  ARTICLE XIII
                                   INSOLVENCY

In the event of the insolvency and the appointment of a conservator, liquidator, receiver or statutory successor, of Kemper, the portion of any risk or obligation assumed by Trinity shall be payable to the conservator, liquidator, receiver or statutory successor on the basis of claims allowed against the insolvent company by any court of competent jurisdiction or by any conservator, liquidator, receiver or statutory successor of Kemper having authority to allow such claims, without diminution because of that insolvency, or because the conservator, liquidator, receiver or statutory successor has failed to pay all or a portion of any claim. Payments by Trinity as set forth in this provision shall be made directly to Kemper or to its conservator, liquidator, receiver or statutory successor, except where the contract of insurance or reinsurance specifically provides another payee of such reinsurance in the event of the insolvency of Kemper.

The conservator, liquidator, receiver or statutory successor shall give written notice of the pendency of a claim against Kemper indicating the policy or bond reinsured within a reasonable time after such claim is filed and Trinity may interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to Kemper or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by Trinity shall be payable subject to court approval out of the estate of the insolvent Kemper as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to Kemper in conservation or liquidation, solely as a result of the defense undertaken by Trinity.

                                   ARTICLE XIV
                              ERRORS AND OMISSIONS

Inadvertent delays, errors, or omissions made in connection with this Agreement or any transactions hereunder, whether in respect to cessions, or claims, or otherwise, shall not invalidate this Agreement and shall not relieve either party from any liability under this Agreement which would have attached had such delay, error, or omission not occurred, provided always that such error or omission be rectified as soon as possible after discovery.

                                   ARTICLE XV
                                   ARBITRATION

A. Any dispute arising out of this Agreement shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire, meeting in Chicago, Illinois, unless otherwise agreed. The laws of the State of Illinois shall govern the interpretation and application of this Agreement and the enforcement of the arbitration award.

B. The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies, other than the parties or their affiliates. Each party shall appoint its arbitrator, and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within twenty (20) days after being requested to do so by the claimant, the latter shall also appoint the second arbitrator within ten (10) days after the expiration of the twenty (20) days for respondent to appoint its arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire at the end of twenty (20) days following the last date of the appointment of the arbitrators, each of them shall name three candidates within ten (10) days, of whom the other shall decline two within ten (10) days after the three are named and the decision shall be made of the remaining two by drawing lots within five (5) days after the last declination of a candidate.

C. The claimant shall submit its initial statement within twenty (20) days from appointment of the umpire. The respondent shall submit its statement within twenty (20) days after receipt of the claimant's statement, and the claimant may submit a reply statement within ten
         (10) days after receipt of the respondent's statement. No other statement shall be submitted by either party.

D. The board shall consider this Agreement an honorable engagement rather than merely a legal obligation and shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall have injunctive powers, including but not limited to the power to cause a party to deposit any monies in dispute into an interest-bearing escrow account. The board shall issue its decision in writing upon evidence introduced at a hearing or by other means of submitting evidence in which strict rules of evidence need not be followed, but in which cross examination and rebuttal shall be allowed if requested. Any hearing shall commence within thirty (30) days of claimant's reply statement, or of respondent's statement if claimant does not submit a reply statement. The board shall make its decision within forty-five (45) days following the termination of the hearing unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. As soon as practical after the board renders an award, judgment shall be entered upon the award of the board in any court having jurisdiction thereof. Post-award interest shall accrue on any award from the time the board renders the award until the award is paid in full. The amount of post-award interest shall be the amount specified under Illinois law. The board shall have the authority to award pre-award interest, attorneys' fees and any interim relief the board may deem appropriate, but shall have no authority to award punitive damages.

E. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

F. In the event of subsequent actions or proceedings to enforce any rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees.

                                   ARTICLE XVI
                                     NOTICES

A. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed effective upon actual delivery. In each case, notice shall be directed to the following address:

                  1.      if to Kemper to:
                          Kemper Insurance Companies
                          One Kemper Drive
                          Long Grove, IL  60049
                          Attn.:  General Counsel

                  2.      if to Trinity to:
                          Trinity Universal Insurance Company
                          c/o IFG Business Unit
                          5220 Belfort Rd.

                          Suite 200 Jacksonville, FL 32256
                          Attention: President with a copy to:

                          Unitrin Services Company
                          One E. Wacker Drive
                          Chicago, IL  60601
                          Attention:  Secretary

B. By notice given in accordance with this Article to the other party, any party may designate another address or person for receipt of notice hereunder.

                                  ARTICLE XVII
                                  MISCELLANEOUS

A. This Agreement, together with the Policy Conversion Agreement and the Asset Purchase Agreement, constitute the entire contract between the parties and there are no other understandings between them with respect to the subject matter of this Agreement other than as is expressed herein or in a duly executed addendum. Any changes or modifications to this Agreement shall be null and void unless made by a signed addendum hereto.

B.       This Agreement shall be governed by the laws of the State of Illinois.

C. This Agreement may be executed in multiple counterparts, each of which shall be an original.

D. This Agreement shall inure to the benefit of the parties and be binding upon their successors and assigns.

                            [signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their respective corporate officers on the ____ day of _____________, 2002.

LUMBERMENS MUTUAL CASUALTY COMPANY

BY:
    -----------------------------------
TITLE:
       --------------------------------


AMERICAN MOTORISTS INSURANCE COMPANY

BY:
    -----------------------------------
TITLE:
       --------------------------------


AMERICAN MANUFACTURERS MUTUAL INSURANCE COMPANY

BY:
    -----------------------------------
TITLE:
       --------------------------------


AMERICAN PROTECTION INSURANCE COMPANY

BY:
    -----------------------------------
TITLE:
       --------------------------------


KEMPER LLOYDS INSURANCE COMPANY

BY:
    -----------------------------------
TITLE:
       --------------------------------


TRINITY UNIVERSAL INSURANCE COMPANY

BY:
    -----------------------------------
TITLE:
       --------------------------------

                                Service Schedule

     Trinity shall administer the Ceded Policies in accordance with this Schedule.

     A. Marketing. Trinity shall have the authority to appoint producers on behalf of Kemper for the production of new insurance business, to develop marketing plans and advertising material, to negotiate commission levels and other terms and conditions of producer contracts and administer the operation of Kemper marketing programs. Trinity shall provide policy owner servicing for Policies on behalf of Kemper.

     B. Underwriting Authority. Trinity shall have authority to issue, amend by endorsement and cancel contracts of insurance; to accept and decline risks with full underwriting authority; to collect premiums; to reject, adjust, compromise and pay losses; to pay for surveys; and generally to do everything necessary for the administration of the insurance business conducted pursuant to the Agreement.

     C. Losses, Claim Expenses, Attorney Appointments and Loss Reporting.

          1. Trinity shall on behalf of Kemper and in satisfaction of Trinity's obligations as reinsurer receive, supervise the adjustment of, settle and compromise and pay all claims for losses under the Ceded Policies, and shall pay all survey, investigating, legal and other costs thereof. Trinity shall pay in the name of Kemper losses and claims expenses out of funds held by Trinity. Kemper shall have full access to Trinity's claim files and other claims records.

          2. Trinity shall on behalf of Kemper (and at Trinity's expense) appoint claims, defense and loss control attorneys.

          3. Trinity shall report all losses to Kemper and any third party reinsurers.

     D. Other Duties of Trinity. Trinity agrees to perform the following additional services:

          1. Underwrite each risk, and issue and service the insurance contract therefor; handle and pay accounts in connection therewith.

          2. Collect premiums on all Ceded Policies.

          3. Credit to Kemper amounts due within 30 days after the close of the quarter in which the business was written and accounted for.

          4. Keep all necessary records for the period of time required by applicable laws after the termination of this Agreement to account for transactions, which records shall be open for inspection at all times by Kemper.

          5. Provide all data processing and accounting services as necessary to service the Policies.

          6. Cancel Ceded Policies for nonpayment of premiums.

          7. In all respects see that the operations hereunder conducted by Trinity are in material compliance with applicable laws and regulations.

          8. Issue statements to Kemper as follows:

               (a) No later than 30 days after the close of each calendar quarter a statement of accounts shall be given to Kemper in such form and in such detail as may reasonably be required by Kemper, and the balance due as shown in such statement shall be remitted not later than 45 days after the close of the quarter. Accounts shall be rendered and all payments made in United States currency.

               (b) Trinity shall also furnish Kemper as soon as practicable after the end of each calendar quarter, statements reflecting all necessary figures for any statement, annual report or otherwise, required by insurance departments or other authorities.

     E. Expenses. All expenses incurred in connection with the servicing of the Ceded Policies shall be borne exclusively by Trinity. Trinity acknowledges that its sole and exclusive compensation for the administration, servicing and handling of the Ceded Policies is the Net Premiums on the Ceded Policies.

                                    EXHIBIT A

                 Kemper Direct Policies Written on Kemper Paper
                 ----------------------------------------------

                                    EXHIBIT C
                                    ---------

                        ADMINISTRATIVE SERVICES AGREEMENT
                        ---------------------------------

         This Agreement is entered into as of _________, 2002 by and between Lumbermens Mutual Casualty Company, an Illinois mutual insurance company, American Motorists Insurance Company, an Illinois stock insurance company, American Manufacturers Mutual Insurance Company, an Illinois mutual insurance company, American Protection Insurance Company, an Illinois stock insurance company, and Kemper Lloyds Insurance Company, a Texas Lloyds company (individually and collectively, referred to herein as "Kemper"), and Trinity Universal Insurance Company, a Texas stock insurance company ("Trinity").

         WHEREAS, Kemper has a number of personal lines insurance policies issued by Kemper through IFG that will not be transferred to Trinity or its affiliates under the terms of the Policy Conversion Agreement, but which will require ongoing administration ("Administered Policies", as more specifically defined in Section 2 hereof); and

         WHEREAS, Kemper wishes to contract with Trinity to provide all services necessary with respect to the Administered Policies.

         NOW THEREFORE, the parties, in consideration of the foregoing premises, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1.       Recitals

         The foregoing recitals are incorporated herein and made a part of this Agreement.

2.       Definitions

         For purposes of this Agreement the following definitions shall apply:

         a) Administered Claims means those claims for coverage under the Administered Policies.

         b)       Administered Policies means:

                  (i) Policies written through IFG with a policy effective date prior to the Conversion Date;

                  (ii) those Policies listed on Exhibit B which are marketed, underwritten, issued and administered by Kemper Direct as of the date hereof; and

                  (iii) Excluded Policies issued or renewed within 60 months of the Effective Date or such other date as the parties may mutually agree in writing.

         c) Allocated Loss Expenses means all expenditures payable against a claim file historically recorded as ALE by IFG on the current claim system, which system excludes from ALE: (i) salary charges of Trinity's regular employees or officers of Trinity, and (ii) any Unallocated Loss Expenses.

         d) Asset Purchase Agreement means that Asset Purchase Agreement between Kemper, Trinity and Unitrin Services Company dated as of April __, 2002.

         e) Conversion Date means the 1st day of the month following the Effective Date, provided, however, that in the event the Accounting System Modifications (as such term is defined in the Asset Purchase Agreement), have not occurred as of such date, Conversion Date shall mean the 1st day of the month following the date on which the Accounting System Modifications are completed.

         f)       Effective Date means the date hereof.

         g) Excluded Policies means those Policies written through IFG that either: (i) cover risks located in New Jersey, Delaware, Arkansas, Michigan or Alaska or (ii) were written by a Terminated Agent.

         h)       GLB shall have the meaning set forth in Section 19 hereof.

         i) IBNR means a reserve for losses incurred but not yet reported and for future loss development.

         j) IFG means the business unit within Kemper that is known as the Individual and Family Group unit which is engaged in the marketing, issuance and administration of policies providing personal lines insurance; provided that, with respect to matters arising on or after the Effective Date, the term "IFG" shall include the business of the Individual and Family Group as conducted by Trinity.

         k) Kemper Direct means the business unit within Kemper engaged in the marketing, issue and administration of insurance policies through the Internet.

         l) Kemper Losses shall have the meaning set forth in Section 13(a) hereof.

         m) Losses means Kemper's obligation to make payments to or for the benefit of its insureds under the coverage provision of the Administered Policies.

         n) Major Claims and Losses means all Administered Claims with any one of the following characteristics:

                  (i) an initial reserve or adjusted reserve equal to or greater than $100,000;

                  (ii)     a demand by claimant in excess of $100,000;

                  (iii)    a demand for extra contractual damages;

                  (iv)     any claim involving environmental exposures; or.

                  (v) a structured settlement with projected payments over the expected payment period exceeding $100,000.

         o)       NPI shall have the meaning set forth in Section 19 hereof.

         p) Policy or Policies means personal lines insurance policies, and all endorsements to such contracts written on Kemper approved forms.

         q) State Privacy Laws shall have the meaning set forth in Section 19 hereof.

         r) Terminated Agent means a Kemper agent whose authority to write Policies on behalf of Kemper has been terminated by Kemper on or prior to the Effective Date.

         s) Trinity Losses shall have the meaning set forth in Section 13(b) hereof.

         t) Unallocated Loss Expenses means those expenses of loss adjustment that cannot be charged specifically to any claim including, but not limited to, claim office and department employee related expenses, claim systems costs, and claim office overhead, and independent adjuster expenses and other related type expenses when an external source is used to provide services that have historically been provided by internal IFG staff.

3.       Underwriting, Policy Issuance and Administration

         a)       Appointment

                  (i) Subject to the terms and conditions of this Agreement from and after the Effective Date, Trinity shall be responsible for and shall designate IFG to handle the underwriting, processing, billing and servicing of the Administered Policies on the systems which Trinity is acquiring from Kemper. Trinity shall act as Kemper's designated representative as necessary to provide such services including dealing with insureds, agents, contract vendors and insurance regulators. Exhibit C attached hereto sets forth more details with respect to Trinity's authority and obligations in providing underwriting, policy issuance and administration services in connection with the Administered Policies.

                  (ii) Trinity acknowledges that as a result of the sale of assets provided for in the Asset Purchase Agreement, Kemper will not have the resources to service the Administered Policies in any capacity. Subject to the underwriting limitations contained in Exhibit C, and subject to the terms and conditions of this Agreement, Trinity is authorized and does accept responsibility for all aspects of the servicing of the Administered Policies, whether or not detailed herein. Kemper agrees that the custodial control of all historical documents, electronic records and files and all other material related to the Administered Policies are being transferred to

                           Trinity. Trinity shall maintain such books and records and allow Kemper access during normal business hours as reasonably requested.

                  (iii) Kemper does hereby appoint and name Trinity, acting through its authorized officers and employees, as Kemper's exclusive administrator on the Administered Policies and as its lawful attorney in fact with respect to the rights, duties, privileges and obligations of Kemper relating to the Administered Policies, (i) to do any and all lawful acts that Kemper might have done with respect to the Administered Policies, and (ii) to proceed by all lawful means (A) to perform any and all of Kemper's obligations under the Administered Policies, (B) to enforce any right and defend against any liability arising under the Administered Policies, (C) to sue or defend (in the name of Kemper, when necessary) any action arising under the Administered Policies, (D) to collect any and all sums due or payable to Kemper under the Administered Policies and to quit and release for same, (E) to collect any and all premiums due or payable under the Administered Policies through any automatic charge authorizations or otherwise of persons who own or hold Administered Policies, (F) to sign (in Kemper's name, when necessary) vouchers, receipts, releases and other papers in connection with any of the foregoing matters, (G) to take actions necessary, as may be reasonably determined, to maintain the Administered Policies in compliance with applicable laws, (H) to request rate changes for the Administered Policies and make required filings of Administered Policy forms, and (I) to do everything lawful in connection with the satisfaction of Trinity's obligations and the exercise of its rights under this Agreement. In the absence of any agreement signed by the parties hereto, this appointment may not be revoked, terminated, limited or modified by Kemper. If requested by Trinity, Kemper shall execute and deliver to Trinity a power of attorney certificate in substantially the form as provided hereinabove as evidence of such power. Trinity hereby accepts appointment as Kemper's exclusive administrator of the Administered Policies and as Kemper's lawful attorney in fact with respect to the rights, duties and privileges of Kemper relating to the Administered Policies and agrees to administer the Administered Policies pursuant to the terms and conditions of this Agreement.

                  (iv) Notwithstanding anything herein to the contrary, Kemper shall be responsible for filing all financial reports, including but not limited to premium tax returns and financial statements related to the Administered Policies, and for any other actions that cannot be delegated by law.

                  (v) Kemper will use its commercially reasonable efforts to forward promptly to Trinity any notices (including claims notices, services of process or notices of administrative proceedings), copies of all lawsuits, correspondence, communications and inquiries or complaints from policyholders, insurance departments or their representatives received by Kemper with regard to the Administered Policies. Trinity shall assume the defense of Kemper in any actions with regard to the Administered Policies.

4.       Standard for Services

         All of the Administrative Services described in this Agreement shall be performed in all material respects on behalf of Trinity by IFG in accordance with (i) applicable code, statute, law, rule and regulation,
         (ii) the terms and conditions of the Administered Policies and any other applicable contractual provisions and (iii) IFG's then existing policies, procedures and practices.

5.       Claims Administration Obligations of Trinity

         From and after the Effective Date, all claims will be administered to conclusion by the existing IFG claim unit using the current claim system and there shall be no material changes to the claims staff, procedures or authority levels currently in place without prior notification to Kemper. Trinity shall provide the following services and is appointed to act on behalf of Kemper, in both instances in connection with the Administered Claims:

         a) To provide the staff to handle the investigation, evaluation, adjustment and settlement or denial of all Administered Claims. A listing of all known Administered Claims as of the Effective Date that will be administered by Trinity pursuant to this Agreement is attached hereto as Exhibit A, and incorporated herein by reference.

         b) To acknowledge, consider, review, investigate, deny, settle, adjust, pay or otherwise dispose of each Administered Claim reported that, if valid, would result in a Loss.

         c) To determine and evaluate coverage issues arising out of or in connection with Administered Claims and prepare and send reservation of rights or coverage denial letters on such Administered Claims.

         d) To have authority to incur all necessary Allocated Loss Expenses on behalf of Kemper subject to authority limits, if any, set forth in this Agreement.

         e) To retain outside vendors, including law firms, as it deems necessary on Kemper's or a policyholder's behalf, provided Kemper's in-house claim counsel will be used whenever reasonably practicable when legal representation is warranted on an Administered Claim.

         f) To establish and maintain files on all Administered Claims which will be subject to review by Kemper at any reasonable time upon reasonable notice.

         g) To set appropriate case reserves (excluding IBNR) for all Administered Claims other than Major Claims and Losses.

         h) To issue Kemper's checks in payment of Losses and Allocated Loss Expenses from a loss-fund account established by Kemper for this purpose, in accordance with the provisions set forth in this Agreement.

         i) To examine all Administered Claims, notices of Administered Claims and circumstances (including incidents which have been reported but as to which no Administered Claims have been made).

         j) To conduct investigations of the reported Administered Claims, notices of Administered Claims and circumstances as described above to the extent necessary.

         k) To identify any coverage issues arising from Administered Claims, notices of Administered Claims and circumstances, including conflicts of interest.

         l) To adjust and handle to a conclusion those Administered Claims that Trinity, in its judgment, believes Kemper is legally obligated to pay or which Kemper directs Trinity to pay.

         m) Perform all commercially reasonable services to pursue salvage and subrogation recoveries and to properly credit recoveries to the appropriate claim file.

         n) To reject and deny those Administered Claims that Trinity, in its judgment, believes Kemper is not legally obligated to pay or which Kemper directs Trinity not to pay.

         o) To perform all necessary administrative and clerical work in connection with claim or loss reports, including (i) the collection, processing and reporting of all data in the manner necessary and to prepare and file the requisite 1099 MISC forms with the Internal Revenue Service for Loss or Allocated Lost Adjustment Expense payments made on the Administered Claims and (ii) the reporting of suspected fraud as required by applicable code, rule or regulation.

         p) To provide all forms necessary for the efficient operation of the program, except for forms specified by Kemper which Kemper agrees to provide.

         q) To promptly and fully report to Kemper, with respect to Major Claims and Losses (as defined in Section 2), all information from Trinity's investigation which is necessary to the preparation of a proper defense and to the handling and adjustment of such claims to conclusion, including without limitation, all coverage issues which are ascertainable through a complete and thorough evaluation of the relevant facts and analysis of the applicable Administered Policy language.

         r) To discuss with Kemper reserves on Major Claims and Losses, with Kemper retaining the sole right and obligation to establish and maintain adequate reserves on all Administered Claims.

         s) To prepare all correspondence with respect to the Administered Policies on Kemper's stationery.

         t) To provide Kemper with reports with respect to all outstanding Administered Claims presently being serviced by Trinity, such reports to be provided as agreed to in writing by the parties.

         u) To provide Kemper with a clear synopsis of the fact pattern on any Administered Claim requested by Kemper after Trinity has had a reasonable opportunity to review, investigate, and analyze the case.

6.       Limitation on Authority

         a) Trinity's authority with respect to Major Claims and Losses shall be limited as set forth below:

                  (i) Loss and Allocated Loss Adjustment Expense payments and settlements shall be subject to pre-approval by Kemper.

                  (ii) Each month Trinity shall supply to Kemper a listing of claims with cumulative for that month reserve increases and/or individual Loss and Allocated Loss Adjustment Expense payments of $50,000 or more ("Large Loss Report").

                  (iii) Any Administered Claims seeking extra contractual damages or involving environmental exposures that are made after the Conversion Date shall be promptly reported to Kemper by Trinity.

                  (iv) Kemper reserves the right to adjust Major Claims and Losses, and in the event that Kemper exercises such right, Trinity shall have no further obligations with respect to the administration of such claims.

         b) On any Administered Claim that becomes a Major Claim and Loss, Trinity shall submit a case analysis and evaluation report within fifteen (15) days in a format to be agreed upon by the parties.

         c) Kemper reserves the right at any time to terminate Trinity's authority to administer a specific Administered Claim or class of claims, and in the event that Kemper exercises such right, Trinity shall have no further obligations with respect to the administration of such claims. Kemper may participate at its choosing and own expense in the defense of any Administered Claim.

7.       Records and Reporting

         Administered Claim files shall be the sole and exclusive property of Kemper and shall be retained and stored by Trinity in accordance with the following:

         a) Administered Claim files, including any electronic media pertaining thereto including but not limited to, electronically recorded notes, photographs, images or documents of any kind or description shall be stored in their existing state at the time of file closure for a minimum period required to satisfy applicable record retention laws or regulations or such longer time as Kemper and Trinity may mutually agree. Upon termination of this Agreement, Trinity shall return to Kemper all existing files, books and records relating to the Administered Policies.

         b) Trinity shall file all reports with state insurance departments, reinsurers or other regulatory agencies related to the Administered Policies which IFG business unit currently prepares and files for Kemper and shall provide sufficient information in the same format it has always been delivered by IFG, to Kemper for internal or external reporting.

8.       System Access

         For the term of this Agreement, Trinity shall (i) maintain and support the existing connectivity from IFG's claim, statistical reporting and reserving systems to Kemper's financial systems; and (ii) allow Kemper real time unrestricted access to all existing IFG systems for purposes of monitoring and reporting on the Administered Claims. The manner in which such access will be allowed, the location and number of Kemper staff allowed such access will be mutually agreed upon.

9.       Bank Accounts

         a) Kemper shall establish and maintain accounts that Kemper shall designate, and all funds received or disbursed by Trinity in the administration of the Administered Policies shall be deposited in or drawn from, as the case may be, such accounts. Kemper shall be responsible for the maintenance in such accounts of funds sufficient to permit Trinity to perform its obligations under this Agreement, conditioned upon Trinity's compliance with the notice requirements set forth in Section 9(b). Trinity shall be authorized to sign individual checks, drafts and other orders for payment drawn against such accounts, provided that Kemper, by written notice to Trinity, may prohibit payments from such accounts to Trinity or third parties other than policyholders and claimants.

         b) In the event that a shortfall in such account or accounts shall occur or be anticipated, Trinity shall promptly advise Kemper with details as to the amount of funds required and the timing of payment thereof. Within three (3) business days after receipt of such notice, Kemper shall deposit in the account or accounts the amounts so required. In the event that the account has insufficient funds for Trinity to perform its obligations under this Agreement at any time, Trinity will under no circumstances have any obligations or responsibilities to make any payments of any nature.

c) Trinity shall provide Kemper all relevant financial and accounting information pertaining to payments made from the account or accounts specified in Section 9(a) in the administration of the Administered Policies.

10.      Service Fees and Loss Expenses

         a) Allocated Loss Expenses for the payment of Administered Claims shall be paid by Trinity from the Kemper accounts described in
                  Section 9.

         b) In addition to the payment of Allocated Loss Expenses as described in Section 10(a) of this Agreement, Kemper shall pay Trinity the fees set forth in Exhibit D.

         c) Invoices for the fees set forth in Section 10(b) shall be prepared by Trinity and forwarded to Kemper monthly. Such invoices shall detail the calculation of the fees pursuant to
                  Exhibit 10. Payments for such fees shall be made by Kemper to Trinity within thirty (30) days after receipt of invoices for same.

11.      Access to Books and Records

         a) Trinity will make available to Kemper, its designees, its representatives, either employed by or retained by Kemper, including independent auditors and/or actuaries and state insurance department examiners or representatives, at Trinity's place of business, when directed by Kemper, all correspondence, investigation reports, claim reports, loss reports and/or all other documents relating to Administered Claim and loss files adjusted pursuant to this Agreement. Subject to Section 7 of this Agreement, Trinity shall keep true and complete records of all transactions, reports and correspondence with policyholders, sub-agents, brokers, state insurance departments, claimants, claim adjusters, attorneys, investigators, Kemper and any others who provide Trinity with documents and information about claim and loss files. Such records, including financial statements and records relating to Trinity's service fees, may be examined and copied at Kemper's expense by representatives of Kemper at any time during business hours upon at least five (5) business days advance written notice and shall be made available to examination by Kemper or any regulatory body which so requires.

         b) Kemper will make available to Trinity, its designees, its representatives, either employed by or retained by Trinity, including independent auditors and/or actuaries and state insurance department examiners or representatives, at Kemper's place of business, when directed by Trinity, all correspondence, investigation reports, claim reports, loss reports, reserving data and/or all other documents relating to Administered Claim and loss files adjusted pursuant to this Agreement. Kemper shall keep true and complete records of all transactions, reports and correspondence with policyholders, sub-agents, brokers, state insurance departments, claimants, claim adjusters, attorneys, investigators, Trinity and any others who provide Kemper with documents and information about claim and loss files. Such records, may be examined and copied at Trinity's expense by representatives of Trinity at any time during business hours upon at least five (5) business days advance written notice and shall be made available to examination by Trinity or any regulatory body which so requires.

12.      Additional Covenants of Trinity

         a) Every adjuster used by Trinity in connection with the Administered Policies is and shall be during the term of this Agreement, authorized and duly licensed where required by law to administer the Administered Policies. Trinity will use commercially reasonable efforts to confirm that every third party used herein will be in material compliance with all applicable codes, statutes, laws, rules or regulations and has in effect insurance coverages with limit amounts satisfying IFG's then existing guidelines.

         b) Trinity shall use all commercially reasonable efforts to acquire and/or maintain the licenses and/or authority required in each state for Trinity to provide the services hereunder.

         c) Trinity agrees to maintain general liability, fidelity and errors and omissions coverages for itself and for its directors, officers and employees as outlined in Exhibit E and to provide updated evidence of that coverage as reasonably requested by Kemper.

13.      Indemnification and Hold Harmless

         a) Trinity agrees to indemnify and hold harmless Kemper and each of its directors, officers, employees, agents or affiliates (and the directors, officers, employees and agents of such affiliates) from and against any and all losses, liabilities, costs, claims, demands, compensatory, extra contractual and/or punitive damages, fines, penalties and expenses (including reasonable attorneys' fees and expenses) incurred by Kemper and its affiliates ("Kemper Losses") arising out of or caused by: (i) fraud, theft or embezzlement by officers or employees of Trinity and its affiliates during the term of this Agreement; (ii) the failure, either intentional or unintentional, of Trinity on or after the Effective Date to properly perform the services or take the actions required by this Agreement or applicable law, including, without limitation, the failure to properly process, evaluate and pay Administered Claims in accordance with the terms of this Agreement, unless such failure occurs pursuant to the express advice, direction or consent of Kemper or its representatives (including Kemper's staff counsel); (iii) any other act of negligence or willful misconduct committed by officers or employees or agents of Trinity or its affiliates during the term of this Agreement; or (iv) any material failure of Trinity to comply with applicable laws, rules and regulations during the term of this Agreement.

          b) Kemper agrees to indemnify and hold harmless Trinity and each of its directors, officers, employees, agents or affiliates (and the directors, officers, employees and agents of such affiliates) from and against any and all losses, liabilities, costs, claims, demands, compensatory, extra contractual and/or punitive damages, fines, penalties and expenses (including reasonable attorneys' fees and expenses) incurred by Trinity and its affiliates ("Trinity Losses") arising out of or caused by: (i) fraud, theft or embezzlement by officers or employees of Kemper and its affiliates during the term of this Agreement; (ii) the failure, either intentional or unintentional, of Kemper prior to the Effective Date to properly perform services or take actions required by Kemper's claims procedures, the terms of the Administered Policies or applicable law, including, without limitation, the failure to properly process, evaluate and pay claims with respect to the Administered Policies; (iii) the failure of Kemper to make sufficient funds available to Trinity pursuant to Section 9 hereof which causes Trinity to be unable to make timely payment of Administered Claims; (iv) any marketing or sales brochures or materials or any statements made by Kemper in connection with telemarketing or other sales efforts prior to the Effective Date that are inconsistent with the terms of any insurance policy issued as part of Kemper's Administered Policies; (v) any act or omission by Trinity on or after the Effective Date of this Agreement taken pursuant to the express advice, direction or consent of Kemper or its representatives (including Kemper's staff counsel); (vi) any other act of negligence or willful misconduct committed by officers or employees of Kemper or its affiliates during the term of this Agreement; (vii) any exercise of Kemper's rights pursuant to
                  Section 6(a)(iv) or Section 6(c) of this Agreement, or (viii) any material failure of Kemper to comply with applicable laws, rules and regulations during the term of this Agreement.

         c) In the event that a claim for bad faith or other claim alleging liability for extra-contractual damages in connection with an Administered Policy is asserted against either Trinity or Kemper or both, and such claim is based on a combination of acts or omissions occurring before and after the Effective Date, Kemper and Trinity will endeavor in good faith to divide responsibility for such claim on the basis of relative fault. If Kemper and Trinity are unable to agree on the question of relative fault after good faith negotiations for a reasonable period of time, then Kemper and Trinity will jointly submit the question to the dispute resolution procedures set forth in
                  Section 26 hereof.

          d) If an event occurs which a party asserts is an indemnifiable event hereunder, the party seeking indemnification shall promptly notify the party obligated to provide indemnification (the "Indemnifying Party"). If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the party seeking indemnification will give the Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding, provided, however, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. If any such action is brought against any party seeking indemnification and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof, with counsel reasonably satisfactory to the party seeking indemnification. After notice from the Indemnifying Party to the party seeking indemnification of such election to so assume the defense thereof, the Indemnifying Party shall not be liable to the party seeking indemnification for any legal expenses of other counsel or any other expenses subsequently incurred by such party in connection with the defense thereof, and the party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. The party seeking indemnification shall have the right to participate at its own expense in the defense of such asserted liability. In no event shall an Indemnifying Party be liable for any settlement effected without its consent, which consent will not be unreasonably withheld.

         e) For purposes of this Agreement, the persons providing the services required to be performed hereunder by Trinity shall be considered Trinity employees.

         f) No party shall assert a claim for indemnification for any Trinity Loss or Kemper Loss, as applicable, under this Article 13 to the extent it has or is asserting a claim for indemnification of such Loss under the indemnification provisions of any of the Transactions Documents (as defined in the Asset Purchase Agreement), other than this Agreement.

14.      Term and Termination

         a) This Agreement shall commence on the Effective Date and continue until all of the obligations have been fully performed, provided either party may terminate this Agreement:

                  (i) Immediately upon Trinity giving written notice to Kemper in the event that a shortfall in the bank account is not rectified within ten (10) business days after notice thereof from Trinity in accordance with Section 9(b); or

                  (ii) For a material breach of this Agreement, after written notice thereof and an opportunity to cure such breach (if such breach is curable) of at least twenty (20) business days after the breaching party's receipt of such notice.

         b) Kemper may terminate this Agreement with respect to either or both (i) policy administration pursuant to Section 3(a)(i) and Exhibit C and/or (ii) claims administration pursuant to
                  Article 5 upon thirty (30) days written notice to Trinity. Kemper will bear all the expenses associated with the reassignment of any Administered Policies or Claims.

15.      Reporting

         Each party shall provide to the other such statements and reports relating to the Administered Policies as agreed to in writing by Trinity and Kemper.

16.      No Remedy Exclusive

         No remedy conferred upon or reserved to any party is intended to be exclusive of any other available remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission by any party to exercise any right or power accruing upon any default by such party shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time as often as may be deemed to be expedient. The rights and remedies of the parties hereunder shall survive any termination of this Agreement or the Policies arising from any event of default.

17.      Notices

         a) Any notice or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed effective upon actual delivery. In each case, notice shall be directed to the following address:

                  1.       if to Kemper to:

                  Kemper
                  1 Kemper Drive
                  Long Grove, IL 60049

                  Attention:  General Counsel

                  2.       if to Trinity to:

                  Trinity Universal Insurance Company
                  5220 Belfort Road

                  Suite 200
                  Jacksonville, FL  32256
                  Attention:  President

                  with copy to:
                  Unitrin Services Company

                  One E. Wacker Drive

                  Chicago, IL  60601
                  Attention:  Secretary

         b) By notice given in accordance with this Article to the other party, any party may designate another address or person for receipt of notice hereunder.

18.      Non-assignment

         This Agreement and the rights and obligations hereunder may not be assigned or transferred by any party to this Agreement without the prior written consent (which consent shall not be unreasonably withheld) of the other parties of such assignment or transfer; provided, however, that Trinity may assign all or any part of its rights or delegate all or any part of its obligations hereunder to any affiliate whose employees include the IFG unit; provided, further, that Trinity shall remain obligated under this Agreement notwithstanding such assignment or delegation.

19.      Confidentiality

         Each of Kemper and Trinity shall hold, and shall cause their respective officers, directors, employees, agents or other representatives to hold, in strict confidence, all information concerning the other party furnished to it in connection with this Agreement or the transactions contemplated hereby, (a) except to the extent that such information can be shown to be have been (i) previously known to the party receiving the information, (ii) in the public domain through no fault of such receiving party, or (iii) later acquired by the receiving party from other sources not known to be bound by a confidentiality agreement, or
         (b) unless disclosure is required by judicial, administrative, or governmental proceeding.

         In the event that either Kemper or Trinity is requested or required in a judicial, administrative or governmental proceeding or requested or required by a governmental regulator to disclose any information, material, records or files that are obtained as the result of this Agreement, such party will provide the other parties with prompt notice of such request(s) so that the party or parties may seek an appropriate protective order or waive compliance with the confidentiality provisions of this Agreement.

         The parties agree that when disclosing nonpublic personal information to another party, ("NPI"), as defined in the Gramm-Leach-Bliley Act ("GLB") or as defined by an applicable state privacy statute, rule or regulation, (collectively referred to as the "State Privacy Laws"), the disclosing party will only do so pursuant to an exception set forth in both GLB and whatever, if any, State Privacy Laws may be applicable. Notwithstanding any other language in the Agreement, the receiving party shall not use, disclose or disseminate NPI for any purpose other than that for which it was provided. The receiving party will maintain physical, electronic, and procedural safeguards that comply with state and federal regulations to guard all NPI. The receiving party's handling of any NPI, and the purpose for which the information may be used by receiving party, shall be in compliance with all applicable laws, regulations and rulings, including, but not limited to GLB and the Federal Fair Credit Reporting Act. The parties also agree that a violation of the covenants described in this paragraph may cause irreparable and substantial damage and that no adequate remedy may be available at law or in equity. As a result, such violation may be enjoined through injunctive proceedings in addition to any other rights and remedies available at law or in equity.

20.      Severability

         In the event that any court or governmental authority or agency of competent jurisdiction declares all or part of any section of this Agreement to be unlawful or invalid, void or unenforceable, such unlawfulness or invalidity shall not serve to invalidate any other section of this Agreement, and in the event that only a portion of any section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such section.

21.      Regulatory Inquiries

         The parties recognize that, from time to time, they may receive inquiries with respect to the Administered Policies and/or Administered Claims contemplated by this Agreement from departments of insurance or other regulatory bodies. In the event that Trinity receives any such inquiries, it will use its reasonable efforts to respond to all such inquiries on behalf of Kemper.

22.      Governing Law

         This Agreement and all matters regarding its interpretation and performance shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to conflicts of laws or choice of law principles thereof.

23.      Execution and Counterparts

         This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument.

24.      Headings

         The headings of the sections of this Agreement are inserted for convenience and reference only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

25.      Waiver

         No consent or waiver, either express or implied, by any party to or of any breach or default by any other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure occurs, shall not constitute a waiver by such first party of any of its rights hereunder.

26.      Dispute Resolution

         a) General. All disputes arising out of or relating to this Agreement, or the breach thereof, shall be settled in accordance with the following procedures, which may be commenced by either party upon written notice to the other party (the "Notice of Dispute").

         b) Non-Binding Mediation. A dispute shall first be subject to a non-binding mediation session of up to two consecutive days conducted in Chicago, Illinois by a single, disinterested mediator appointed by J.A.M.S. ("JAMS"). Unless otherwise agreed by the parties, the mediation shall commence within fifteen (15) days of the effective date of the Notice of Dispute. Each party shall have the option to present a written summary of its position, not to exceed ten (10) pages, and/or to make an opening statement of its position to the mediator of not more than one (1) hour in duration. No document submitted, nor anything stated by either party, during the mediation shall be admissible or discoverable in any subsequent arbitration proceeding or other civil adjudication relating to the dispute. The costs of mediation shall be shared equally by the parties.

         c)       Binding Arbitration.

                  (i) If the dispute is not resolved by mediation, then either party may, within five (5) Business Days after the conclusion of mediation, submit the dispute to binding arbitration administered by JAMS by giving written notice to the other party and to JAMS. The arbitration proceedings shall be conducted before a single arbitrator that shall be an attorney, except in the case of disputes involving an actuarial matter, in which case the arbitrator shall be an actuary familiar with the property and casualty insurance industry who is designated a Fellow, Casualty Actuarial Society and except in the case of disputes involving an information technology matter in which the arbitrator shall be an expert in the field of information technology. Selection of the arbitrator shall be by any method that is agreeable to the parties, provided that, if the parties are unable to agree on an arbitrator within twenty (20) days after the dispute is submitted to arbitration, then JAMS shall assign the arbitrator. No person may be selected as an arbitrator that has had any prior relationship with either of the parties, whether business, professional, social or otherwise, or that served as mediator of the same dispute.

                  (ii)     The arbitration shall be held in Chicago, Illinois.

                  (iii) The arbitrator shall permit each party to take pre-hearing discovery, but shall limit the scope of such discovery so as to be consistent with the scope and complexity of the issues in dispute and so as to allow completion of the hearing within the time limit imposed by Section 26(c)(iv) below. Each party will submit to the hearing schedule set by the arbitrator. Each party shall be entitled: (i) to be represented by counsel at the arbitration hearing, (ii) prior to the hearing to present the arbitrator and the other party with a written summary of its position on the issues in dispute, which shall not exceed ten (10) pages in length, (iii) at the hearing to make both an opening and closing statement of its position, neither of which shall exceed two (2) hours in duration, (iv) to present such testimony and documentary, physical or other evidence as is relevant and material to the dispute (provided that formal rules of evidence shall not apply), (v) to present witnesses and to cross examine opposing witnesses, and (vi) to file post-hearing briefs with the arbitrator (with copies to the other party) of not more than ten (10) pages in length.

                  (iv) Except as hereafter provided, the arbitration shall be completed within one hundred and twenty (120) days after the date the dispute was submitted to arbitration. Upon a clear showing by a party that imposition of the foregoing time limit would work an undue hardship on such party or would not be practicable due to events beyond such party's control (such as the illness of a key witness), the arbitrator may extend such time limit but shall make all reasonable efforts to see that the arbitration is completed as promptly as practicable.

                  (v) The arbitrator shall render an award within ten (10) Business Days after completion of the arbitration. Such award shall be final, binding and not appealable to any court except on the grounds for vacating an award specified in Section 5/12 of the Illinois Uniform Arbitration Act (or any successor provision thereto); and provided that the award may be enforced in any court of competent jurisdiction. Neither JAMS nor the arbitrator shall be a necessary party in any judicial proceedings relating to an arbitration hereunder. Neither the parties, JAMS nor the arbitrator may disclose the existence or results of any arbitration hereunder to any third parties without the prior written consent of both parties.

                  (vi) The arbitrator may grant equitable remedies consistent with the provisions of this Agreement, but shall not have the authority to impose an award of punitive, exemplary or multiplied damages. The arbitrator shall have the same power as a judge in a court of law or equity to hear and grant motions, including, without limitation, motions for dismissal for failure to state a claim, motions for judgment on the pleadings and motions for summary judgment.

                  (vii) In the event that one party (the "offeror") offers in writing to settle the dispute (the "Settlement Offer") during the pendency of the arbitration for a sum certain in money or other consideration and such offer is rejected by the other party (the "offeree"), and if:

                           1. the Settlement Offer was an offer by the offeror to pay the offeree a sum certain in money or other consideration, and the offeror subsequently prevails or the offeree is awarded less than the amount of such Settlement Offer; or

                           2. the Settlement Offer represented a sum certain in money or other consideration that the offeror was willing to receive from offeree in settlement, and the offeror subsequently is awarded more than the amount of such Settlement Offer, then in either such case, the offeror shall be entitled to recover from the offeree all the offeror's costs and expenses of arbitration incurred subsequent to such offer, including reasonable attorneys' fees and costs assessed against it by JAMS.

                           The arbitration rules and procedures of JAMS shall otherwise govern the arbitration to the extent such rules are consistent with these provisions.

27.      Entire Contract and Amendments

         a) This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto. All exhibits attached hereto, documents and other instruments delivered or to be delivered pursuant to the terms hereof are hereby expressly made a part of this Agreement as fully as though set forth herein, and all references herein to the terms "this Agreement", "hereunder", "herein", "hereby" or "hereto" shall be deemed to refer to this Agreement and any attachments made a part of this Agreement.

         b) This Agreement may not be amended except in writing signed by both parties.

28.      Inurement

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and legal representatives.

29.      Cooperation

         The parties agree to cooperate with one another with respect to the administration of the Administered Policies and the Administered Claims under the terms of this Agreement and in the resolution of any disputes arising out of or in connection with such administrative services, including, but not limited to, making its employees available to testify in court or elsewhere, and providing relevant information to regulatory authorities.

                            [signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed by their respective duly authorized officers in multiple originals, this ___ day of __________, 2002.

LUMBERMENS MUTUAL CASUALTY COMPANY

BY:
    ------------------------------------
TITLE:
       ---------------------------------


AMERICAN MOTORISTS INSURANCE COMPANY

BY:
    ------------------------------------
TITLE:
       ---------------------------------


AMERICAN MANUFACTURERS MUTUAL INSURANCE COMPANY

BY:
    ------------------------------------
TITLE:
       ---------------------------------


AMERICAN PROTECTION INSURANCE COMPANY

BY:
    ------------------------------------
TITLE:
       ---------------------------------


KEMPER LLOYDS INSURANCE COMPANY

BY:
    ------------------------------------
TITLE:
       ---------------------------------


TRINITY UNIVERSAL INSURANCE COMPANY

BY:
    ------------------------------------
TITLE:
       ---------------------------------

                                    EXHIBIT A

                           LISTING OF ALL KNOWN CLAIMS

                                    EXHIBIT B

                         KEMPER DIRECT "AGENT POLICIES"

                                    EXHIBIT C

1. The specific duties, obligations and authority of Trinity in connection with the Administered Policies is set forth herein:

         A.       Underwriting Authority

                  Trinity has no authority to underwrite or issue Policy renewals of the Excluded Policies with Kemper except as provided below:

                  1. Excluded Policies. Trinity shall have the power and authority, subject to Kemper's existing underwriting guidelines to rate, quote, negotiate and bind Kemper on renewals of Excluded Policies where applicable policy, law or agent contractual provisions require Kemper to offer a renewal.

                  2. Amendments, Endorsements or Riders. Trinity shall have the power and authority, subject to Kemper's existing underwriting guidelines to rate, quote, negotiate and bind amendments or endorsements to the Administered Policies.

         B.       Policy Administration

                  With respect to the Administered Policies, on or after the Effective Date on behalf of Kemper, Trinity shall do the following:

                  1. Non-Renewal. As soon as legally possible, timely prepare and mail non-renewal notices to policyholders of the Excluded Policies as are required by applicable law or regulations to effect termination of the Excluded Policies.

                  2. Policies. Prepare and deliver all required renewal policies, endorsements or amendments to the Administered Policies and all other required communications to policyholders or agents on existing forms approved for use by Kemper.

                  3. Billing. Prepare and mail premium and other billings to policyholders or agents, as needed.

                  4. Agents. Manage all ordinary course communications with the agents, including the preparation and delivery of all commission statements and other communications at the direction of Kemper.

                  5. Return Premiums. Deliver endorsements and calculate and pay return premiums and commissions.

                  6. Filings. Prepare and make all required filings on behalf of Kemper that IFG currently prepares and makes, in connection with the Administered

                           Policies with state insurance departments, regulatory bodies, federal and state having authorities or any other agency in which filings are required.

                  7. Collection and Remittance. Provide all services necessary for the collection accounting, reconciliation, reporting of insurance premiums due and collected on the Administered Policies. All funds collected on the Administered Policies shall be promptly deposited into a bank account established by Kemper.

                                    EXHIBIT D
                                    ---------

            ADMINISTRATION EXPENSE FEES AND UNALLOCATED LOSS EXPENSES
            ---------------------------------------------------------

A.       Fees for Administration Expenses

         In consideration for the services other than claims administration provided by Trinity pursuant to this Agreement, Kemper shall pay Trinity a monthly fee equal to the sum of the following:

         1. Acquisition costs fee. Five percent (5%) of total gross written premiums, less cancellations and returns each month, on the Excluded Policies written on and after the Effective Date.

         2. Underwriting and administration fee. Seven percent (7%) of premiums earned each month on all of the Administered Policies on and after the Effective Date.

B.       Fees for Unallocated Loss Expenses

         1. Fees for Unallocated Loss Expenses. As consideration for Unallocated Loss Expenses incurred by Trinity in connection with the administration of any Administered Claim, Kemper shall pay Trinity a fixed fee per Claim Coverage Unit as set forth below. For purposes of this Exhibit, a "Claim Coverage Unit' is one coverage for one claimant. An Administered Claim may have more than one Claim Coverage Unit. With respect to each particular type of Claim Coverage Unit, Kemper shall pay Trinity the following fee:

         Type of Claim Coverage Unit                 Fee per Claim Coverage Unit
         ---------------------------                 ---------------------------
         BI, UM BI, PIP, Umbrella                             $500
         Property Damage, UM Property Damage                  $ 50
         Auto Med Pay                                         $ 25
         Auto Physical Damage
                  (comprehensive/collision)                   $ 37
         Homeowners Property                                  $ 90
         Homeowners Liability                                 $210

         With respect to the fee per Claim Coverage Unit, Kemper shall pay Trinity such fee (i) once when Trinity opens each such Claim Coverage Unit and (ii) once when Trinity closes each such Claim Coverage Unit. There shall be no additional fee paid for re-opening or re-closing a Claim Coverage Unit for which a fee had been previously paid by Kemper to Trinity to open or close such claim. Without limiting the generality of the previous sentence, with respect to any Claim Coverage Unit that was opened on or before the Effective Date, Trinity shall not be entitled to receive any fee for re-opening or re-closing any such Claim Coverage Unit; provided, however, that Trinity shall be entitled to receive a fee when it closes any such Claim Coverage Unit.

                                    EXHIBIT E

                          TRINITY INSURANCE OBLIGATIONS

                                    EXHIBIT D
                                    ---------

                               EMPLOYEE AGREEMENT
                               ------------------

[Date]

Mr. David F. Bengston
Trinity Universal Insurance Company
One East Wacker Drive

Chicago, IL 60601

Dear Mr. Bengston:

Reference is made to the Asset Purchase Agreement dated ____________, 2002 by and between Lumbermens Mutual Casualty Company ("Lumbermens") and certain of its subsidiaries and affiliates (collectively, referred to as "Kemper"), on the one hand, and Trinity Universal Insurance Company ("Trinity") or its permitted assigns and certain of its subsidiaries and affiliates, on the other hand (the "Asset Purchase Agreement"), the Stock Purchase Agreement dated __________, 2002 by and between Lumbermens, and Unitrin, Inc. ("Unitrin") (the "Stock Purchase Agreement"), as well as the Administrative Services Agreement, the Policy Conversion Agreement and the Reinsurance Agreement, all as defined in the Asset Purchase Agreement.

Pursuant to the Asset Purchase Agreement, on the date hereof, Trinity is acquiring certain assets of, and assuming control over, the business operations of Kemper's Individual and Family Group business unit ("IFG"), which underwrites, administers and sells certain personal lines property and casualty insurance policies ("Policies").

Pursuant to the Stock Purchase Agreement, on the date hereof, Unitrin is acquiring all of the issued and outstanding capital stock of Kemper Enterprise Group, Inc. ("KEGI"), including certain of its subsidiaries that are engaged in the underwriting, administering and selling of certain Policies via the Internet (collectively, KEGI and such subsidiaries are hereinafter referred to as the "Kemper Direct Companies").

Pursuant to the Policy Conversion Agreement, Trinity and its affiliates are acquiring the right to replace Kemper upon renewal of certain policies underwritten on and after the Conversion Date (as defined in the Policy Conversion Agreement), while Kemper is retaining all liabilities associated with both Policies that have been issued or will be issued by Kemper through IFG prior to the Conversion Date and certain other Policies that will be issued or renewed on Kemper paper on and after the Conversion Date for Kemper's own account (collectively, all such Policies are referred to hereinafter as "Kemper Policies").

Pursuant to the Administrative Services Agreement, Trinity agrees to provide administrative services to Kemper with respect to the Kemper Policies.

Pursuant to the Reinsurance Agreement, Trinity reinsures certain Policies that will be issued on Kemper paper on and after the Conversion Date, and agrees to administer such Policies. In addition, Trinity and its affiliates will issue certain Policies on their own paper on and after the Conversion Date. Collectively, the Policies reinsured pursuant to the Reinsurance Agreement and the Policies issued through IFG on the paper of Trinity and its affiliates on and after the Conversion Date are referred to hereinafter as the "Trinity Policies."

In order to allow sufficient time for transitioning of the administrative services for both Trinity Policies and Kemper Policies to Trinity and its affiliates, and the transitioning of Subject Employees (as hereinafter defined) to the employ of Trinity (or its affiliates), Kemper is willing to make all of its Subject Employees available to Trinity pursuant to the terms and conditions of this Agreement.

1. Kemper shall provide to Trinity those Kemper employees providing services to IFG and those Kemper employees providing services to the Kemper Direct Companies, in each case, immediately prior to the Closing Date (as such term is defined in the Asset Purchase Agreement), all of whom are identified on the attached Schedule A ("Subject Employees"). The Subject Employees shall perform services needed to administer the Trinity Policies and the Kemper Policies and such other services related to the personal lines property and casualty business of Trinity and the Kemper Direct Companies as Trinity may direct (collectively, all such services are hereinafter referred to as the "Services"). The parties may increase, reduce or change the Subject Employees and/or Services as provided below or by mutual written agreement.

2. The Subject Employees shall report directly and exclusively to Trinity, and Trinity shall be solely responsible for supervising, directing, reviewing and approving any and all work performed by the Subject Employees. The Subject Employees shall observe Trinity's policies regarding working conditions and business hours, to the extent such policies are made known to the Subject Employees. The Subject Employees will be employed at will and shall have no rights under this Agreement.

3. The Subject Employees will provide Services commencing on the date hereof and continuing until close of business on December 31, 2002 or such other date as the parties may mutually agree in writing (the "Service Period"). However, Trinity may in its sole discretion extend the Service Period for the employees who are licensed as claims adjusters as identified by an asterisk next to their names on Schedule A (the "Licensed Adjusters"), or their replacements, beyond December 31, 2002 for a reasonable period of time, not to exceed an additional six (6) months. Trinity may exercise its right to extend the Service Period for the Licensed Adjusters by providing Kemper with written notice of Trinity's exercise of this right at any time on or before December 1, 2002.

4. If, for any reason, any Subject Employee is unable to complete the Service Period, or if his (her) performance does not meet Trinity's expectations, Trinity will endeavor to identify a suitable replacement. In addition, if Trinity wishes to increase the number of persons providing Services under this Agreement, it may identify additional persons suitable for employment by Kemper. Trinity shall submit any replacement or additional Subject Employees to Kemper, which shall hire such replacement or additional Subject Employees on terms satisfactory to Trinity and shall provide employee benefits that are in effect for comparable Kemper employees at that time. The parties shall make the appropriate adjustments to the list of such persons on Schedule A and such workers shall be considered Subject Employees for purposes of this Agreement.

5. Kemper shall not terminate the employment of any Subject Employees without Trinity's approval, which approval shall not be unreasonably withheld. If any Subject Employees are unable to complete the Service Period, or if Trinity notifies Kemper in writing that the performance of any Subject Employees does not meet Trinity's expectations, their employment with Kemper shall be terminated. Trinity shall be responsible for the payment of severance pay, if any, or any other amounts due or costs incurred by Kemper as a result of the termination of any such Subject Employee, except for severance payments relating to Subject Employees who were notified or scheduled for termination prior to the date of this Agreement.

6. During the Service Period, Kemper shall be responsible for all applicable Federal, state or local income tax withholdings, payment of salaries and wages, unemployment insurance, workers' disability and compensation, social security contributions and employee benefits such as vacation, sick pay, group life and health insurance, severance pay and pension and profit-sharing benefits of such Subject Employees. Kemper shall maintain such benefit programs consistent with its practices in effect immediately prior to the date hereof.

7. Trinity shall reimburse Kemper an amount equal to the actual cost to Kemper of employing the Subject Employees during the Service Period. Actual costs shall be allocated in a manner consistent with Kemper's historic practices of allocating such costs among its divisions and subsidiaries, provided such allocation does not result in a disproportionate allocation of such costs to the Subject Employees. For purposes of this Agreement, actual cost shall be all direct and indirect costs, including, but not limited to, base salary or wages, bonus, 401(k) contributions, profit sharing contributions, bonus or incentive compensation plans, defined benefit accruals, supplemental retirement plan benefits, welfare benefit plan costs, vacation and all perquisites and the costs for corporate insurance coverages, workers compensation, general liability, fiduciary, auto, errors and omissions and any other corporate insurance coverages related to the Subject Employees during the Service Period. Kemper shall provide evidence of such corporate insurance coverages to Trinity and shall be responsible for maintaining such coverages with respect to the Subject Employees during the Service Period. All direct costs shall be deemed to have been earned pro-rata over the calendar year in which the Service Period falls. To the extent any claims are paid on the corporate insurance coverages related to the Subject Employees, actual cost shall include the amount of any deductible paid by Kemper.

         The foregoing costs may be adjusted, from time to time, in the ordinary course of business. Notwithstanding anything to the contrary in this Agreement, actual costs do not include any losses, liabilities, costs, claims, demands, compensatory, extra contractual and/or punitive damages, fines, penalties, assessments or settlements incurred by Kemper as a result of incorrectly categorizing any Subject Employee as exempt or non-exempt, or incorrectly calculating overtime payments for the period prior to or during the Service Period.

         Trinity shall reimburse the amounts payable hereunder to Kemper within five (5) business days of Trinity's receipt of an invoice setting forth in reasonable detail the direct costs paid and the indirect costs incurred and allocated, from Kemper. At Kemper's request Trinity will prefund payroll 48 hours prior to the release of payroll to the Subject Employees. Payroll detail will be provided for each pay period, and a closing invoice will be sent upon completion of the Services.

8. Trinity shall reimburse Kemper for all reasonable business expenses incurred by Subject Employees (and paid by Kemper) during the Service Period. Expenses will be reimbursed in accordance with Kemper's business expense policy then in effect.

9. Trinity shall defend, indemnify and hold harmless Kemper, its officers, directors, employees and agents from, against and in respect to any and all costs, lawsuits, proceedings, demands, assessments, penalties, fines, administrative orders, claims, losses, expenses, liabilities, obligations and damages (including costs and expenses incidental thereto such as legal fees) (collectively, "Losses") which arise out of or result from or relate to the acts, omissions and/or performance by the Subject Employees (except to the extent such acts or omissions were pursuant to the written instructions of Kemper) during the Service Period. No party shall assert a claim for indemnification for a Loss under this paragraph 9 to the extent it has or is asserting a claim for indemnification of such Loss under the indemnification provisions of any of the Transaction Documents (as such term is defined in the Asset Purchase Agreement) other than this Agreement.

10. At the end of the Service Period, Kemper shall terminate all Subject Employees. Kemper will be responsible for providing all notices required under "COBRA" or "WARN" and any related state laws.

11. Trinity shall solicit, hire or offer employment to all Subject Employees (except for Subject Employees who were notified or scheduled for termination prior to the date of this Agreement or whose employment terminates during the Service Period) during the term of this Agreement in accordance with the terms and conditions of the Asset Purchase Agreement; provided, however, that employment of any Subject Employee by Trinity shall not be effective until after the Service Period for such Subject Employee hereunder has terminated. All offers to Subject Employees by Trinity shall provide: (i) that Kemper's applicable severance policies will be adopted by Trinity and will apply to Subject Employees for calendar year 2003, (ii) subject to the approval of third-party providers, which Trinity shall use commercially reasonable efforts to obtain, that there will be no waiting periods or pre-existing condition exclusions to participate in any welfare benefit plans offered by Trinity, (iii) that Subject Employees will be allowed to individually roll over any 401(k) account balances from Kemper into the 40l(k) plan in which Trinity is a participating employer pursuant to the terms of such plan, and (iv) if applicable, a reasonably comparable bonus or incentive compensation plan.

12. For purposes of this Agreement, Kemper IFG and Kemper Direct employees on long term disability, family or medical leave or other excused leaves of absences (all such events collectively referred to as "Leave") shall remain Kemper employees and all costs (as set out herein) related to those employees shall be borne by Kemper and not reimbursed by Trinity. Upon completion of the Leave, return to active employment, and provided a position is available for which such person is qualified, Trinity may authorize

         Kemper to include such person as a Subject Employee at which time such person's Service Period will begin. Trinity shall reimburse Kemper for all costs (as set out herein) for such a Subject Employee during his or her Service Period. Trinity shall have no obligation to Kemper for severance or any other compensation or benefits payable to any IFG or Kemper Direct employee who does not return from Leave, or for any IFG or Kemper Direct employee who resumes active employment but does not become a Subject Employee, all such obligations being the sole responsibility of Kemper.

13. Any disputes arising out of this Agreement that cannot be resolved by the parties shall be resolved in accordance with the dispute resolution procedures contained in the Asset Purchase Agreement.

14. This Agreement and the rights and obligations hereunder may not be assigned or transferred by any party to this Agreement without the prior written consent of the other party of such assignment or transfer; provided, however, that Trinity may assign all or any part of its rights or delegate all or any part of its obligations hereunder to any one or more of its affiliates.

15. This Agreement is attached to, and made a part of by incorporation, the Asset Purchase Agreement. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Asset Purchase Agreement, the terms and conditions of the Asset Purchase Agreement shall control and govern.

16. In connection with this Agreement, each party is an independent contractor and as such will not have any authority to bind or commit the other. Nothing herein shall be deemed or construed to create a joint venture, partnership or agency relationship between the parties for any purpose.

Very truly yours,

Lumbermens Mutual Casualty Company

By:
    ------------------------------------
    Title:
           -----------------------------

Acknowledged and Agreed by:

Trinity Universal Insurance Company

By:
    ------------------------------------
    Title:
           -----------------------------

                                    EXHIBIT E

                                  BILL OF SALE

                                       AND

                              ASSUMPTION AGREEMENT

                            Dated as of _______, 2002

         This BILL OF SALE AND ASSUMPTION AGREEMENT (this "Agreement") dated as of ________, 2002, is made by and among Trinity Universal Insurance Company, a Texas stock insurance company ("Trinity"), Unitrin Services Company, an Illinois corporation ("Unitrin Services", and together with Trinity, the "Trinity Companies"), Lumbermens Mutual Casualty Company, an Illinois mutual insurance company ("Lumbermens"), and those of Lumbermens' subsidiaries and affiliates that are signatories to this Agreement (individually and collectively, Lumbermens and such subsidiaries and affiliates are referred to herein as the "Kemper Companies").

         WHEREAS, the Trinity Companies and the Kemper Companies have entered into that certain Asset Purchase Agreement, dated as of April __, 2002 (the "Asset Purchase Agreement"); and

         WHEREAS, pursuant to the Asset Purchase Agreement, the Kemper Companies have agreed to sell, assign, transfer, convey and deliver to the Trinity Companies, all of their right title and interest in the Purchased Assets (as such term is defined in the Asset Purchase Agreement); and

         WHEREAS, pursuant to the Asset Purchase Agreement, the Trinity Companies have agreed to assume and discharge the Assumed Liabilities (as such term is defined in the Asset Purchase Agreement).

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

         Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Asset Purchase Agreement.

         Section 2. Sale of Assets.

                  (a) Sale to Trinity. As of the date hereof, the Kemper Companies hereby sell, assign, transfer, convey and deliver to Trinity and its respective successors and assigns, free and clear of all Encumbrances other than Permitted Encumbrances, all of their right, title and interest in:

                           (i) the Books and Records;

                           (ii) the Assumed Contracts;

                           (iii) the Proprietary Rights; and

                           (iv) the Other Assets.

                  (b) Sale to Unitrin Services. As of the date hereof, the Kemper Companies hereby sell, assign, transfer, convey and deliver to Unitrin Services and its respective successors and assigns, free and clear of all Encumbrances other than Permitted Encumbrances, all of their right, title and interest in:

                           (i) the Proprietary Rights;

                           (ii) the Owned Software;

                           (iii) the rights to use the Licensed Software by the
                  Trinity Companies and their Affiliates as contemplated in
                  Section 5.15(f) of the Asset Purchase Agreement;

                           (iv) the rights to use the Shared Software by the
                  Trinity Companies and their Affiliates as contemplated in
                  Section 5.16 of the Asset Purchase Agreement;

                           (v) the rights to use the Direct Business Software;
                  and

                           (vi) the Computer Hardware.

                  (c) Excluded Assets. Except as specifically set forth in Sections 2(a) and 2(b), the Trinity Companies are not purchasing any other asset of the Kemper Companies pursuant to the Asset Purchase Agreement. Without limiting the generality of the foregoing, the Purchased Assets do not include and the Kemper Companies do not hereby sell, assign, transfer, convey or deliver the following:

                           (i) the Kemper Brands;

                           (ii) the Shared Software;

                           (iii) any cash, bank deposits, cash equivalents or
                  security deposits of the Kemper Companies;

                           (iv) any premium, agent or other receivables of the
                  Kemper Companies arising out of the Administered Policies (as such term is defined in the Administrative Services Agreement); and

                           (v) any claims or rights of action against third
                  parties to the extent attributable to periods prior to the Closing Date.

         TO HAVE AND TO HOLD such Purchased Assets unto Trinity and its respective successors and assigns.

         Section 3. Consent of Third Parties. Notwithstanding anything to the contrary in this Agreement: (a) this Agreement does not constitute an agreement to transfer, convey or assign any contract if a transfer, conveyance or assignment, or an attempt to make a transfer, conveyance or assignment, without the consent of a third party would constitute a breach or violation of the contract or in any way adversely affect the rights of the Trinity Companies until such consent is obtained; (b) if any such required consent is not obtained on or prior to the date of this Agreement, the Kemper Companies will use their commercially reasonable efforts to obtain such consent thereafter with the cooperation of the Trinity Companies, in accordance with the terms and conditions of Section 5.8 of the Asset Purchase Agreement; and (c) nothing in this Section 3 will be deemed: (i) a waiver by the Trinity Companies of the right to receive an effective transfer, conveyance and assignment of all the Purchased Assets, or (ii) to constitute an agreement to exclude from the Purchased Assets any such contract.

         Section 4. Assumption of Liabilities.

                  (a) Assumed Liabilities. Except as otherwise expressly provided in the Asset Purchase Agreement or in the Ancillary Agreements, as of the date hereof, the Trinity Companies hereby assume and agree to pay, honor and discharge when due all of the following obligations and liabilities of the Kemper Companies in accordance with their respective terms and subject to the conditions thereof: (a) all liabilities and obligations of the Subject Business, including all liabilities and obligations under the Assumed Contracts, solely to the extent such liabilities and obligations are applicable to and accrue with respect to periods subsequent to the Closing Date, (b) any other liabilities or obligations associated with the Purchased Assets, solely to the extent such liabilities and obligations are applicable to and accrue with respect to periods subsequent to the Closing Date, and (c) any liabilities and obligations with respect to the Subject Employees to the extent applicable to and accruing solely with respect to periods subsequent to the Closing Date (collectively, the "Assumed Liabilities").

                  (b) Retained Liabilities. Other than the Assumed Liabilities, neither the Trinity Companies nor any of their Affiliates assume any other liability of the Kemper Companies of any nature whatsoever, whether absolute, contingent, or otherwise by reason of this Agreement. Without limiting the generality of the foregoing, neither the Trinity Companies nor any of their Affiliates assume or agree to pay, honor or discharge any or all of the following:

                           (i) any liabilities or obligations arising under the
                  terms and conditions of the Kemper Policies except to the extent that such liabilities and obligations are reinsured under the terms and conditions of the Reinsurance Agreement,

                           (ii) any Kemper Extra Contractual Obligations,

                           (iii) any obligations and liabilities arising out of
                  or in connection with the employment of the Subject Employees prior to the Closing Date,

                           (iv) any liabilities or obligations expressly assumed
                  by any Kemper Company under the terms of the Asset Purchase Agreement, and

                           (v) any other liabilities or obligations relating to
                  the Subject Business not expressly assumed by the Trinity Companies under the terms of the Asset Purchase Agreement or any Ancillary Agreement.

         Section 5. Representations and Warranties. The Kemper Companies do not make any representation or warranty hereunder with respect to the Purchased Assets or the Assumed Liabilities other than those, if any, set forth in the Asset Purchase Agreement.

         Section 6. No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of Trinity and the Kemper Companies, and their respective successors and permitted assigns, and nothing herein is intended or shall be construed to confer upon any Person other than the Trinity Companies and the Kemper Companies, and their respective successors and permitted assigns, any rights, remedies or claims under, or by reason of, this Agreement or any term, covenant or condition hereof.

         Section 7. Amendment. This Agreement may only be amended or modified by a written instrument executed by the parties hereto. This Agreement shall inure to the benefit of and be binding upon Trinity and the Kemper Companies, and their respective successors and permitted assigns.

         Section 8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                            [Signature page follows]

         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed on its behalf as of the date first above written.


                                            TRINITY UNIVERSAL INSURANCE COMPANY

                                            By:
                                                  ------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------



                                            UNITRIN SERVICES COMPANY

                                            By:
                                                  ------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------



                                            LUMBERMENS MUTUAL CASUALTY COMPANY

                                            By:
                                                  ------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------



                                            AMERICAN MOTORISTS INSURANCE COMPANY

                                            By:
                                                  ------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                            AMERICAN MANUFACTURERS MUTUAL
                                            INSURANCE COMPANY



                                            By:
                                                  ------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------



                                            AMERICAN PROTECTION INSURANCE
                                            COMPANY

                                            By:
                                                  ------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------



                                            KEMPER LLOYDS INSURANCE COMPANY

                                            By:
                                                  ------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT F
                                    ---------

                          TRANSITION BRIDGING AGREEMENT
                          -----------------------------

[Date]

Mr. David F. Bengston
Trinity Universal Insurance Company
One East Wacker Drive

Chicago, IL 60601

Dear Mr. Bengston:

This confirms arrangements by Kemper (as hereinafter defined) to provide certain services to Trinity Universal Insurance Company and certain of its subsidiaries and affiliates (collectively, referred to herein as "Trinity").

Reference is made to the Asset Purchase Agreement dated __________, 2002 by and between Lumbermens Mutual Casualty Company ("Lumbermens") and certain of its subsidiaries and affiliates (collectively referred to as "Kemper"), on the one hand, and Trinity, on the other hand (the "Asset Purchase Agreement"), and the Stock Purchase Agreement dated _______________, 2002 by and between Lumbermens, on the one hand, and Unitrin, Inc. ("Unitrin"), on the other hand (the "Stock Purchase Agreement").

Pursuant to the Asset Purchase Agreement, on the date hereof, Trinity is acquiring certain assets of, and assuming control over, the business operations of Kemper's Individual and Family Group business unit ("IFG"), which underwrites, administers and sells certain personal lines property and casualty insurance policies ("Policies").

Pursuant to the Stock Purchase Agreement, on the date hereof, Unitrin is acquiring all of the issued and outstanding capital stock of Kemper Enterprise Group, Inc., including certain of its subsidiaries that are engaged in the underwriting, administering and selling of certain Policies via the Internet ("Kemper Direct").

1. On and before the date hereof, Kemper has provided certain services set forth in Exhibit A to IFG and Kemper Direct from Kemper's home office located in Long Grove, Illinois ("Kemper's Home Office"), and Trinity desires to be able to obtain such services from Kemper pursuant to this Agreement (all such services are hereinafter referred to as the " Corporate Services" and each as the "Corporate Service," as applicable).

2. Such Corporate Services are an integral part of the operations of IFG and Kemper Direct. In order to allow sufficient time for Trinity to replicate such Corporate Services, Kemper is willing to make such Corporate Services available to Trinity pursuant to the terms and conditions of this Agreement. The parties may increase, reduce or change the Corporate Services as provided below or by mutual written agreement.

3. Kemper will provide the Corporate Services commencing on the date hereof and continuing with respect to each such Corporate Service until the earlier of twenty-four months from the date hereof or such time as Trinity notifies Lumbermens in writing that it has replicated such Corporate Service for the IFG unit and Kemper Direct and no longer requires Kemper to provide the Corporate Service (the "Service Period").

4. Kemper shall provide such Corporate Services consistently with its practices in effect immediately prior to the Closing Date.

5. In connection with this Agreement, each party is an independent contractor and as such will not have any authority to bind or commit the other. Nothing herein shall be deemed or construed to create a joint venture, partnership or agency relationship between the parties for any purpose.

6. For the Corporate Services performed, Trinity shall reimburse Kemper an amount equal to the actual cost to Kemper of performing the Corporate Services. In making such calculations, Kemper shall not include any element of profit or markup thereto, all such expenses to be charged on an actual cost basis (including overhead allocation), provided that the allocation of such costs to the Corporate Services shall not be disproportionate.

         Notwithstanding anything to the contrary in this Agreement, actual costs shall not include any costs or expenses: (i) incurred by Kemper as a result of developing, planning or placing of advertising; (ii) incurred by Kemper as the result of any branding efforts; (iii) incurred by Kemper as a result of any event sponsorships; (iv) incurred by Kemper in any other marketing function, except for those expressly set forth in Schedule A; or (v) incurred by Kemper in the preparation of speeches or PowerPoint communications.

7. Trinity shall reimburse the amounts payable hereunder to Kemper within five
(5) business days of Trinity's receipt of a detailed invoice. Such detail will be provided to Trinity monthly, and a closing invoice will be sent upon completion of the Corporate Services.

8. Kemper shall defend, indemnify and hold harmless Trinity, its officers, directors, employees and agents from, against and in respect to any and all costs, lawsuits, proceedings, demands, assessments, penalties, fines, administrative orders, claims, losses, expenses, liabilities, obligations and damages (including costs and expenses incidental thereto such as legal fees) (collectively the "Losses") which arise out of or result from or relate to the acts, omissions and/or performance of the Corporate Services by Kemper (except to the extent such acts or omissions were pursuant to the written direction of Trinity) during the Service Period.

         No party shall assert a claim for indemnification for a Loss under this paragraph 8 to the extent it has or is asserting a claim for indemnification of such Loss under the indemnification provisions of any of the Transaction Documents (as defined in the Asset Purchase Agreement) other than this Agreement.

9. Any disputes arising out of this Agreement that cannot be resolved by the parties shall be resolved in accordance with the dispute resolution procedures contained in the Asset Purchase Agreement.

10. This Agreement and the rights and obligations hereunder may not be assigned or transferred by any party to this Agreement without the prior written consent of the other parties of such assignment or transfer; provided, however, that either party may assign all or any part of its rights or delegate all or any part of its obligations hereunder to any one or more of its affiliates; provided, however, that the assignor shall remain obligated under this Agreement notwithstanding such assignment or delegation.

11. This Agreement is attached to, and made a part of by incorporation, the Asset Purchase Agreement. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Asset Purchase Agreement, the terms and conditions of the Asset Purchase Agreement shall control and govern.

Very truly yours,

Lumbermens Mutual Casualty Company

By
  ----------------------------------
Title
     -------------------------------

Acknowledged and Agreed by:

Trinity Universal Insurance Company

By
  ----------------------------------
Title
     -------------------------------

                                    Exhibit A
                              Kemper Personal Lines
                           Corporate Services Provided

Administration

o Real estate administration, including the tracking and administration of rent payments and other real estate related expenses (e.g., utilities, work orders, reconciliations, estoppels, SNDA's, etc.)

Communications

o Maintenance of a customer complaint tracking system and responding to customer inquiries.
o    Agent/internet referrals
o    Mortgage/lienholder coverage confirmation
o Contact point for Equifax/Choicepoint underwriting and claim report disputes
o    Employee communications
o    Producer communications
o    Intranet development and content

Finance

o    Cash management and banking activities
o    Accounts payable
o    Fleet management
o    Purchasing and procurement activities
o    Travel services
o    Travel expense accounting and reporting
o    Premium and other tax payment services
o    Income taxes
o    Accounting and regulatory financial reporting
o    Risk management services

Human Resources

o    Compensation support
o    Benefit administration
o    Employee relations
o    Procedures/Policies/Guidelines
o    Payroll

Information Technology

o    Systems Consulting
o    Systems Programming

o    Systems Training

Marketing

o    Yellow pages program - hard copy canceled, online still planned
o    Some web development - e.g., content updates
o    Customer data analysis
o    Calendar program
o    Customer relations

Sales

o    Agency licensing

Stat/Actuarial

o    Reserving
o    Bureau filings
o    ISO data feeds
o    Data for management information




























                                      -ii-